                               Offer to Exchange
                                all outstanding
              15% Series A Senior Secured Discount Notes due 2005
       ($227,700,000 aggregate principal amount at maturity outstanding)
                                      for
              15% Series B Senior Secured Discount Notes due 2005
             ($227,700,000 aggregate principal amount at maturity)
                                       of
                          GEOTEK COMMUNICATIONS, INC.

               The Exchange Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on December 5, 1995 (as such date may be extended, the "Expiration Date").

               Geotek Communications, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount at maturity of its 15% Series B Senior Secured Discount Notes due 2005 (the "Exchange Notes") for each $1,000 in principal amount at maturity of its outstanding 15% Series A Senior Secured Discount Notes due 2005 (the "Initial Notes") held by Eligible Holders (as hereinafter defined), of which an aggregate of $227.7 million in principal amount at maturity are outstanding as of the date hereof. See "The Exchange Offer." Hereinafter, the Exchange Notes and Initial Notes are sometimes collectively referred to as the "Notes". For purposes of the Exchange Offer, "Eligible Holder" shall mean each of the initial purchaser's direct and indirect transferees who became a registered owner of Initial Notes, including any broker-dealers who hold Initial Notes that were acquired for its own account provided that such holder is not an affiliate of the Company; provided that the Eligible Holder is acquiring Exchange Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of Exchange Notes.

               The Company will accept for exchange any and all Initial Notes that are validly tendered by an Eligible Holder on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions and to the terms and provisions of the Notes Registration Rights Agreement (as hereinafter defined). The Initial Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."
                                                    (continued on the next page)

                          ----------------------------

               SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY ELIGIBLE HOLDERS IN EVALUATING THE EXCHANGE OFFER.

                        --------------------------------

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE

                         ------------------------------

                The date of this Prospectus is November 2, 1995.

               The Initial Notes were, and the Exchange Notes will be, issued under an indenture dated as of June 30, 1995 (as supplemented, the "Indenture") between the Company and IBJ Schroder Bank & Trust Company, as trustee (in such capacity, the "Trustee"). The terms of the Exchange Notes will be identical in all material respects to the terms of the Initial Notes, except that (i) the Exchange Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the Exchange Notes will not be entitled to any additional interest following the occurrence of a default by the Company under that certain notes registration rights agreement (the "Notes Registration Rights Agreement") dated as of July 6, 1995 between the Company and Smith Barney, Inc. (the "Initial Purchaser") and (iii) holders of the Exchange Notes will not be, and upon consummation of the Exchange Offer, holders of the Initial Notes (other than holders who are ineligible to participate in this Exchange Offer) will no longer be, entitled to certain rights under the Notes Registration Rights Agreement intended for holders of unregistered securities. See "The Exchange Offer - Termination of Certain Rights," and "Description of Exchange Notes - Maturity, Interest and Principal."

               Cash interest on the Exchange Notes will be payable semiannually on January 15 and July 15, commencing January 15, 2001. The Exchange Notes will mature on July 15, 2005 and will not be redeemable prior to July 15, 2000, except that, at any time prior to July 15, 1998, the Company, at its option, may redeem up to 20% of the aggregate Accreted Value of the Notes with the proceeds of the sale of Capital Stock (as defined herein) to a Strategic Equity Investor (as defined herein) at 115% of their Accreted Value. On or after July 15, 2000, the Exchange Notes will be redeemable at the Company's option, in whole or in part, at the prices set forth herein plus accrued and unpaid interest, if any, to the redemption date. In the event of a Change of Control (as defined herein), the Company will be required to offer to repurchase all of the Notes at a price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the purchase date, although there can be no assurance that the Company will have sufficient resources to effect such a repurchase.

               The Exchange Notes will be senior obligations of the Company that will rank senior in right of payment to all subordinated Indebtedness (as defined herein) of the Company and the Guarantors (as defined herein), which are certain wholly-owned subsidiaries of the Company. The Exchange Notes will rank pari passu in right of payment to all existing and future senior Indebtedness of the Company and the Guarantors and subordinate in right of payment to certain indebtedness of the Guarantors. The Exchange Notes will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries that are not Guarantors (approximately $33.5 million for all subsidiaries as of June 30, 1995, excluding intercompany indebtedness). The Indenture under which the Exchange Notes are to be issued will permit the Company and its subsidiaries to incur additional indebtedness under certain circumstances. The Exchange Notes will be secured by a pledge of all shares of Capital Stock owned by the Company in each Pledged Company (as defined herein), as well as certain shares of Capital Stock that may be acquired by the Company in the future and certain other security. See "Description of the Exchange Notes."

               Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder (other than (i) a broker-dealer who acquired Initial Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is acquiring the Exchange Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Eligible Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Notes Registration Rights Agreement, that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, for a period of one year from the Expiration Date, it will maintain the effectiveness of this Prospectus for use by any broker-dealer in connection with any such resale. See "Plan of Distribution."

               As of the Record Date (as defined herein), there were two registered holders of the Initial Notes and Cede & Co., as nominee for The Depository Trust Company ("DTC"), one of the registered holders, held Initial Notes for twelve of its participants. One registered holder, S-C Rig Investments III, L.P. ("S-C Rig"), is an affiliate of the Company and, based on an interpretation of the staff of the Commission set forth in no action letters to third parties, is not eligible to participate in the Exchange. S-C Rig holds Initial Notes having an aggregate principal amount at maturity of $22.7 million. The Company does not believe that any other Holder of the Initial Notes is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company. There has previously been only a limited secondary market and no public market for the Initial Notes. Although the Company has agreed, in certain circumstances, to cause the Exchange Notes to be listed on each securities exchange which similar securities issued by the Company are listed (if requested by the holders of a majority in aggregate principal amount of the Exchange Notes in accordance with the Notes Registration Rights Agreement), the Company has no such listed securities and has no present intention to apply for the listing of any securities similar to the Exchange Notes. Smith Barney Inc. has advised the Company that it currently intends to make a market in the Exchange Notes; however, it is not obligated to so do and any market making activity may be discontinued at any time. Therefore, there can be no assurance that an active market for the Exchange Notes will develop. If such a trading market develops for the Exchange Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the Exchange Notes may trade at a discount from their face value. See "Risk Factors-Lack of Public Market for Exchange Notes; Liquidity."

               The Company will not receive any proceeds from this offering, but, pursuant to the Notes Registration Rights Agreement, the Company will bear certain offering expenses. No underwriter is being utilized in connection with the Exchange Offer.

               THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, ELIGIBLE HOLDERS OF INITIAL NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

               As part of the issuance of the Initial Notes, two global notes (the "Global Initial Notes") in the aggregate principal amount at maturity of $207.7 million were issued. The Global Initial Notes were deposited with, or on behalf of, DTC, as the initial depositary with respect to the Initial Notes (in such capacity, the "Depositary"). The Global Initial Notes are registered in the name of Cede & Co., as nominee of DTC, and beneficial interests in the Global Initial Notes are shown on, and transfers thereof are effected only through, records maintained by the Depositary and its participants. The use of the Global Initial Notes to represent the Initial Notes permits the Depositary's participants, and anyone holding a beneficial interest in an Initial Note registered in the name of such a participant, to transfer interests in the Initial Notes electronically in accordance with the Depositary's established procedures without the need to transfer a physical certificate. Except as provided below, the Exchange Notes will be issued initially as two notes in global form (the "Global Exchange Notes", and together with the Global Initial Notes, the "Global Notes") and deposited with, or on behalf of, the Depositary. After the initial issuance of the Global Exchange Notes, Exchange Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global Exchange Notes only as set forth in the Indenture. See "Description of Exchange Notes-Form of Exchange Notes."

               This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Andrew Siegel, General Counsel and Secretary, Geotek Communications, Inc., 20 Craig Road, Montvale, New Jersey 07645, (201) 930-9305. In order to ensure timely delivery of the documents, any request should be made by November 28, 1995.

                             AVAILABLE INFORMATION

               The Company has filed a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the Exchange Notes. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the Exchange Notes offered hereby. Statements contained in this Prospectus as to the contents of certain documents filed with, or incorporated by reference in the Registration Statement are not necessarily complete, and in each instance reference is made to such document, each such statement being qualified in all respects by such reference.

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, NY 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. The Company's Common Stock is listed on the Nasdaq National Market (the "NNM") and the Pacific Stock Exchange (the "PSE") and such reports, proxy statements and other information filed with the Commission should also be available for inspection at the offices of the National Association of Securities Dealers, Inc., Report Section, 1735 K Street N.W., Washington, D.C. 20006, and the PSE facilities located at 115 Sansone Street, San Francisco, California.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

               The Company incorporates by reference into this Prospectus the documents listed below:

               (1) The Company's Annual Report on Form 10-K, for the year ended December 31, 1994 (as amended on Forms 10-K/A filed on or about April 28, 1995, May 26, 1995 and September 25, 1995);

               (2) The Company's Quarterly Reports on Form 10-Q, for the quarters ended March 31, 1995 and June 30, 1995 (as amended on Form 10-Q/A filed on or about September 25, 1995);

               (3) The Company's Current Reports on Form 8-K, dated June 18, 1993 (as amended on Form 8-K/A filed on or about July 12, 1993), June 8, 1994 (as amended on Form 8-K/A filed on or about June 27, 1995), July 5, 1994 (as amended on Form 8-K/A filed on or about September 14, 1994), August 2, 1994 (as amended on Form 8-K/A filed on or about October 13, 1994 and Form 8-K/A filed on or about May 25, 1995), February 27, 1995, May 26, 1995, July 6, 1995 and July 31, 1995.

               All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all documents incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein. Requests for such copies should be directed to Corporate Secretary, Geotek Communications, Inc., 20 Craig Road, Montvale, New Jersey 07645; telephone number (201) 930-9305.

               The Company will furnish record holders of Exchange Notes with annual reports containing audited financial statements and reports by independent accountants. In addition, the Company will distribute unaudited quarterly reports to record holders of Exchange Notes for the first three quarters of each fiscal year.

                                  THE COMPANY

         The Company is a provider of wireless communications services for mobile business users. Since 1992, the Company has devoted substantial financial and management resources to the development of a low cost, high quality integrated digital voice and data wireless communications network ("GEONET"). The Company began providing GEONET(TM) services in Philadelphia to businesses in Philadelphia in August 1995. The Company expects to offer GEONET in a number of other cities in the northeastern United States, including New York, Boston, Washington, D.C. and Baltimore, by late 1995 and in a total of 36 markets by the end of 1997. Each market will consist of a major United States city and its surrounding area. In certain markets, the Company may also offer its services regionally.

         The Company, through operating subsidiaries, also provides analog wireless mobile communications services to approximately 60,000 business subscribers in the United Kingdom and Germany. The Company is also engaged in the manufacture and sale of (i) telephone and facsimile peripherals and sound and communications equipment through Bogen Corporation ("Bogen"), (ii) equipment for the mobile data market through GMSI, Inc. ("GMSI") and (iii) telephone peripherals utilizing digital voice processing through Speech Design GmbH ("Speech Design"). These operations currently generate substantially all of the Company's operating revenues. On August 21, 1995, the Company transfered its interests in Bogen and Speech Design to Bogen Communications International, Inc. (formerly European Gateway Acquisition Corporation) ("EGAC") in exchange for a controlling 64% interest in EGAC.

         The Company is a Delaware corporation. Its principal executive offices are located at 20 Craig Road, Montvale, New Jersey 07645. The Company's telephone number is (201) 930-9305.

         The chart on the following page sets forth the organizational structure of the Company and its subsidiaries. Unless otherwise indicated, each subsidiary is owned 100% by its parent company. Powerspectrum, Inc., U.S.I. Venture Corp., Geotek Subsidiary Industries, Inc., Geotek Acquisition Corp., Metro Net Systems, Inc., Cumulous Holding Corp., Inc., and each of the PowerSpectrum, Inc. Subsidiaries have fully and unconditionally guaranteed the Company's obligations under the Notes and the Indenture. All of the Capital Stock owned by the Company in each of PowerSpectrum, Inc., Geotek Communications GmbH, U.S.I. Venture Corp., Geotek Subsidiary Industries, Inc., Geotek Acquisition Corp., Metro Net Systems, Inc., and National Band Three Limited have been pledged to the Trustee to secure the Company's obligations under the Notes and the Indenture.

      [INFORMATION ON CHART DEFINED IN LEGEND AT THE END OF THIS DOCUMENT]

                                    SUMMARY

                               The Exchange Offer


The Exchange Offer ..........................    The Company is offering, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount at maturity of the Exchange Notes for each $1,000 in principal amount at maturity of the outstanding Initial Notes.  As of the date of this
                                                 Prospectus, $227.7 million in aggregate principal amount at maturity of the Initial
                                                 Notes is outstanding.  As of the Record Date, there were two registered holders of the Initial Notes and Cede & Co., as nominee for the DTC, one of the registered holders, held Initial Notes for twelve of its participants.  See "The
                                                 Exchange Offer-Terms of the Exchange Offer."

Expiration Date .............................    5:00 p.m., New York City time, on December 5, 1995, as the same may be extended.  See "The Exchange Offer-Expiration Date; Extensions; Amendments."

Termination of Certain Rights ...............    Pursuant to the Notes Registration Rights Agreement, holders of Initial Notes have (i) rights to receive additional interest in the event the Company fails to take certain actions under the Notes Registration Rights Agreement and (ii) certain rights intended for the holders of unregistered securities.  These rights will terminate upon the consummation of the Exchange Offer.  See "The Exchange
                                                 Offer - Termination of Certain Rights."

Procedure for Tendering Initial Notes .......    Each Eligible Holder desiring to accept the  Exchange Offer must complete and sign the Letter of Transmittal, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or deliver the Letter of
                                                 Transmittal, together with the Initial Notes and any other required

                                       8




                                                  documents (such as evidence of authority to act, if the Letter of
                                                  Transmittal is signed by someone acting in a fiduciary or
                                                  representative capacity), to the Exchange Agent (as defined herein) at the address set forth on the back cover page of this Prospectus on or prior to 5:00 p.m., New York City time, on the Expiration Date. Any
                                                  Beneficial Owner (as defined herein) of Initial Notes whose Initial
                                                  Notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company and who wishes to tender
                                                  Initial Notes in the Exchange Offer, should instruct such entity or person to promptly tender on such Beneficial Owner's behalf. See "The
                                                  Exchange Offer-Procedures For Tendering Initial Notes."

Acceptance of Initial Notes and Delivery
  of Exchange Notes .........................     Upon satisfaction or waiver of all conditions of the Exchange Offer, the Company will accept any and all Initial Notes that are properly tendered in the Exchange
                                                  Offer prior to 5:00 p.m., New York City time, on the Expiration Date.  The
                                                  Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Initial Notes.  See "The Exchange Offer-Acceptance of
                                                  Initial Notes for Exchange; Delivery of Exchange Notes."

Withdrawal Rights ...........................     Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New
                                                  York City time, on the Expiration Date.  See "The Exchange Offer-Withdrawal
                                                  Rights."

Conditions of the Exchange Offer. ...........     The Exchange Offer is subject to certain customary conditions, including that the consummation of the Exchange Offer would not violate (i) any applicable law; (ii)
                                                  any applicable interpretation of the staff of the Commission; or (iii) any order of any governmental agency or court of competent jurisdiction; provided, however, that the Company will use reasonable efforts to modify or amend the Exchange
                                                  Offer or to take such other reasonable steps in order to effectuate the Exchange
                                                  Offer.

The Exchange Agent ..........................     IBJ Schroder Bank & Trust Company is the exchange agent (in such capacity, the
                                                  "Exchange Agent"). The address and telephone number of the Exchange Agent are set forth in "The Exchange Offer-The Exchange Agent; Assistance."


Fees and Expenses ...........................     All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Notes Registration Rights Agreement will be borne by the
                                                  Company.  See "The Exchange Offer-Fees and Expenses."

Resales of the Exchange Notes ...............     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for the Initial
                                                  Notes may be offered for resale, resold and otherwise transferred by such Eligible
                                                  Holder (other than (i) a broker-dealer who acquired Initial Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act)
                                                  without compliance with the registration and prospectus delivery provisions of the

                                       9



                                                  Securities Act, provided that the Eligible Holder is acquiring the
                                                  Exchange Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes. The Company has not entered into any such arrangement or understanding with any person to distribute the Exchange Notes. Each broker-dealer that
                                                  receives Exchange Notes for its own account in exchange for the Initial Notes, where such Exchange Notes were acquired by such broker-dealer as a result of market-making or other
                                                  trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The
                                                  Exchange Offer-Resales of Exchange Notes" and "Plan of Distribution."

Certain Federal Tax Consequences.............     For a discussion of certain federal tax consequences
                                                  of the exchange of the Initial Notes, see "Certain
                                                  Federal Income Tax Consequences."


Consequences of Failure to Exchange. ........     The liquidity of the market for the Initial Notes could be adversely affected as a result of the completion of this Exchange Offer.  See "The Exchange Offer--
                                                  Consequences of Failure to Exchange."

                         Description of Exchange Notes

               The Initial Notes were, and the Exchange Notes will be, issued under the Indenture. The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Initial Notes, except that
(i) the Exchange Notes have been registered under the Securities Act and, therefore, in the event the Company fails to take certain actions required will not bear legends restricting the transfer thereof, (ii) holders of the Exchange Notes will not be entitled to any additional interest in the event the Company fails to take certain actions required under the Notes Registration Rights Agreement and (iii) holders of the Exchange Notes will not be, and upon consummation of the Exchange Offer, Eligible Holders of the Initial Notes will no longer be, entitled to certain rights under the Notes Registration Rights Agreement intended for the holders of unregistered securities. See "The Exchange Offer - Termination of Certain Rights," and "Description of Exchange Notes - Maturity, Interest and Principal".


Issuer: ................................       Geotek Communications, Inc.

Securities Offered .....................       15% Series B Senior Secured Discount Notes Due 2005 to be issued under the
                                               Indenture in an aggregate principal amount at maturity of $227.7 million less the aggregate principal amount of any Initial Notes that are not exchanged.  See
                                               "Description of Exchange Notes."

Use of Proceeds ........................       The Company will receive no cash proceeds from the issuance of the Exchange
                                               Notes.  In consideration for issuing the Exchange Notes, the Company will receive Initial Notes in like principal amount.  The Initial Notes surrendered in exchange for the Exchange Notes will be cancelled and retired and cannot be reissued.  Accordingly, the issuance of the Exchange Notes will not result in any increase in the outstanding indebtedness of the Company.

Maturity Date...........................       July 15, 2005.

Interest Rate ..........................       15% per annum.

Interest ...............................       Payment Dates 15% per annum (computed on a semi-annual bond equivalent basis). No interest will accrue prior to July 15, 2000. Thereafter, cash interest on the Exchange Notes will accrue until maturity at the rate of 15% per annum and will be payable semi-annually on each July
                                               15, and January 15, commencing January 15, 2000 to holders of record.

Original Issue Discount.................       The Exchange Notes will have original issue discount requiring holders of the Exchange Notes to include amounts in gross
                                               income for Federal Income Tax Purposes prior to the receipt of the cash to which such income is attributable. See "Certain Federal Income
                                               Tax Considerations - Original Issue Discount."

Mandatory Redemption ...................       None.

Optional Redemption ....................       The Exchange Notes are redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2000 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. In addition, in the event of a sale by the Company to a Strategic Equity Investor
                                               (subject to certain exceptions) on or prior to July 15, 1998 of Capital Stock of the
                                               Company in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $50.0 million, up to a maximum of 20% of

                                                                 11



                                               the aggregate Accreted Value of the Notes will be redeemable at the option of the
                                               Company from the net proceeds of such sale or sales, to the extent such proceeds consist of cash or cash equivalents, at a redemption price equal to 115% of the
                                               Accreted Value of the Notes to be redeemed on the redemption date. See
                                               "Description of Exchange Notes - Redemption."

Ranking ................................       The Exchange Notes will be senior obligations of the Company that will rank senior in right of payment to all subordinated indebtedness of the Company and the Guarantors.  The Exchange Notes will rank pari passu in right of payment with all other existing and future indebtedness of the Company and the Guarantors
                                               (other than Indebtedness incurred by a Guarantor to finance the construction or acquisition of Telecommunication Assets (as defined herein) by such Guarantor).
                                               As of June 30, 1995, the Company had $40.0 million of senior indebtedness.
                                               The Company is a holding company that conducts substantially all of its business through subsidiaries.  The Exchange Notes will be effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries that are not Guarantors.  The Exchange Notes will also be subordinated in right of payment to all Indebtedness incurred by a Guarantor to finance the construction or acquisition of Telecommunications Assets by such
                                               Guarantors.  As of June 30, 1995, the Company's subsidiaries that are not
                                               Guarantors had approximately $33.5 million of outstanding indebtedness
                                               (excluding intercompany indebtedness).  See "Risk Factors - Holding Company
                                               Structure".

Change of Control ......................       The Company is obligated upon the occurrence of a Change of Control (as defined herein) to make an offer to purchase all outstanding Notes at a purchase price of 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase.  There can be no assurance that the Company will have the financial resources necessary to repurchase the Notes upon a Change of
                                               Control.  See "Description of Exchange Notes - Certain Covenants -- Change of
                                               Control."

Certain Covenants ......................       The Indenture governing the terms of the Exchange Notes, among other things, contains certain covenants that, subject to certain exceptions, limit the ability of the Company and its Subsidiaries to incur Indebtedness, repurchase Capital Stock and subordinated Indebtedness, engage in transactions with Affiliates, engage in
                                               Sale-Leaseback transactions, incur or suffer to exist certain Liens, pay dividends or other distributions, make Investments, sell assets, engage in mergers and acquisitions and engage in businesses other than the telecommunications business.
                                               In addition, the Indenture limits the ability of the Company's Subsidiaries to issue
                                               Preferred Stock and to create restrictions on their ability to pay dividends and make certain other payments to the Company. See "Description of Exchange
                                               Notes - Certain Covenants" and "Description of the Exchange Notes - Merger,
                                               Sale of Assets, Etc.".

Security ...............................       The Exchange Notes will be secured by a pledge of all shares of
                                               Capital Stock owned by the Company in each Pledged Company (as defined herein), as well as certain shares of Capital Stock that may be acquired by the Company in the future  and certain other security.

                                       12



                                               In addition to the covenants contained in the Indenture, the Pledge
                                               Agreements (as defined herein) contain covenants that restrict the
                                               Company's and the Pledged Companies' ability to incur Indebtedness and create, incur, assume or suffer to exist certain Liens. See
                                               "Description of Exchange Notes - Security."

Guarantees .............................       The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally on a senior basis, by the Guarantors.  The guarantees will be subordinated in right of payment to any obligation of a Guarantor pursuant to any
                                               Indebtedness incurred by such Guarantor to finance the construction or acquisition of Telecommunications Assets by such Guarantor.  See "Description of Exchange
                                               Notes - Security - Subsidiary Guarantees." In addition, under certain circumstances, the guarantees may be further limited by federal and state fraudulent conveyance laws. See "Risk Factors - Fraudulent Conveyance
                                               Considerations."


               For a more detailed discussion of the terms of the Exchange Notes, see "Description of Exchange Notes."

                                  RISK FACTORS

                  The securities described herein involve a substantial degree of risk. In addition to the other information and financial data set forth elsewhere or incorporated by reference into this Prospectus, prospective investors should carefully consider, among other things, the following factors in evaluating the Company, its business and the Exchange Offer.


Commercial Implementation of GEONET

         The Company's current business plan contemplates the commercial implementation of GEONET in 36 target markets in the United States by end of 1997. In each of these markets, the Company expects gradually to add subscribers and increase its service offerings. The Company expects to continue to generate negative cash flow in each of its target markets until it achieves an adequate subscriber base in such market.

         The successful and timely implementation of GEONET will depend upon a number of factors, many of which are beyond the control of the Company, including, but not limited to, the timely and cost-effective manufacture, construction and integration of the system infrastructure and software, the acquisition and control of additional radio spectrum, the procurement and preparation of base station and remote sites, the receipt of all necessary regulatory approvals, the establishment of effective sales and marketing organizations and distribution channels and the need for substantial additional financing. See "- Dependence on Third Party Providers," "- Need for Spectrum; Need for Transmission Sites," "- Government Regulation" and "- Need for Additional Financing." The failure or delay with respect to any of these items could adversely affect the timing of the implementation of GEONET in one or more of the Company's U.S. target markets, which could have a material adverse effect on the Company.

         The Company will make continuing hardware and software modifications to GEONET prior to, during and after the system's commercial roll-out. For example, the Company must integrate the initial GEONET data applications, which are expected to be completed in the middle of 1996, with the initial GEONET voice applications. Subsequent applications also will need to be integrated with existing GEONET applications. There can be no assurance that the Company will be able to satisfactorily complete such modifications and/or integration efforts, or that they will be able to be completed in a manner that enables the Company to offer its GEONET services on a profitable basis. A failure by the Company to satisfactorily complete any such modifications or integration efforts or to complete them on a cost-effective basis could have a material adverse effect on the Company.

         To date, no other wireless service provider has been successful at providing the level of integrated voice and data services contemplated by the Company. Accordingly, in implementing GEONET, the Company may encounter unforeseen technical issues. In addition, each of the Company's U.S. target markets is expected to present unique technical issues to the Company due to differences in geography and the level of local development. Technical difficulties in the operation and/or performance of GEONET also may be experienced as additional subscribers are added to the system in a given market or as the coverage area in any market is increased. There can be no assurance that the Company will be able to adequately address any such issues in any given market or that such issues will be able to be addressed in a cost-effective manner. Any failure by the Company to adequately address such issues or to address them in a cost-effective manner could have a material adverse effect on the Company.

Limited Operating History; Management of Growth

         The Company entered the wireless communications industry in 1992 and, therefore, has limited experience in developing, establishing and operating wireless communications systems. To date, most of the Company's wireless communications services experience has been in foreign markets and has involved different technology than that to be employed by the Company in its U.S. target markets. In addition, the Company's only experience to date in the United States with respect to its digital wireless communications services has been testing GEONET in Philadelphia and, beginning in August 1995, providing wireless communication services to customers in Philadelphia. Prospective investors, therefore, have limited historical financial information about the Company on which to make a determination as to the prospects for the Company's U.S. wireless communications operations or financial condition and as to an investment in the Exchange Notes.

         Although the Company has added experienced senior management and hired over 28 people for various sales and field service positions during the last year, the Company will need to rapidly and significantly increase the number of technical, sales, management and administrative personnel that it employs as the roll-out of GEONET progresses. The Company's success will depend upon its ability to continue to attract, motivate, train and manage additional employees. Management's ability to manage the Company's growth effectively also will require it to significantly expand its operational, financial and management systems. The failure of the Company to manage its growth effectively would have a material adverse effect on the Company's future operations.

Need for Spectrum; Need for Transmission Sites

         The Company will require additional spectrum to add capacity and to service anticipated demand in certain of its target markets, including in certain of its 1995 and 1996 markets. The Company also requires additional spectrum to initiate services in certain of its 1997 target markets. Moreover, a significant portion of the Company's existing radio spectrum in Philadelphia, New York City, Washington, Chicago, Dallas and Houston is subject to management agreements with Motorola. The Company began service in Philadelphia in August 1995 and intends to enter into several of these markets in the Fall of 1995. The Company cannot utilize this radio spectrum for GEONET services until such management agreements are terminated. In November 1994, Motorola and NEXTEL Communications, Inc. ("NEXTEL") entered into a consent decree with the federal government pursuant to which NEXTEL and Motorola agreed that, upon effectiveness of the consent decree, they will take steps to reduce their ownership and management of radio spectrum in certain U.S. markets including each of the above-referenced markets, so that they collectively own and/or manage no more than thirty 900 MHz channels in such markets. The consent decree further provides that any Motorola management agreements will be terminable at the sole option of the party owning the license upon 120 days' notice to Motorola. The consent decree allows Motorola to refuse to terminate such management agreements when Motorola and NEXTEL together control (including by management agreement) thirty or fewer 900 MHz channels in the licensee's market (including the managed channels as to which the termination of the agreement is being sought). The consent decree became effective on July 25, 1995. The Company has notified Motorola of its intent to terminate management agreements relating to certain channels owned by the Company or to which the Company has rights. There can be no assurance that Motorola will not retain its management rights over some or all of the radio spectrum owned by the Company in these U.S. markets. In the event the Company is unable to terminate any of the Motorola management agreements or such ability is delayed, the Company's ability to enter into such markets may, depending upon the availability of other radio spectrum to the Company, be materially adversely affected.

         As to the spectrum that the Company has agreed to acquire, certain of such agreements are subject to regulatory approval. Although the Company believes that such approval will be forthcoming prior to its expected roll-out in each such market, there can be no assurance that such approvals will be received on a timely basis or at all. The failure by the Company to obtain any such approvals could have a material adverse effect on the Company.

         The Company intends to acquire sufficient spectrum in each of its target markets in which it does not have sufficient spectrum to initiate service and to add additional capacity in certain of its other U.S. target markets. The Federal Communications Commission (the "FCC") will auction spectrum commencing in November 1995 in each market in which the Company desires to acquire additional spectrum. Although the Company intends to bid on such spectrum to the extent such spectrum is needed, there can be no assurance that the Company will be the successful bidder for any radio spectrum auctioned by the FCC. In addition, the Company cannot predict the cost of obtaining licenses for additional spectrum since such costs are determined by factors beyond the Company's control, including but not limited to, the availability of licenses and the number of competitors seeking to acquire licenses in any particular market. Although the Company believes that it will be able to acquire sufficient spectrum in each of its U.S. markets, there can be no assurance that the Company will be able to make such acquisitions on a timely basis if at all or that such acquisitions will be able to be made on commercially acceptable terms. A failure by the Company to obtain sufficient radio spectrum on commercially acceptable terms and/or on a timely basis could have a material adverse effect on the Company. See "- Commercial Implementation of GEONET."

         There are only a limited number of existing communications towers capable of providing the Company with optimal coverage area for its radio transmissions and that are capable of supporting the Company's transmission equipment. In the event the Company cannot obtain leases for existing towers, it may be required to purchase sites, obtain necessary permits and build such towers, a process which the Company estimates could take up to one year to complete for each tower. If the Company is required to build new towers, the roll-out of GEONET in one or more target markets could be delayed, which could have a material adverse effect on the Company.

Deficiency of Earnings; Net Losses; Additional Indebtedness

         On a consolidated basis, the Company experienced net losses from continuing operations of $2.4 million, $50.4 million and $42.4 million for the years ended December 31, 1992, December 31, 1993 and December 31, 1994, respectively and $26.1 million for the six month period ended June 30, 1995. In addition, the Company had a deficiency of earnings before interest, taxes, depreciation and amortization ("EBITDA") of $0.9 million, $15.2 million and $34.2 million for the years ended December 31, 1992, December 31, 1993 and December 31, 1994, respectively and $19.3 million for the six month period ended June 30, 1995. The Company anticipates that its net operating losses from operations and its EBITDA deficiency will increase significantly during the roll-out of GEONET. There can be no assurance that the Company will ever operate at profitable levels or have positive EBITDA. Until sufficient cash flow is generated from operations, the Company will have to utilize its capital resources or external sources of funding to satisfy its working capital needs. In the event the Company cannot achieve profitability or have positive EBITDA, it may not be able to make required payments on the Notes. As of June 30, 1995, after giving effect to the transactions set forth in note 1 to the "Summary Selected Historical and Pro Forma Consolidated Financial Data," the Company had $125.4 million of unrestricted cash, cash equivalents and temporary investments. See "Selected Consolidated Financial Data."

         The accretion of original issue discount on the Notes will cause the indebtedness represented by the Notes to increase to $227.7 million by July 15, 2000, and the Indenture under which the Exchange Notes are to be issued (the "Indenture") permits the Company to incur additional indebtedness under certain conditions.

         The Indenture imposes significant operating and financial restrictions on the Company affecting, among other things, the ability of the Company to incur indebtedness, make prepayments of certain indebtedness, pay dividends, make investments, engage in transactions with stockholders and affiliates, issue capital stock of restricted subsidiaries, create liens, sell assets and engage in mergers and consolidations. In addition, the Pledge Agreements impose additional limitations on the ability of the Pledged Companies to incur certain indebtedness and to create liens. The covenants are subject to various exceptions that are generally designed to allow the Company to continue to operate its business without undue restraint and, therefore, are only limited prohibitions with respect to certain activities. However, these restrictions, in combination with the leveraged nature of the Company, could limit the ability of the Company to effect future financing, respond to changing market conditions and otherwise may restrict corporate activities. See "Description of Exchange Notes - Certain Covenants" and "- Security."

         The Company's business plan assumes the roll-out of GEONET in each of its U.S. target markets and substantial growth in the Company's subscriber base. There can be no assurance that the Company will be able to achieve the growth contemplated by its business plan. If such growth is not achieved, the Company may not be able to make required payments on the Exchange Notes and may have to refinance the Exchange Notes in order to repay these obligations. No assurance can be given that the Company would be able to refinance the Exchange Notes.

Need for Additional Financing

         The Company's existing cash on hand and expected cash flow from operations will not be sufficient to fund the Company's full roll-out of GEONET. Based on the Company's projected roll-out schedule in its 36 U.S. target markets and its projected loading of subscribers in these markets, the Company estimates that it will need at least an additional $250.0 million of financing to fund GEONET's infrastructure costs as well as operating losses and working capital needs. Additionally, the macrocellular architecture of GEONET will allow the Company to adjust its aggregate cash expenditures by focusing its activities in certain markets while reducing its planned investments in other markets.

         Pursuant to the terms of a Defeasance Security Agreement dated July 6, 1995, the Company pledged to the holders of its Senior Secured Notes due 1998 $40.5 million, at maturity, of United States Treasury obligations to secure the Company's obligations under such Notes. These Notes are convertible into Common Stock beginning September 30, 1995 at a 12.5% discount to the market price of the Common Stock on the date of conversion. To the extent these Notes are not converted into Common Stock, the Company's financing needs will increase by an amount equal to the face value of the United States Treasury obligations securing such Notes which would otherwise have been released to the Company upon conversion.

         The Company's need for additional financing will increase if the Company experiences delays in the commercial implementation of GEONET, cost overruns or unanticipated cash needs. Moreover, additional financing may be necessary to satisfy the terms of certain financing transactions, including, but not limited to, possible redemption obligations of the Company in connection with the Company's preferred stock. Additional financing also may be required to fund acquisitions of additional spectrum and businesses. The amount of additional funding required will depend upon the timing of such expenditures, the availability of cash flow from operations and, to the extent applicable, the availability of lease and vendor financing. It is presently anticipated that additional financing, if obtained, would be obtained from one or more sources, including, but not limited to, equity or debt financing (whether through public or private offerings), strategic partners, joint ventures, vendor financing, leasing arrangements or a combination thereof. The Indenture and the Pledge Agreements limit the ability of the Company to incur additional indebtedness and engage in certain other financing transactions. See "Description of the Exchange Notes." There can be no assurance that additional financing will be available to the Company on desirable terms or at all.

Competition

         Although the Company believes that the quality, array and flexibility of services to be offered by the Company through GEONET will meaningfully differentiate such services from those offered by other wireless communications providers in the Company's target markets, the Company will face significant competition from such other providers. The Company expects to experience competition for each type of service it intends to offer from existing dispatch, cellular telephony, paging and public data service providers. In addition, the Company expects to experience competition from manufacturers of Private Mobile Radio ("PMR") equipment, which target existing private network operators and Specialized Mobile Radio ("SMR") customers and urge them to build or upgrade their own private networks rather than utilize SMR service providers. Many of these providers and manufacturers are larger, more established, have more experience in the telecommunications industry, have greater name recognition, have larger sales staffs and/or have greater financial resources than the Company.

         NEXTEL has announced plans to construct a nationwide digital Enhanced Specialized Mobile Radio ("ESMR") network and is offering services in several cities. NEXTEL has also secured a significant number of 800 MHz SMR channels in several of the largest U.S. markets. In addition, OneComm Corp. ("OneComm") has constructed an ESMR network in several cities. Furthermore, several large SMR providers are positioning themselves to compete for wireless voice and data traffic and have announced plans to construct digital ESMR networks utilizing equipment manufactured primarily by Motorola. These providers include Dial Page, Inc. ("Dial Page") and Pittencrieff Communications, Inc. ("Pittencrieff"). Motorola has announced agreements to transfer its 800 MHz SMR licenses to NEXTEL, OneComm and Dial Page in consideration for equity positions in these companies. Motorola will remain the largest SMR service provider in the 900 MHz band utilizing analog equipment. In addition, to the extent that Motorola is the largest provider of PMR equipment, Motorola may be deemed to be an indirect competitor of the Company. In 1994, NEXTEL announced plans to acquire OneComm and Dial Page.

         The Company also may face competition from technologies and services introduced in the future. In March 1995, the FCC completed auctions for Personal Communications Services ("PCS") licenses in most telecommunication markets within the United States. PCS could compete with services to be offered by the Company. The FCC also may license additional spectrum for other wireless services. It is also possible that satellite technology ultimately could be developed to permit urban use equal to or superior to that available through SMR systems, which would result in increased competition for the Company's services. The commercialization or further development of any such technologies could have a material adverse effect on the Company. See "- Rapid Technological Changes".

         Many of the target customers for GEONET currently use other wireless communications services. In order to be successful, the Company will need to migrate a portion of its target customers from their existing services to those provided by the Company over GEONET. The Company's ability to migrate its target customers over to its services will be highly dependent on the perceived utility of the Company's services to its target customers as compared to the services currently utilized by such customers. Because there currently is no integrated wireless communications network commercially available that is comparable to that expected to be offered by the Company over GEONET, the extent of the demand for the Company's wireless communication services cannot be predicted with any degree of certainty. The demand for the Company's digital wireless communications services also could be affected by other matters beyond its control, such as the future cost of subscriber equipment, marketing and pricing strategies of competitors and general economic conditions.

         The Company also expects to experience competition for radio spectrum from existing and future providers of wireless communications services. The Company also expects to experience competition for communications tower space. See "- Need for Spectrum; Need for Transmission Sites."

         The Company also experiences competition for each of its products and services other than GEONET in the markets in which it sells such products and services. Such competition is expected to remain strong for the foreseeable future.

Government Regulation

         The licensing, construction, operation and acquisition of SMR systems in the United States is regulated by the FCC under the Communications Act of 1934, as amended (the "Communications Act"). During 1994, the FCC initiated several regulatory proceedings with wide-ranging implications for the wireless telecommunications industry. A primary intent of these recent amendments was to encourage competition among mobile communications service providers by removing regulatory distinctions between common carriers such as cellular telephone companies and private carriers such as SMR service providers. Although the Company will not be required to comply with most of these regulatory changes prior to 1996, the regulations may materially impact the Company's operations in the future. For example, the Company will be required to provide services on a "nondiscriminatory basis" and on terms that are not "unjust and unreasonable," as such terms are defined by the Communications Act. In addition, the FCC may, in the future, require that the Company provide equal access to its wireless services to other wireless and wireline communications providers and interconnection to wireline and wireless entities. The FCC may, in the future, specify by rule other common carrier regulations that would apply to commercial mobile service providers such as the Company. Moreover, the FCC did not delay the effective date of the applicability of its rules concerning foreign investment in and management and/or participation in any entity holding an FCC license. However, the FCC did provide a mechanism for newly re-classified providers to petition for a waiver of these limitations. The Company filed a petition to retain its foreign directors and officers, including certain executive officers of the Company the loss of the services of which could adversely affect the conduct of the Company's business. The Company's petition was granted by the FCC, which permits the Company to retain its foreign directors and officers until August 10, 1996. Thereafter, the Company's ability to retain foreign directors and officers will be limited by current FCC regulations. See "- Dependence on Key Personnel." These limitations may also affect the Company's ability to secure foreign financing through the sale of shares of Common Stock or Common Stock equivalents and to issue Common Stock in the acquisition of foreign subsidiaries. The Company cannot predict the effect of any of these regulations or any future regulation adopted by the FCC on the Company's operations. Moreover, there has been little experience in the interpretation and implementation of these regulations. Future interpretations or practices with respect to such regulations could have a material adverse effect on the Company.

         The Company has been granted a waiver to construct and activate certain systems it has acquired. In the event the Company fails to construct or activate such systems in accordance with the dates set forth in the waiver, the Company could lose the waiver and lose all of the frequencies covered by such waiver which have not been constructed or activated. The Company's waiver is currently subject to a pending challenge that was filed by a third party with whom the Company failed to negotiate a satisfactory management agreement. The Company believes that this challenge is without merit and is vigorously opposing it. A loss of the frequencies covered by such waiver that have not been constructed or activated would have a material adverse effect on the Company.

         The Company intends to acquire additional SMR licenses. There can be no assurance that the Company will be successful in its efforts to negotiate the acquisition of all licenses it seeks to acquire or in its efforts to obtain regulatory approval therefor. In addition, there can be no assurance that any licenses currently owned or acquired in the future by the Company will be renewed. The failure of the Company to renew existing or future SMR licenses could have a material adverse effect on the Company.

         All of the equipment utilizing the Company's technology, to the extent it is used to send or receive signals, must meet FCC criteria. Although GEONET base stations have received such approval and the mobile subscriber units have been designed to meet FCC standards, there can be no assurance that the subscriber units will meet such criteria. A failure by the Company's subscriber units or any of its other equipment to meet FCC standards could have a material adverse effect on the Company.

         Future changes in regulation or legislation affecting digital wireless telecommunications service or the allocation by the FCC or Congress of additional spectrum for services that compete with such service could adversely affect the Company's business. See "- Competition."

         The telecommunication laws of the United States and certain foreign countries must be complied with in order for the Trustee, on behalf of the holders of the Exchange Notes, to exercise certain rights under the Pledge Agreements. See "- Risk of Inability to Realize Upon Security Interests" and "Description of Exchange Notes - Security - Events of Default."

Dependence on Third Party Providers

         The Company's digital wireless telecommunications system is being developed and commercialized by its subsidiary PowerSpectrum, Ltd. ("PST"). The development of the technology and systems by PST is dependent in large part upon the efforts of Rafael Armament Development Authority ("Rafael"), a PST contractor, to adapt frequency hopping from a military to a commercial application, to integrate the frequency hopping technology with other digital technologies required for optimal commercial deployment of GEONET and, as discussed below, for the cost-effective manufacture of the base station hardware. In this regard, approximately 90 employees of Rafael are presently engaged on a full-time subcontract basis in the development of FHMA. If Rafael reduces its commitment to PowerSpectrum or continuing development efforts are not successful, the Company's prospects could be materially adversely affected.

         Neither the Company nor PST manufacture the system architecture, hardware and mobile subscriber units necessary for the commercial implementation of GEONET. Rafael has been contracted by PST to manufacture the system hardware for GEONET. Third parties, including Mitsubishi Consumer Electronics America ("Mitsubishi"), Hughes Network Systems ("Hughes"), a unit of GM Hughes Electronics, and Kenwood Corporation of Japan ("Kenwood"), will manufacture subscriber units and certain other components of the system hardware for GEONET. There can be no assurance that such third parties will deliver such equipment on a timely basis or that the Company will be able to successfully integrate such components and hardware in a cost effective system on a timely basis, if at all. The Company has only a single manufacturing source for certain of the components of the GEONET system hardware, including the base stations and subscriber units. Although the Company believes that it can obtain all components necessary to build GEONET from other sources, delays may be encountered in the event of a component shortage because of the time it may take to identify substitute sources and manufacture substitute components. A failure by the Company to obtain hardware components on a timely basis or at satisfactory prices could adversely affect the ability of the Company to roll-out and market GEONET, which could have a material adverse effect on the Company. See "- Commercial Implementation of GEONET."

         The Company has entered into an agreement with IBM Corporation ("IBM") to manage the construction of the GEONET stations and the installation of FHMA equipment in the Company's U.S. target markets. A failure by IBM to manage the preparation and construction of the Company's base stations and remote sites could have a material adverse effect on the Company. See "- Commercial Implementation of GEONET."

Rapid Technological Changes

         The telecommunications industry is subject to rapid and significant changes in technology, which could lead to new products and services that compete with those offered by the Company or could lower the cost of current competing products and services to the point where the Company's products and services could become non-competitive and the Company could be required to reduce the prices of its services. While the Company is not aware of any proposed changes that will materially affect the attractiveness of its product and service offerings, the effect of technological changes on the businesses of the Company cannot be predicted. In the future, the Company expects to experience competition from new technologies such as ESMR networks, PCS and possibly satellite technology, as well as from advances with respect to existing technologies such as cellular, paging and mobile data transmission. See "- Competition."

Holding Company Structure

         The Exchange Notes will be obligations exclusively of the Company, which is a holding company, and the Guarantors. Since the operations of the Company currently are conducted entirely through subsidiaries, the cash flow of the Company and its ability to service its debt, including the Exchange Notes, are dependent upon the cash flows of such subsidiaries and the distribution of those cash flows to the Company, or upon loans or other payments of funds by such subsidiaries to the Company. The Company's subsidiaries are separate and distinct legal entities and, except for the Guarantors, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Exchange Notes or to make any funds available thereof, whether by dividends, loans or other payments. In addition, the payment of dividends and certain loans and advances to the Company by such subsidiaries may be subject to certain statutory or contractual restrictions, are contingent upon the earnings of such subsidiaries and are subject to various business considerations. The Exchange Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payable and lease obligations) of the Company's subsidiaries that are not Guarantors. Any right of the Company to receive assets of any such subsidiary upon the liquidation or reorganization of any such subsidiary (and the consequent right of the holders of the Exchange Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary and any Indebtedness of such subsidiary senior to that held by the Company. As of June 30, 1995, the Company's subsidiaries that are not Guarantors had approximately $33.5 million of liabilities (excluding intercompany indebtedness).

         Certain of the Company's subsidiaries are not wholly-owned and certain subsidiaries are indirectly owned by the Company as a result of its majority ownership of other entities. Although the Company has a sufficient interest in its subsidiaries to be able to exercise control over them, the Company may owe a fiduciary duty to the holders of various minority interests in its subsidiaries. Accordingly, the Company may not exercise unfettered control over such subsidiaries and may be required to deal with such subsidiaries on terms no less favorable to such subsidiaries than could be obtained from unaffiliated third parties. In addition, dividends or other distributions paid or made by such subsidiaries must be paid or made on a pro rata basis to all stockholders.

Ranking; Other Senior Indebtedness

         The Exchange Notes will rank pari passu as to all existing and future senior Indebtedness of the Company and the Guarantors and subordinated in right of payment to all Indebtedness incurred by a Guarantor to finance the construction or acquisition of Telecommunications Assets by such Guarantor. As of June 30, 1995, the Company had $148.9 million of senior indebtedness (including the Notes), $36.0 million of which relates to the Company's Senior Secured Notes due 1998 which the Company defeased. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company, a Guarantor or any of their respective assets, or any liquidation, dissolution or other winding-up of the Company or any Guarantor, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company or any Guarantor, holders of the Exchange Notes will participate ratably with all holders of such indebtedness, based upon the respective amount owed to each holder, in the assets of the Company, and there may not be sufficient assets to pay amounts due on the Exchange Notes.

         Any holder of indebtedness of the Company secured by assets of the Company other than the collateral under the Pledge Agreements will be entitled to payment of their indebtedness out of the proceeds of their collateral prior to the holders of the Exchange Notes. In addition, any rights of the holders of the Exchange Notes to receive assets of the Pledged Companies will be subject to the claims of any creditors of the Pledged Companies. See "Description of Exchange Notes - Security."

Fraudulent Conveyance Considerations

         The issuance by the Guarantors of the guarantees could be subject to review under relevant federal and state fraudulent conveyance laws in a bankruptcy proceeding or a lawsuit by or on behalf of unpaid creditors of a Guarantor or a representative of such creditors, such as a trustee or a Guarantor as debtor-in-possession. Under such laws, if a court were to find that, at the time a Guarantor issued the guarantee, either (i) the Guarantor issued such guarantee with the intent of hindering, delaying or defrauding creditors, or (ii) the Guarantor received less than a reasonably equivalent value or fair consideration for issuing such guarantee, and the Guarantor (a) was insolvent or rendered insolvent by reason of the issuance of such guarantee,
(b) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the Guarantor after giving effect to the issuance of such guarantee constituted an unreasonably small amount of capital, or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, such court could void the Guarantor's obligations under such guarantee and direct the repayment of any amounts paid thereunder to the Guarantor or to a fund for the benefit of the Guarantor's creditors, or take other action detrimental to the holders of the Exchange Notes.

         The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, an entity will be considered insolvent for purposes of the foregoing if the sum of its debts is greater than all of its property at a fair valuation, or if the present fair saleable value of its assets is less than the amount required to pay its probable liabilities on its existing debts as they become absolute and matured. Based upon management's analysis of internal cash flow projections and other financial information and estimated values of assets and liabilities of the Company's subsidiaries which are Guarantors, the Company believes that, immediately after the exchange of the Initial Notes for the Exchange Notes assuming no Event of Default exists under the Indenture, the Guarantors will be solvent, and will have sufficient capital to carry on their businesses and that the Guarantors will be able to pay their debts as they mature. No assurance can be given, however, that a court would reach the same conclusions with regard to these issues.

Risk of Inability to Realize Upon Security Interests

         The Exchange Notes will be secured by pledges of all of the Capital Stock owned by the Company in each Pledged Company. The ability of the Trustee to foreclose on such collateral upon the occurrence of an Event of Default under the Indenture will be subject to practical problems associated with realization upon security interests generally, as well as the need to obtain consent of the FCC for the transfer of control of each Pledged Company that would be occasioned by such foreclosure. In addition, in certain instances, the ability to foreclose on the collateral upon the occurrence of an Event of Default under the Indenture will be subject to perfection and priority issues under the Pledge Agreements. Approximately 18% of the Capital Stock of Bogen owned by the Company is subject to a prior lien. See "Description of Exchange Notes - Security."

         The Pledged Companies directly or indirectly through various subsidiaries hold interests in licenses authorized by the FCC and certain foreign regulatory authorities. In the event that the Company fails to meet its obligations under the Exchange Notes, the Trustee would be required to obtain various regulatory approvals prior to foreclosing on or selling the collateral under the Pledge Agreements. The need to obtain any such regulatory approvals could adversely affect the ability of the Trustee to dispose of such Collateral. See "Description of Exchange Notes - Security - Events of Default."

         The Indenture permits the Company's subsidiaries, including the Pledged Companies, to issue common stock and, under certain circumstances, to acquire subsidiaries that had preferred stock outstanding on the date of acquisition. To the extent that the Company owns less than all of the shares of Capital Stock of a Pledged Company, the ability of the Trustee to dispose of any such collateral may be adversely affected. See "Description of Exchange Notes - Limitation on Issuances and Sale of Preferred Stock by Subsidiaries." Under certain circumstances provided for in the Indenture and the Pledge Agreements, the Company's subsidiaries, including the Pledged Companies, will be able to incur indebtedness and grant liens on their assets, other than FCC licenses. The incurrence of any such indebtedness and the existence of any such liens may have an adverse effect on the ability of the Trustee to dispose of collateral. See "Description of Exchange Notes - Security" and "Description of Exchange Notes - Limitation on Indebtedness."

         If an Event of Default occurs with respect to the Exchange Notes, there can be no assurance that the liquidation of the collateral securing the Exchange Notes would produce proceeds in an amount sufficient to pay the principal, premium, if any, and accrued interest on the Exchange Notes. In this regard, substantially all of the assets of certain of the Pledged Companies consist of licenses for radio spectrum issued by the FCC, the value of which is uncertain. Moreover, such liquidation would require approval of the FCC. The need to obtain any such regulatory approval could adversely affect the ability of the Trustee to liquidate such Collateral. See "- Uncertain Value of FCC Licenses."

         The ability to take possession and dispose of the Collateral securing the Exchange Notes upon acceleration of the Exchange Notes is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Company.

Dependence on Key Personnel

         The success of the Company will depend greatly upon the active participation and the experience of its management. The loss of the services of Yaron Eitan, the Company's President and Chief Executive Officer, could adversely affect the conduct of the Company's business. In addition, the successful implementation of the Company's business plan will depend, to a large extent, upon the ability of the Company's and its subsidiaries' engineers and scientific personnel to perfect and improve upon existing and proposed products. The loss of some or all of such personnel, or the inability of the Company to attract additional personnel, or the inability of such persons to design such systems or to continue product enhancement will directly inhibit the ability of the Company to sell its products and services and to operate profitably.

Uncertain Value of FCC Licenses

         A significant portion of the Company's assets (including substantially all of the assets of the Pledged Companies directly or indirectly holding FCC licenses) consist of intangible assets, principally FCC licenses and agreements to use FCC licenses held by others, the value of which will depend significantly upon the success of the Company's business, the growth of the wireless communications industry in general, FCC actions and a variety of other factors. Moreover, any transfer of a FCC license is subject to the approval of the FCC, which approval may be withheld for a variety of reasons. In the event of a default on the Exchange Notes or liquidation of the Company, there can be no assurance that the future fair value of these assets would be sufficient to satisfy the Company's obligations under the Notes. See " - Risk of Inability to Realize Upon Security Interests."

Risks of International Business

         The Company operates in and sells products and services to clients in various countries and certain of its products and components are manufactured abroad. The Company's research and development activities are reliant upon foreign providers. Accordingly, the Company is subject to the risks inherent in conducting business across national boundaries, including, but not limited to, currency exchange rate fluctuations, international incidents, military outbreaks, economic downturns, government instability, nationalization of foreign assets, government protectionism and changes in governmental policy, any of which risks could have a material adverse impact on the Company.


Original Issue Discount Consequences

         A holder of an Exchange Note will be required to include in such holder's income for federal income tax purposes the original issue discount with respect to the Exchange Note as it accrues, although no cash payments of interest on the Exchange Notes are expected to be made until January 15, 2001. See "Certain Federal Income Tax Considerations - Original Issue Discount." In addition, because the Exchange Notes have a yield to maturity in excess of the "applicable federal rate" plus 5 percentage points, they will constitute "applicable high yield discount obligations," with the result that the Company's deductions with respect to such original issue discount will be deferred until the related payments are made and a portion of such deduction will be permanently disallowed, which, in turn, could reduce the after-tax cash flows of the Company. See "Certain Federal Income Tax Considerations -- Certain Federal

Income Tax Consequences to the Company and Corporate Holders." Prospective investors should consult their tax advisors about the application of federal income tax law, as well as any applicable state, local or foreign tax laws. This Prospectus contains no information regarding taxation other than under the federal income tax laws of the United States.

Influence by Significant Stockholders

         As of the date hereof, approximately 25% of the total voting power of the Common Stock (on a fully-diluted basis but without giving effect to the exercise of the options held by Vanguard Cellular Systems, Inc. ("Vanguard")) was beneficially owned by the directors and executive officers of the Company and their affiliates. Vanguard holds options to purchase approximately 5.3 million shares of Common Stock. Consequently, the Company's directors and executive officers will be able to exert significant influence with respect to all matters upon which stockholder approval is required. Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the owners of the Company's capital stock and the holders of the Exchange Notes. For example, if the Company encounters financial difficulties, or is unable to pay its debts as they mature, the interests of the Company's equity investors might conflict with those of the holders of the Exchange Notes. In addition, the equity investors may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risk to the holders of the Exchange Notes.

         Pursuant to certain agreements among them, certain of the principal stockholders of the Company have the right to require the other stockholders to cause (to the extent permitted by law and to the extent within such other stockholders' control) the directors of the Company to vote, or refrain from voting, in accordance with such stockholders' direction with respect to the election of directors. The Company also has granted to the holders of its preferred stock the right to elect additional directors to the Board of Directors of the Company upon the occurrence of certain events of default. The operation of such provisions could result in such stockholders exerting significant influence over the Board of Directors of the Company.

Transactions with Affiliates

         During the period since its inception, the Company has undertaken a wide variety of financing and merger/acquisition activity which has resulted in its present corporate and financial structure. Included in such activity have been transactions which have involved persons who now serve, or who did serve at the time, as directors and officers of the Company or persons or entities related to such persons. In every instance where such transactions have involved any such persons or entities, the specific transaction has been approved unanimously by directors of the Company, including all disinterested and outside directors, with the affected parties abstaining. It is the Company's view that each such transaction has been on terms no less favorable to the Company than other similar transactions available to the Company with unaffiliated parties, if available at all. In most of such instances, such transactions have been the Company's only recourse to meet financing needs and/or business goals. Despite the foregoing, prospective purchasers may wish to consider the circumstances in which such transactions were made, the terms of such transactions and the Company's possible alternative courses of action.

Patent Issues

         The Company protects its proprietary information by way of confidentiality and non-disclosure agreements with employees and third parties who may have access to such information. The Company continually reviews its technology developments in order to file patent applications and has filed patent applications with respect to certain aspects of its FHMA(TM) frequency hopping technology and GEONET in Israel and expects to file additional patent applications in Israel and the United States. Generally, the Company intends to file all patent applications in the United States and Israel and in such other countries as it deems appropriate. There can be no assurance that such applications will be granted. There can be no assurance that any patents issued will afford meaningful protection against competitors with similar technology or that any patents issued will not be challenged by third parties. There also can be no assurance that others will not independently develop similar technologies, duplicate the Company's technologies or design around the patented aspects of any technologies developed by the Company. Many patents and patent applications have been filed by third parties with respect to wireless communications technology. The Company does not believe that its technology infringes on the patent rights of third parties. However, there can be no assurance that certain aspects of the Company's technology will not be challenged by the holders of such patents or that the Company will not be required to license or otherwise acquire from third parties the right to use certain technology. The failure to overcome such challenges or obtain such licenses or rights could have a material adverse effect on the Company's operations.

Lack of Public Market for the Exchange Notes; Liquidity

         The Exchange Notes are a new issue of securities, have no established trading market and may not be widely distributed. Although the Company has agreed to cause the Exchange Notes to be listed on each securities exchange which similar securities issued by the Company are listed (if requested by the holders of a majority in aggregate principal amount of the Exchange Notes in accordance with the Notes Registration Rights Agreement), the Company has no such listed securities and has no present intention to apply for the listing of any securities similar to the Exchange Notes. Smith Barney Inc. has advised the Company that it currently intends to make a market in the Exchange Notes; however, it is not obligated to so do and any market making activity may be discontinued at any time. Therefore, there can be no assurance that an active market for the Exchange Notes will develop. If such a trading market develops for the Exchange Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the Exchange Notes may trade at a discount from their face value.

    SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA (UNAUDITED)
                (In thousands, except per share data and ratios)

         The following table presents selected historical consolidated financial data for the Company as of and for each of the five years in the period ended December 31, 1994. The data for each of the years in the period ended December 31, 1994 have been derived from consolidated financial statements (including those incorporated by reference into this Prospectus) which have been audited by Coopers & Lybrand L.L.P., independent accountants and other auditors. The pro forma consolidated financial data presented below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma consolidated financial data does not necessarily reflect the results of operations or the financial position of the Company that actually would have resulted had the transactions to which the pro forma effect is given been consummated as of the date indicated. The information set forth below with respect to the historical financial statements should be read in conjunction with the annual and interim consolidated financial statements and the related notes incorporated by reference into this Prospectus.


                                                                                                                    Six Months
                                                      Ended June 30, December 31,                                  Ended June 30,
                                  -------------------------------------------------------------             -----------------------
                                                                                          Pro                            Pro
                                                                                         Forma                          Forma
                                  1990        1991       1992       1993      1994      1994 (1)    1994      1995     1995 (1)
                                  ----        ----       ----       ----      ----      --------    ----      ----     --------

Statement of Operations
Data:
  Net sales ...................  $ 6,453   $ 22,186   $ 28,546   $ 48,971   $ 72,991   $ 72,991   $ 31,753   $ 39,504      $ 39,504
  Cost of sales ...............    6,408     14,459     19,924     33,611     47,752     47,752     20,934     22,124        22,124
  Gross profit ................       45      7,727      8,622     15,360     25,239     25,239     10,819     17,380        17,380

  Non-cash acquisition
  charge (2) ..................       --         --         --     32,430         --         --         --         --            --
  Other operating expenses ....    3,919      7,044     10,379     33,423     66,918     69,550     27,915     41,250        42,567
  Operating income (loss) .....   (3,874)       683     (1,757)   (50,493)   (41,679)   (44,311)   (17,126)   (23,870)      (25,187)
  Interest expense ............      627      1,712      1,099      2,591      3,101     26,880        370      3,583        13,901
  Interest and other income ...     (418)      (335)      (475)    (1,188)    (3,206)    (3,206)    (1,352)    (2,262)       (2,262)
  Taxes on income .............       48         --         --         --        660        660         --        744           744
  Minority interest ...........       --        198         --     (1,455)       171        171        180        180           180
  Income (loss) from
  continuing operations .......   (4,131)      (892)    (2,381)   (50,441)   (42,405)   (69,766)   (16,324)   (26,115)      (37,900)
  Net income (loss) ...........   (3,886)       174     (2,120)   (53,665)   (42,405)   (69,766)   (16,324)   (26,115)      (37,900)
  Preferred dividends .........      521      1,155        777        246      2,066      4,504        999      1,606         2,559
  Net loss per common share ...    (1.38)     (0.14)     (0.20)     (1.52)     (0.90)     (1.49)     (0.35)     (0.54)        (0.79)
  Weighted average shares
    outstanding ...............    3,188      7,251     14,232     35,579     49,687     49,687     49,173     51,450        51,450
  Ratio of earnings to fixed
   charges (3) ................       --         --         --         --         --         --         --         --            --
Other Data:
  EBITDA (4) ..................   (3,589)     1,370       (943)   (15,153)   (34,241)   (35,216)   (14,147)   (19,257)      (19,745)
  Depreciation and
Amortization ..................      285        687        814      2,910      7,438      9,095      2,979      4,613         5,442
  Capital Expenditures ........      192        229        926      2,279     10,458     10,458      3,822      7,288         7,288


                                                                                                                        As of
                                                                          As of December 31                            June 30,
                                                              ---------------------------------------------        -----------------
                                                                                                                           Pro Forma
                                                               1990     1991      1992      1993       1994        1995     1995 (1)
                                                               ----     ----      ----      ----       ----        ----     --------
Balance Sheet Data:
  Cash, cash equivalents  and temporary
   investments ...........................................   $ 1,686   $   409   $ 3,025   $ 59,559   $ 52,046   $ 52,439   $125,439
  Current assets .........................................     8,456    12,085    18,571     80,051     79,552     87,440    166,940
  Restricted cash ........................ ...............        --        --        --         --         --         --     40,500
  Property, plant and equipment, net .....................     1,121     1,668     2,152     17,535     24,446     29,554     29,554
  Intangible assets, net .................................       687    11,753    12,487     29,741     46,099     49,487     57,503
  Total assets ...........................................    23,902    34,646    39,366    135,644    179,844    193,789    311,789
  Long-term debt (net of current maturiti6,596 ...........     6,596     7,083     2,582      3,961     29,396     39,689    116,791
  Redeemable preferred stock .............................        --       531        --     40,000     40,000     40,000     40,000
  Stockholders' equity ...................................    11,536    15,351    24,432     69,244     77,356     81,872    131,086

--------
(1) The following transactions and their related effects have been included, on a pro forma basis, as if they had occurred at the beginning of the fiscal period or at the balance sheet date:

                  Transaction                                                            Pro forma Adjustment
==================================================================================================================================
(A)  The sale of Units consisting of Notes with an aggregate         (A)  1994 - Increase interest expense $20.3 million
principal amount at maturity of $227.7 million and warrants                      Increase other operating expenses $.500 million
to purchase 6,831,000 shares of Common Stock to the initial               1995 - Increase interest expense $9.9 million
Purchaser for aggregate proceeds (excluding $5.0 million of                      Increase other operating expenses $.250 million
issuance costs which have been deferred) of $105.0 million.                      Increase cash - $105.0 million
The value ascribed to the detachable warrants and the                            Increase long-term debt $77.9 million
deferred issuance costs incurred are being amortized into                        Increase stockholders' equity $32.1 million
expense over the ten year maturity period of the Notes.                          for the value ascribed to the warrants
Interest expense accrues at 15% compounded semi annually.
----------------------------------------------------------------------------------------------------------------------------------
(B)  The Company refinanced $25.0 million of Senior                  (B)  1994 - Increase interest expense $3.5 million
Secured Notes (with an interest rate of 14%) through the                         Increase other operating expenses $.950 million
issuance, in March 1995 of $36.0 million of the Company's                 1995 - Increase interest expense $.463 million
14.75% Senior Secured Notes due 1998.  In connection with                        Increase other operating expenses $.150 million
the issuance, the Company issued warrants for the purchaser                      Decrease cash $40.5 million
to acquire 700,000 shares of the Company's Common Stock which                    Increase restricted cash $40.5 million
will be amortized into expense over 3 years.  In connection with the Units (A above), the Company placed $40.5 million of cash in a  restricted cash account.
----------------------------------------------------------------------------------------------------------------------------------
(C)  The issuance of shares of preferred stock to Vanguard           (C)  1995 - Increase cash $5.0 million
for $5.0 million in cash. Such transaction is expected to close                  Increase stockholders' equity $5.0 million
September 1995.
----------------------------------------------------------------------------------------------------------------------------------
(D)  In August 1995, EGAC shareholder approval was                   (D)  1995 - Increase cash $7.0 million
obtained for the transfer of the Company's interest in Speech                    Decrease intangible assets $7.0 million
Design and Bogen to EGAC in exchange for $7.0 milion in
cash.  The Company has reduced its intangible assets of the
above mentioned entities as a result of this transaction.
----------------------------------------------------------------------------------------------------------------------------------
(E)  In September 1995, the Company entered into a Stock             (E)  1994 - Increase other operating expenses $.832 million
Purchase Agreement with RDC whereby RDC will convert all the              1995 - Increase other operating expenses $.416 million
principal and interest issued to it by PST into shares of PST,                   Increase intangible assets $8.3 million
representing a 38% ownership interest in PST which RDC will then                 Increase stockholders' equity $12.1 million
sell to the Company in exchange for 338,028 shares of the                        for the $8.3 increase in intangible assets, the
Company's Common Stock. Additionally, the Stock Purchase                         $.792 million decrease in long term debt and the
Agreement calls for the purchase by RDC of $3.0 million                          $3.0 million increase in cash.
of the Company's Common Stock.                                                   Decrease long-term debt $.792 million
                                                                                 Increase cash $3.0 million
----------------------------------------------------------------------------------------------------------------------------------
(F)  In July 1995, the Company acquired the remaining                (F)  1994 - Increase other operating expenses $1.3 million
50.1% of DBF that it did not own for approximately $6.5                   1995 - Decrease cash $6.5 million
million. The Company has recorded 100% of DBF's                                  Increase intangible assets $6.5 million
losses in its income statement.                                                  Increase other operating expenses $.651 million
==================================================================================================================================

         The pro formas have not been adjusted to reflect the proposed acquisition of the remaining interest in PBG which the Company does not presently own, which remains subject to certain regulatory approval.

(2) Consists of a non-cash charge for the purchase of incomplete research and development in connection with the merger of PSI into a wholly-owned subsidiary of the Company. PSI is a wholly-owned subsidiary of the Company through which the Company owns its 56% interest (on a fully-diluted basis) in PST. In September 1995, the Company entered into a Stock Purchase Agreement to purchase an approximate additional 38% interest in PST which RDC will then sell to the Company in exchange for 338,028 shares of the Company's
         Common Stock.

(3) Earnings include income before income taxes plus fixed charges less capitalized interest. Fixed charges include interest and one-third of rent expense (representing the estimated interest component of operating leases).The dollar amount of the deficiency in earnings to fixed charges was $4.6 million, $2.1 million, $3.2 million, $52.1 million, $43.6 million and $72.1 million for the years ended December 31, 1990, 1991, 1992, 1993, 1994 and 1994 (pro forma) respectively. The dollar amount of the deficiency was $17.3 million, $27.0 million and $38.9 million for the six month periods ended June 30, 1994, June 30, 1995 and June 30, 1995 (pro forma).

(4) EBITDA means earnings before interest, income taxes, depreciation and amortization (excluding certain non-recurring charges and extraordinary items). EBITDA has been included solely to facilitate the consideration of the covenants in the Indenture that are based, in part, on EBITDA and because the Company understands that it is used by certain investors as one measure of the Company's historical ability to service its debt. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles. EBITDA for the fiscal year ended December 31, 1993 does not include a non-cash acquisition charge of approximately $32.0 million. (See Note 2 above).

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

         The Company and the holders of the Initial Notes are parties to the Notes Registration Rights Agreement, pursuant to which the Company agreed, with respect to the Initial Notes, to (i) cause to be filed, on or prior to September 4, 1995, a registration statement with the Commission under the Securities Act covering the Exchange Offer, (ii) use its best efforts (a) to cause such registration statement to be declared effective by the Commission on or prior to November 3, 1995, and (b) to commence the Exchange Offer promptly after such registration statement is declared effective and to issue Exchange Notes in exchange for all Initial Notes validly tendered pursuant to the Exchange Offer on or prior to 45 business days after the date such registration statement is declared effective. This Exchange Offer is intended to satisfy the Company's exchange obligations under the Notes Registration Rights Agreement. Upon the completion of the Exchange Offer, the Company's obligations with respect to the registration of the Initial Notes and the Exchange Notes will terminate except as provided below. A copy of the Notes Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. As a result of the filing and the effectiveness of the Registration Statement, certain prospective increases in the interest rate on the Initial Notes provided for in the Notes Registration Rights Agreement will not occur. Following the completion of the Exchange Offer, Eligible Holders of Initial Notes not tendered will not have any further registration rights, except as provided below, and the Initial Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Initial Notes could be adversely affected upon completion of the Exchange Offer.

         While the Company has not sought a no-action letter from the Commission, based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder (other than (i) a broker-dealer who acquired

Initial Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or
(ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is acquiring the Exchange Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. The Company has not entered into any such arrangement or understanding with any person to distribute the Exchange Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes. See "Plan of Distribution."

         In the event that any holder of Initial Notes would not receive freely tradeable Exchange Notes in the Exchange Offer or is not eligible to participate in the Exchange Offer, such holder can elect to have such holder's Initial Notes registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act as provided in the Notes Registration Rights Agreement.

Consequences of Failure to Exchange

         Following the completion of the Exchange Offer, Eligible Holders of Initial Notes not tendered will not have any further registration rights, except as set forth above, and the Initial Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder's Initial Notes could be adversely affected upon completion of the Exchange Offer if such holder does not participate in the Exchange Offer.

Terms of the Exchange Offer

         The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount at maturity of the Exchange Notes for each $1,000 in principal amount at maturity of the outstanding Initial Notes. The Company will accept for exchange any and all Initial Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Notes Registration Rights Agreement. See "The Exchange Offer-Conditions of the Exchange Offer."

         Initial Notes may be tendered only in multiples of $1,000. Subject to the foregoing, Eligible Holders may tender less than the aggregate principal amount represented by the Initial Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Initial Notes (or so indicate pursuant to the procedures for book-entry transfer).

         As of the date of this Prospectus, $227.7 million in aggregate principal amount at maturity, of the Initial Notes were outstanding. As of the Record Date, there were two registered holders of the Initial Notes, and Cede & Co., as nominee for DTC, one of the registered holders, held Initial Notes for twelve of its participants. Solely for reasons of administration (and for no other purpose), the Company has fixed the close of business on October 27, 1995 as the record date (the "Record Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only an Eligible Holder of the Initial Notes (or such Eligible Holder's legal representative or attorney-in-fact) may participate in the Exchange Offer.

         The Company shall be deemed to have accepted validly tendered Initial Notes when, as and if the Company had given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Eligible Holders of Initial Notes and for the purpose of receiving the Exchange Notes from the Company.

         If any tendered Initial Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Initial Notes will be returned, without expense, to the tendering Eligible Holder thereof as promptly as practicable after the Expiration Date.

Expiration Date; Extensions; Amendments

         The Expiration Date shall be 5:00 p.m., New York City time, on December 5, 1995, unless the Company, in its sole discretion, extends the Exchange
Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

         In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 10:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

         The Company reserves the right, in its sole discretion, (i) to delay accepting any Initial Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension, or termination to the Exchange Agent, and (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Initial Notes. If the Exchange Offer would otherwise expire during such five to ten business day period, the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders.

Conditions of the Exchange Offer

         The Exchange Offer is not conditioned upon any minimum principal amount of the Initial Notes being tendered for exchange. However, notwithstanding any other provisions of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue the Exchange Notes in exchange for, any Initial Notes, if the consummation of the Exchange Offer would violate (i) any applicable law; (ii) any applicable interpretation of the staff of the Commission; or (iii) any order of any governmental agency or court of competent jurisdiction; provided, however, that the Company will use reasonable efforts to modify or amend the Exchange Offer or to take such other reasonable steps in order to effectuate the Exchange Offer.

         The Company expects that the foregoing conditions will be satisfied. The foregoing conditions are for the benefit of the Company and all Eligible Holders. Any determination by the Company concerning the events described above will be final and binding upon all parties.

Termination of Certain Rights

         Pursuant to the Notes Registration Rights Agreement and the Initial Notes, Eligible Holders of the Initial Notes (i) have rights to receive the additional interest payable in cash (the "Additional Interest") in certain situations (as described below) and (ii) have certain rights intended for the holders of unregistered securities. These rights will terminate upon the consummation of the Exchange Offer.

         If an exchange offer registration statement or shelf registration statement required to be filed pursuant to the terms of the Notes Registration Rights Agreement (respectively, an "Exchange Offer Registration Statement" and "Shelf Registration Statement") is not filed by September 4, 1995, then, commencing on September 5, 1995, Additional Interest shall accrue on the Initial Notes at a rate of 0.50% per annum for the first 90 days immediately following September 4, 1995, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90 day period. If an Exchange Offer Registration Statement or Shelf Registration Statement is filed pursuant to clause (i) above or otherwise prior to November 3, 1995 and is not declared effective by such date, then, commencing on November 4, 1995, Additional Interest shall accrue on the Initial Notes at a rate of 0.50% per annum for the first 90 days immediately following November 3, 1995, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90 day period. If (A) the Company has not exchanged Exchange Notes for all Initial Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 45 days after the date on which an Exchange Offer Registration Statement was declared effective or (B) if applicable, a Shelf Registration Statement ceases to be effective or the prospectus which is a part thereof cannot be used as a result of a Suspension Event Notice for a period of more than 90 days, in each case under this clause
(B) prior to three years from the effective date of such Shelf Registration Statement, then Additional Interest shall accrue on the Initial Notes at a rate of 0.50% per annum for the first 60 days immediately following (x) the 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective or a Suspension Event has lasted for more than 90 days in the case of (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 60 day period.

         In the case of each of clauses (i), (ii) and (iii) of the preceding paragraph, such Additional Interest will be payable in cash semi-annually in arrears on each July 15th and January 15th, commencing January 15, 1996 and shall be calculated at the rates noted above as a percentage of the Accreted Value of the Initial Notes as of the January 1, or July 1, immediately preceding the interest payment date (or as of July 15, 1995 in the case of the first such interest payment date); provided, however, that the Additional Interest rate on the Initial Notes may not exceed 1.0% per annum; and, provided, further, that
(1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above) or (3) upon the exchange of Exchange Notes for all Notes validly tendered or upon the effectiveness of the Shelf Registration Statement that had ceased to remain effective prior to three years from its original effective date or the end of the Suspension Event (in the case of clause (iii) above), Additional Interest on the Notes as a result of such clause (i), (ii) or (iii) shall cease to accrue.

         The Exchange Offer is intended to satisfy the Company's obligations to Eligible Holders under the Notes Registration Rights Agreement. Under certain circumstances, if a determination is made that the Exchange Offer cannot be consummated, the Notes Registration Rights Agreement provides that the Company will file a shelf registration statement with the Commission and use its best efforts to cause such shelf registration statement (i) to become effective under the Securities Act by November 4, 1995 (ii) subject to certain exceptions to remain effective for a period of three years following the effective date of such shelf registration statement. These registration rights, as well as certain related rights provided in the Notes Registration Rights Agreement for the benefit of Eligible Holders, will terminate upon the consummation of the Exchange Offer.

Procedures for Tendering Initial Notes

         The tender by an Eligible Holder as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Eligible Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, an Eligible Holder who wishes to tender Initial Notes for exchange pursuant to the Exchange Offer must transmit such Initial Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus on or prior to 5:00 p.m., New York City time on the Expiration Date. THE METHOD OF DELIVERY OF INITIAL NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE ELIGIBLE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE ELIGIBLE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

         Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Initial Notes by causing DTC to transfer such Initial Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent, provided that the book-entry transfer procedure must be complied with on or prior to 5:00 p.m., New York City time, on the Expiration Date.

         Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Initial Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Initial Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Initial Notes listed therein, the Initial Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Initial Notes means any person in whose name the Initial Notes are registered on the books of the Registrar.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Initial Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Initial Notes not properly tendered and to reject any Initial Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular

Initial Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Initial Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Initial Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Initial Notes will not be deemed to have been made until such irregularities have been cured or waived. Therefore, holders of Initial Notes desiring to tender such Initial Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Initial Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to provide for the registration under the Securities Act of such Initial Notes except as described herein. See "The Exchange Offer--Purpose and Effect."

         If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

         Any beneficial owner of the Initial Notes (a "Beneficial Owner") whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Initial Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Initial Notes, make appropriate arrangements to register ownership of the Initial Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

         By tendering, each registered holder will represent to the Company that, among other things (i) the Exchange Notes to be acquired in connection with the Exchange Offer by the Eligible Holder and each Beneficial Owner of the Initial Notes are being acquired by the Eligible Holder and each Beneficial Owner in the ordinary course of business of the Eligible Holder and each Beneficial Owner, (ii) the Eligible Holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) the Eligible Holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Commission set forth in no-action letters that are discussed herein under "The Exchange Offer-Resales of the Exchange Notes," (iv) that if the Eligible Holder is a broker-dealer that acquired Initial Notes as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of Exchange Notes acquired in the Exchange Offer, (v) the Eligible Holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and
(vi) neither the Eligible Holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

Guaranteed Delivery Procedures

         Eligible Holders who wish to tender their Initial Notes and (i) whose Initial Notes are not immediately available, or (ii) who cannot deliver their Initial Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Initial Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Eligible Holder, (ii) prior to the Expiration Date, the Exchange Agent must have received from the Eligible Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Eligible Holder, the certificate number or numbers of the tendered Initial Notes, and the principal amount of tendered Initial Notes, stating that the tender is being made thereby and guaranteeing that, within four business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Initial Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Initial Notes in proper form for transfer (or confirmation of a book-entry transfer of such Initial Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within four business days after the Expiration Date. Any Eligible Holder who wishes to tender Initial Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Initial Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

         Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Initial Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Initial Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Initial Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

         In all cases, issuances of Exchange Notes for Initial Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Initial Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Initial Notes into the Exchange Agent's account at DTC); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Initial Notes are not accepted for any reason, such unaccepted Initial Notes will be returned without expense to the tendering Eligible Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Withdrawal Rights

         Tenders of the Initial Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Initial Notes to be withdrawn (the "Depositor"),
(ii) identify the Initial Notes to be withdrawn (including the certificate number or numbers and principal amount of such Initial Notes, as applicable),
(iii) be signed by the Eligible Holder in the same manner as the original signature on the Letter of Transmittal by which such Initial Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Initial Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Initial Notes which have been tendered for exchange but which are withdrawn will be returned to the Eligible Holder thereof without cost to such Eligible Holder as soon as practicable after withdrawal. Properly withdrawn Initial Notes may be retendered by following one of the procedures described under "The Exchange Offer- Procedures for Tendering Initial Notes" at any time on or prior to the Expiration Date.

The Exchange Agent; Assistance

         IBJ Schroder Bank & Trust Company is the Exchange Agent. All tendered Initial Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                                    By Mail:

                       IBJ Schroder Bank & Trust Company
                                  P.O. Box 84
                             Bowling Green Station
                         New York, New York 10274-0084
                Attention: Reorganization Operations Department

                                    By Hand:

                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004-0084
         Attention: Securities Processing Window, Subcellar One, (SC-1)

                             By Overnight Courier:

                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004-0084
         Attention: Securities Processing Window, Subcellar One, (SC-1)

                                 By Facsimile:

                                 (212) 858-2611
                     To confirm facsimile transmission call
                                 (212) 858-2103

Fees and Expenses

         All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Notes Registration Rights Agreement will be borne by the Company, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws, (iii) all expenses of any persons retained by the Company in preparing or assisting in preparing, word processing, printing and distributing this Prospectus and the Registration Statement of which this Prospectus is a part, or, in each case any amendments or supplements thereto,
(iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee, (vii) the fees and disbursements of counsel for the Company, and (viii) the fees and disbursements of the independent public accountants of the Company and any partnership or joint venture in which the Company or any of its subsidiaries is a partner, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance.

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses of any person, including special experts, retained by the Company.

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

         The Company estimates that the expenses to be incurred in connection with the Exchange Offer will aggregate approximately $80,000.00.

Accounting Treatment

         The Exchange Notes will be recorded at the same carrying value as the Initial Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

Resales of the Exchange Notes

         While the Company has not sought a no-action letter from the Commission, based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder (other than (i) a broker-dealer who acquired Initial Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or
(ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is acquiring the Exchange Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. The Company has not entered into any such arrangement or understanding with any person to distribute the Exchange Notes. However, if any Eligible Holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such Eligible Holder cannot rely on the position of the Staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1989), or interpreted in the Commission's letter to Shearman and Sterling dated July 2, 1993, or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                         DESCRIPTION OF EXCHANGE NOTES

         The Exchange Notes will be issued under the Indenture. The following summary of the material provisions of the Indenture and the Pledge Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture and the Pledge Agreements (copies of which have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part) including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The definitions of certain capitalized terms used in the following summary are set forth below under "- Certain Definitions." References in this "Description of Exchange Notes" to the "Company" mean the Company, but not any subsidiary of the Company, until a successor replaces the Company (or any previous successor) pursuant to the Indenture and, thereafter, means such successor.

General

         The Exchange Notes will be senior obligations of the Company, limited to $227,700,000 aggregate principal amount at maturity less the aggregate principal amount at maturity of any Initial Notes not exchanged in the Exchange Offer. The Exchange Notes will be issued only in registered form, without interest coupons, in denominations of $1,000 principal amount at maturity and integral multiples thereof. Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes will be transferable, at the office of the Company's agent in the City of New York located at the corporate trust office of the Trustee. In addition, interest may be paid, at the option of the Company, by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of Exchange Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Maturity, Interest and Principal

         The Exchange Notes will mature on July 15, 2005. Although for U.S. federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a holder as such discount accrues from the issue date of the Exchange Notes (the "Issue Date"), no interest will be payable on the Exchange Notes prior to July 15, 2000. See "Certain Federal Income Tax Considerations - Original Issue Discount". The Exchange Notes will be issued with an Accreted Value equal to the Accreted Value of the Initial Notes exchanged therefore. From and after July 15, 2000, cash interest on the Exchange Notes will accrue at the rate of 15% per annum and will be payable semiannually on each July 15th and January 15th, commencing January 15, 2001, to the holders of record of Exchange Notes at the close of business on the January 1 and July 1 immediately preceding such interest payment date. From and after January 15, 2001, cash interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 2000. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Exchange Notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

         Optional Redemption. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2000, on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning July 15th of the years indicated below:

                                                                     Redemption
Year                                                                   Price
----                                                                 ----------
2000 ...................................................               110.000%
2001 ...................................................               106.667%
2002 ...................................................               103.333%
2003 and thereafter ....................................               100.000%

         Optional Redemption upon Stock Sale to a Strategic Equity Investor. In the event of the sale by the Company to a Strategic Equity Investor (other than Vanguard) on or prior to July 15, 1998 of Capital Stock of the Company, in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $50,000,000, up to a maximum of 20% of the aggregate Accreted Value of the Notes will be redeemable at the option of the Company out of the net proceeds of such sale or sales to the extent that such proceeds consist of cash or Cash Equivalents. Such Notes will be redeemable on not less than 30 nor more than 60 days' prior notice at a redemption price equal to 115.0% of the Accreted Value of the Notes to be redeemed to the redemption date. Any such redemption shall occur within 90 days after (but not before) such sale or last such sale in the case of a series of related transactions.

         Mandatory Redemption upon a Change of Control and Certain Asset Sales. The Company is obligated (a) upon the occurrence of a Change of Control to make an offer to purchase all outstanding Notes at a purchase price of 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase, and (b) to make an offer to purchase Notes with a portion of the net cash proceeds of certain sales or other dispositions of assets at a purchase price of 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "- Certain Covenants - Change of Control" and " - Certain Covenants - Disposition of Proceeds of Asset Sales."

         Selection and Notice. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount at maturity of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Note in a principal amount at maturity equal to the principal amount at maturity of the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. On and after the redemption date, principal will cease to accrete or interest will cease to accrue, as the case may be, on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the redemption price therefor.

Security

         Pledges of Capital Stock

         The Initial Notes are, and the Exchange Notes will be, secured by a pledge of all of the Capital Stock now or hereinafter owned by the Company in National Band Three Limited ("NB3"), PowerSpectrum, Inc. ("PSI"), Metro Net Systems, Inc. ("Metro Net"), Geotek Communications GmbH ("Geotek Germany") and the entities through which the Company owns its interest in Bogen (each a "Pledged Company"), which companies comprise or own all of the Company's significant subsidiaries. The Collateral consisting of pledged Capital Stock includes, in addition to certain other Capital Stock, all of the Capital Stock of (i) NB3, the Company's U.K. subsidiary, (ii) PSI, the Company's U.S. subsidiary which, directly or indirectly owns the Company's U.S. 900 MHz licenses (except those held by Metro Net) and the Company's interest in PST, and holds the non-Israel worldwide rights to license, market, distribute and sell the systems utilizing the FHMA technology developed by PST, (iii) Metro Net,
(iv) Geotek Germany, the Company's subsidiary that, directly or indirectly owns the Company's German operating subsidiaries, and (v) EGAC, the entity through which the Company owns its interests in Bogen and Speech Design. The Company has entered into pledge agreements (the "Pledge Agreements") providing for the grant by the Company to the Trustee, as collateral agent for the holders of the Notes, of security interests in the Collateral comprised of Capital Stock. All such security interests will secure the payment and performance when due of all of the obligations of the Company under the Notes and the Indenture.

         Limitation on Indebtedness. In addition to the limitations on the incurrence of Indebtedness contained in the Indenture, the Pledge Agreements contain a covenant that prohibits the Pledged Companies (other than EGAC) and their direct and indirect subsidiaries (which will include any entities controlled by a Pledged Company through the ownership of voting securities, by contract or otherwise) from directly or indirectly creating, incurring, issuing, assuming, guaranteeing or in any manner becoming directly or indirectly liable, contingently or otherwise, for the payment of any Indebtedness (including, without limitation, any Acquired Indebtedness) other than Permitted

Pledge Agreement Indebtedness; provided that the aggregate outstanding Indebtedness of the Pledged Companies (excluding Indebtedness owed to other Pledged Companies or the Company and Indebtedness of EGAC) at any time shall not exceed $62.0 million.

         Additional Pledges of Collateral. If the Company shall have (i) 50,000 Qualified GEONET Subscribers at the end of the most recently completed billing month and (ii) positive Operating Cash Flow in any two of its GEONET markets for the most recently completed fiscal quarter, the Company may, to the extent otherwise permitted by the Indenture and the Pledge Agreements, grant a security interest, that is equal and ratable to the security interest granted to the Trustee, in the Collateral consisting of Capital Stock of the Pledged Companies that, directly or indirectly, hold, or hold any rights in, Licenses for U.S. 900 MHz radio channels; provided that such security interest shall not secure Indebtedness in an amount in excess of the product of $1,500 and the number of Qualified GEONET Subscribers as of the end of the most recently completed billing month.

         Limitation on Liens. In addition to the limitations on the creation, incurrence, assumption or existence of Liens contained in the Indenture, the Pledge Agreements contain a covenant that prohibits the Pledged Companies (other than EGAC) and their direct and indirect subsidiaries (which will include any entities controlled by a Pledged Company through the ownership of voting securities, by contract or otherwise) from creating, incurring, assuming or suffering to exist any Lien of any kind against or upon any of their respective properties or assets, or any proceeds therefrom, except for Permitted Pledge Agreement Liens.

         Additional Subsidiary Pledges. The Pledge Agreements provide that if the Company transfers the Capital Stock of any Pledged Company to any person in exchange for Capital Stock of such person (including pursuant to a transaction described in clause (k) of the definition of "Permitted Investments") ("Non-Pledged Stock"), or any Pledged Company transfers or causes to be transferred, directly or indirectly, in one or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company set forth in an officers' certificate delivered to the Trustee), exceeding $2.0 million to any subsidiary of the Company that is not a Pledged Company, the Company shall (a) enter into a pledge agreement (or an amendment to an existing Pledge Agreement) in order to pledge all of such Non-Pledged Stock or the outstanding Capital Stock of such subsidiary, as the case may be, owned by the Company as security to the Trustee for the benefit of the holders of the Exchange Notes and (b) deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such pledge agreement (or amendment to an existing Pledge Agreement) has been duly authorized, executed and delivered, is enforceable in accordance with its terms and creates a valid and perfected first priority security interest in such Non-Pledged Stock or Capital Stock. However, the Pledge Agreements provide that the foregoing provisions will not apply to (A) transfers of property or assets (other than cash) by a Pledged Company to the Company or a subsidiary that is not a Pledged Company in exchange for cash in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company set forth in an officers' certificate delivered to the Trustee), of such property or assets, or (B) Restricted Payments and Investments (other than a Permitted Investment within the meaning of clause (k) of the definition of "Permitted Investments") permitted by the Indenture.

         In the event that any Pledged Company transfers or causes to be transferred to any person, directly or indirectly, in one or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company set forth in an officers' certificate delivered to the Trustee) exceeding $2.0 million to any such person, the Net Cash Proceeds resulting from the sale or other disposition of such property or assets shall, to the extent permitted by law, be immediately deposited in the Collateral Account (as defined herein) and the Company shall cause any non-cash proceeds from such sale or other disposition (including securities) received by the Company or a Subsidiary to immediately become subject to a first priority perfected Lien in favor of the Trustee. Any Net Cash Proceeds resulting from such sale or disposition shall be required to be applied as described under "Termination of Collateral Arrangements; Release of Collateral."

         Notwithstanding any other provision contained herein, if the Company transfers any FCC License to any wholly-owned subsidiary of the Company that is not a Pledged Company, all of the Capital Stock of such subsidiary shall be pledged to the Trustee as Collateral.

         Events of Default. Upon the occurrence and during the continuance of an Event of Default and after the acquisition of any required regulatory approvals,
(i) all rights of the Company to exercise voting or other consensual rights with respect to the stock of the Pledged Companies shall cease, and all such rights shall, to the extent permitted by applicable law, become vested in the Trustee, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights, (ii) all rights of the Company to receive cash dividends, interest and other payments made upon or with respect to such pledged stock shall cease and such cash dividends, interest and other payments shall be paid to the Trustee and (iii) to the extent permitted by applicable law, the Trustee may sell the Collateral or any part thereof in accordance with the terms of the Pledge Agreements. All funds distributed under the Pledge Agreements and received by the Trustee for the benefit of the holders of the Notes shall be distributed by the Trustee in accordance with the provisions of the Indenture.

         Subsidiary Guarantees

         Certain of the Company's existing and future wholly-owned direct and indirect subsidiaries organized under the laws of a state of the United States (collectively, the "Guarantors") have fully and unconditionally, jointly and severally guaranteed the obligations of the Company under the Notes and the Indenture. Each Guarantor has agreed that its obligations under the Indenture are unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture or any other security arrangements, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor has waived diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and has agreed that its guaranty under the Indenture would not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and any other security arrangements pursuant to any supplements to the Indenture or in accordance with
Section 10.12 and Section 4.18(f) of the Indenture. To the extent that the Company establishes or acquires wholly-owned direct and indirect subsidiaries which are organized under the laws of a state of the United States and doing business in the United States after the date of the Indenture, the Company shall be required to use its best efforts to cause such subsidiary to jointly and severally guarantee the obligations of the Company under the Notes and the Indenture pursuant to a guarantee in form and substance satisfactory to the Trustee. Notwithstanding the foregoing, a wholly-owned U.S. subsidiary of the Company is not required to become a guarantor under the Indenture to the extent that such subsidiary either (i) is prohibited under applicable law (but not by the terms of any contract) from becoming a Guarantor and compliance with any such law would be materially burdensome to such Guarantor or (ii) has assets with an aggregate fair market value of less than $100,000 and does not hold any License. To the extent that any wholly-owned U.S. subsidiary of the Company is not required to execute and deliver a guarantee as contemplated above, the Company shall covenant in the Indenture that such subsidiary shall not engage in any business activities. The obligations of each Guarantor pursuant to its guarantee will be subordinated in right of repayment to any obligation of such Guarantor pursuant to any Indebtedness incurred by such Guarantor to finance the construction or acquisition of Telecommunications Assets by such Guarantor.

         The Indenture provides that, subject to the next paragraph, no Guarantor may consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another person unless:

         (a) such Guarantor is the surviving person or the person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (b) the person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and the Indenture;

         (c) immediately after such transaction, no Default or Event of Default exists; and

         (d) such Guarantor or the person formed by or surviving any such consolidation or merger, or to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made (i) will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (ii) will have an Indebtedness to Cash Flow Ratio (as defined in the Indenture) immediately after the transaction that does not exceed such Guarantor's Indebtedness to Cash Flow Ratio immediately preceding the transaction.

         Except as set forth in the provisions entitled "Certain Covenants" and "Merger, Sale of Assets, Etc.," nothing contained in the Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company.

         The Indenture will provide that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the person acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee, provided that the proceeds of such sale or other disposition are applied in accordance with the provisions described under "- Asset Sales."

         Pledges of Intercompany Notes

         To the extent that, on or after the date of the Indenture, the Company makes any cash investment in any of its wholly-owned subsidiaries which are organized under the laws of and doing business in the United States, such Investment shall be required to be made in the form of a loan, which shall be evidenced by a note (an "Intercompany Note"). All Intercompany Notes shall be required to be pledged by the Company to the Trustee as Collateral.

         Ability to Foreclose upon Collateral

         The ability of the Trustee to foreclose on the Collateral upon the occurrence of an Event of Default will be subject in certain instances to perfection and priority issues and to practical problems associated with realization upon security interests. Regulatory limitations also will limit the ability of the Trustee to foreclose on and sell the Collateral upon the occurrence of an Event of Default. See "Risk Factors - Risk of Inability to Realize Upon Security Interests."

         Certain of the Pledged Companies directly or indirectly through various subsidiaries hold interests in licenses authorized by the FCC. The Communications Act requires prior FCC approval of all assignments of licenses and transfers of control of companies holding licenses. Further, the Communications Act limits the ownership interests that may be held by foreign persons or entities directly and indirectly in licenses authorized by the FCC. In the event the Company fails to meet its obligations under the Indenture and the Notes, the Trustee would be required to obtain FCC approval prior to foreclosing on the Collateral. Further, the Trustee would be required to satisfy the foreign ownership limits and other conditions of ownership specified in the Communications Act and prescribed by the FCC. There can be no assurance that the Trustee would be able to meet the foreign ownership limits and other conditions or obtain on a timely basis or at all the necessary FCC approvals for the transfer of control or assignment of licenses to foreclose on the Collateral. Moreover, before the Trustee could sell the Collateral, it would be required to obtain FCC approval and the purchaser would be required to meet the same limitations and conditions imposed upon the Trustee. There can be no assurance that the Trustee would be able to meet the foreign ownership limits and other conditions or obtain on a timely basis or at all the necessary FCC approvals for the transfer of control or assignment of the licenses. In addition, the Company expects to participate in FCC auctions for additional 900 MHz radio licenses in Major Trading Areas ("MTAs"), which auctions are expected to be held within the ensuing year. In a recent rulemaking proceeding, the FCC has proposed rules that would prohibit changes in control of applicants for MTA licenses in the 900 MHz SMR auctions. If the FCC adopts such rules as proposed and the Trustee foreclosed on the Collateral, absent a waiver, the FCC would dismiss, deny or otherwise refuse to grant applications filed by the Company or its subsidiaries for any such licenses pending at the time.

         Geotek Germany owns all of the Capital Stock of DBF Bundelfunk GmbH ("DBF") and approximately 49% of the Capital Stock of Preussag Bundelfunk GmbH ("PBG"). DBF and PBG hold interests in licenses authorized by the Federal Ministry for Post and Telecommunications and the Federal Office for Post and Telecommunications. In the event that the Company fails to meet its obligations under the Indenture and the Notes and the Trustee exercises its rights of foreclosure under the Pledge Agreements, the Trustee would seek to transfer the shares of Geotek Germany in order to satisfy in part the obligations under the Exchange Notes. The terms of the licenses held by DBF and PBG provide that DBF and PBG may be transferred only upon the approval of the applicable regulatory authority. Although the German courts have not addressed the issue of whether the transfer of the parent company of a license holder requires regulatory approval, there exists the possibility that a transfer of shares of Geotek Germany without the receipt of any applicable regulatory approvals by the Trustee could result in a revocation of DBF and/or PBG's licenses.

         In the event that a foreclosure of the Collateral consisting of capital stock of NB3 occurs, a change in control of NB3 will be deemed to have occurred under applicable United Kingdom telecommunication laws. Accordingly, licenses currently held by NB3 would be subject to possible revocation unless the consent of the relevant U.K. governmental agencies is obtained following such a change of control. In the event of a revocation of such licenses, NB3 would be required to apply for new licenses and the Secretary of State for Trade and Industry (now known as the President of the Board of Trade) would have discretion over whether or not to grant such licenses.

         Termination of Collateral Arrangements; Release of Collateral

         Upon the full and final payment and performance of all obligations of the Company under the Notes and the Indenture or upon a defeasance of the Notes in accordance with the terms of the Indenture, the Pledge Agreements and the subsidiary guarantees, and any other security arrangements described herein (the "Collateral Arrangements") shall terminate and the Collateral shall be released. In addition, the Collateral Arrangements will be terminated and the Collateral will be released upon the prior written consent of the holders of at least 662/3% of the aggregate principal amount of the Notes then outstanding (the "Requisite Vote") pursuant to a request (a "Collateral Release Request") made by the Company to the holders. In the event that the Company does not receive the Requisite Vote pursuant to any such Collateral Release Request, the Company may, at its option, within five business days after the latest date on which such consents are required to be delivered to the Company pursuant to the terms of the Collateral Release Request, make an offer to purchase (a "Collateral Release Repurchase Offer") all of the outstanding Notes at a purchase price of 101.5% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Upon the consummation of such Collateral Release Repurchase Offer, the Collateral Arrangements automatically shall terminate and the Collateral shall be released. If the Company shall at any time make a Collateral Release Request, the Company shall pay to the voting holders an amount in cash equal to .50% of the Accreted Value on such date as provided in the Indenture. Any Collateral Release Request shall be made as provided in the Indenture.

         In addition, in the event (a) that any Collateral is sold and the Net Cash Proceeds thereof are applied in accordance with the terms of the covenant in the Indenture entitled "Disposition of Proceeds of Asset Sales" and the next paragraph, (b) any Collateral is transferred to a subsidiary of the Company in accordance with the covenant described under "Additional Subsidiary Pledges" or
(c) the Company sells Collateral consisting of up to 75,000 shares of the common stock of EGAC owned by it in conjunction with the exercise of options to purchase such common stock to be issued to certain management of EGAC, the Trustee shall release the liens in favor of the Trustee in the Collateral so sold or transferred; provided, that the Trustee shall have received from the Company an officers' certificate and an opinion of counsel that such Collateral has been sold or transferred in accordance with the terms of the Indenture. To the extent that any Collateral is sold and the Net Cash Proceeds thereof are applied in accordance with the terms of the covenant in the Indenture entitled "Disposition of Proceeds of Asset Sales," the Net Cash Proceeds resulting from the sale or other disposition of such Collateral shall, to the extent permitted by law (including any necessary FCC approval in regard to any radio licenses), be immediately deposited in an account (the "Collateral Account") subject to a first priority perfected Lien in favor of the Trustee, and the Company shall cause any non-cash proceeds from such sale or other disposition (including securities) received by the Company or a Subsidiary to immediately become subject to a first priority perfected Lien in favor of the Trustee.

         Within 180 days after consummation of any sale or disposition of Collateral, the Company shall apply 100.0% of the Net Cash Proceeds resulting from such sale or disposition to (i) the purchase of Replacement Assets (as defined herein), provided, that, when acquired, such Replacement Assets are subject to a first priority perfected Lien in favor of the Trustee, or (ii) the acquisition or formation of a Subsidiary, provided, that, when acquired or formed, all of the outstanding Capital Stock of such Subsidiary is subject to a first priority perfected Lien in favor of the Trustee; provided, that if the Company does not apply such Net Cash Proceeds in accordance with (i) or (ii) above, such Net Cash Proceeds shall remain in the Collateral Account and not be released until the obligations of the Company under the Indenture and the Notes have been discharged, the Pledge Agreements shall have otherwise been terminated or until distributed to the holders of the Notes as Excess Proceeds. See "- Covenants - Disposition of Proceeds of Asset Sales." Subject to the proviso in the preceding sentence, amounts in the Collateral Account shall be released (i) upon the purchase of Replacement Assets, (ii) upon the acquisition or formation of a Subsidiary, all of whose Capital Stock has been pledged to the Trustee or
(iii) until distributed to the holders of the Notes as Excess Proceeds. Any such actions by the Trustee to release the Collateral will be taken in accordance with the TIA, including Section 314 thereunder.

Holding Company Structure

         The Exchange Notes are obligations exclusively of the Company, which is a holding company, and the Guarantors. Since the operations of the Company currently are conducted principally through subsidiaries, the cash flow of the Company and its ability to service its debt, including the Exchange Notes, are dependent upon the earnings of such subsidiaries and the distribution of those earnings to the Company, or upon loans or other payments of funds by such subsidiaries to the Company. The Company's subsidiaries are separate and distinct legal entities and, except for the guarantees of the Guarantors, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Exchange Notes or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and certain loans and advances to the Company by such subsidiaries may be subject to certain statutory or contractual restrictions, are contingent upon the earnings of such subsidiaries and are subject to various business considerations.

         The Exchange Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's subsidiaries that are not Guarantors. Any right of the Company to receive assets of any such subsidiary upon the liquidation or reorganization of any such subsidiary (and the consequent right of the holders of the Exchange Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary and any Indebtedness of such subsidiary senior to that held by the Company. As of June 30, 1995, the Company's subsidiaries that are not Guarantors had approximately $33.5 million of liabilities (excluding intercompany indebtedness). See "Risk Factors - Holding Company Structure."

Certain Covenants

         The Indenture contains the following covenants, among others:

         Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness); provided, however, that the Company or any of its Subsidiaries, other than Subsidiaries that are Pledged Companies or their direct or indirect subsidiaries, will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if (a) at the time of such incurrence, no Default or Event of Default shall have occurred and be continuing and (b) at the time of such incurrence and after giving pro forma effect thereto, the Consolidated Indebtedness to Annualized Operating Cash Flow Ratio would not exceed 7.0 to 1.0 in the case of any such incurrence of Indebtedness on or before January 1, 1999, or 4.5 to 1.0 in the case of any such incurrence of Indebtedness thereafter.

         Notwithstanding the foregoing, the Company and its Subsidiaries may, to the extent specifically set forth below, incur each and all of the following:

         (a) Indebtedness of the Company and the Subsidiaries evidenced by the Notes and the Guarantees;

         (b) Indebtedness of the Company and its Subsidiaries outstanding on the date the Initial Notes were issued or July 6, 1995 (the "Initial Issue Date");

         (c) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Subsidiary of the Company and (ii) Interest Rate Protection Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (A) any Indebtedness to which any such Interest Rate Protection Obligation relates bears interest at a fluctuating interest rate and
(B) the notional principal amount of any such Interest Rate Protection Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligation relates;

         (d) Indebtedness of a Subsidiary of the Company owed to and held by the Company or another Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Subsidiary (other than to the Company or to another Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Subsidiary of the Company which is owed Indebtedness of another Subsidiary of the Company such that the first such Subsidiary ceases to be a Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by the second such Subsidiary, subject to the other provisions of this covenant;

         (e) Indebtedness of the Company owed to and held by a Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Indenture and the Notes except that (i) any transfer of such Indebtedness by a Subsidiary of the Company (other than to another Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Subsidiary which holds Indebtedness of the Company such that it ceases to be a Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of this covenant;

         (f) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

         (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of incurrence;

         (h) Indebtedness of the Company or any of its Subsidiaries represented by standby letters of credit or trade letters of credit entered into in the ordinary course of business;

         (i) International Vendor Indebtedness;

         (j) guarantees of Indebtedness by the Company of companies in the Communications Products Group, in an aggregate principal amount at any time not exceeding $10,000,000;

         (k) guarantees of Indebtedness by the Company or any of its Subsidiaries of Indebtedness permitted to be incurred by any of them hereunder, to the extent that the guaranteeing party could otherwise incur such debt pursuant to the Indenture;

         (l) Indebtedness issued to finance the acquisition of Telecommunications Assets to be used in the United States by the Company or one of its Subsidiaries, to the extent incurred by the Company or one of its Subsidiaries that does not hold, or hold any rights in, any Licenses for U.S. 900 MHZ radio channels;

         (m) Indebtedness of the Company or any Subsidiary of the Company in addition to that described in clauses (a) through (l) above in an aggregate principal amount outstanding at any time not exceeding $20,000,000;

         (n) (i) Indebtedness of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, substitution, replacement, extension or refunding) Indebtedness (plus reasonable fees and expenses directly associated with such financing) of the Company or any of its Subsidiaries and
(ii) Indebtedness of any Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, substitution, replacement, extension or refunding) Indebtedness (plus reasonable fees and expenses directly associated with such financing) of such Subsidiary, in each case other than Indebtedness refinanced, redeemed or retired under clause (j),

(k) or (m) of this covenant; provided, however, that (A) the principal amount of Indebtedness incurred pursuant to this clause (n) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith and (B) in the case of Indebtedness incurred by the Company pursuant to this clause (n) to refinance Indebtedness subordinated in right of payment to the Notes, such Indebtedness (I) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness being refinanced and (II) is subordinated to the Notes in the same manner and to the same extent that the Indebtedness being refinanced is subordinated to the Notes.

         For purposes of determining compliance with the "Limitation of Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only shall be required to include the amount and type of such Indebtedness in one of such clauses.

         The Pledge Agreements further restrict the Pledged Companies' ability to incur Indebtedness. See "- Security."

         Limitation on Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

         (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (i) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (ii) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Wholly-Owned Subsidiary of the Company and (iii) the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis);

         (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries (other than any such Capital Stock owned by a Wholly-Owned Subsidiary of the Company);

         (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Indebtedness that is subordinated in right of payment to the Notes (other than any such Indebtedness owned by the Company or a Wholly-Owned Subsidiary of the Company); or

         (d) make any Investment (other than any Permitted Investment) in any person (such payments or Investments described in the preceding clauses (a), (b), (c) and this clause (d) are collectively referred to as "Restricted Payments");

provided, however, that the Company or any Subsidiary thereof may make a Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment), (i) no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness pursuant to clause (b) of the first paragraph of the covenant described under "- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness) and (iii) the aggregate amount of all Restricted Payments declared or made from and after the Initial Issue Date would not exceed the sum of (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on July 1, 1995 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus

100% of such deficit) plus (B) the aggregate net proceeds, including the fair market value of property other than cash, received by the Company either (I) as capital contributions to the Company after the Initial Issue Date from any person (other than a Subsidiary of the Company) or (II) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock and Capital Stock issued pursuant to clause (j) of the definition of "Permitted Investments," but including Capital Stock issued upon the conversion of convertible Indebtedness (including Indebtedness that is Redeemable Capital Stock) or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock and Capital Stock issued pursuant to clause (j) of the definition of "Permitted Investments")) of the Company to any person (other than to a Subsidiary of the Company) after the Initial Issue Date plus (C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Initial Issue Date (excluding any Investment described in clause
(i) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of the preceding clause (iii)(B), (x) the value of the aggregate net cash proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness (including Indebtedness that is Redeemable Capital Stock) or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof and (y) the fair market value of property other than cash shall be determined by the Board of Directors of the Company, whose good faith determination shall be conclusive and evidenced by (i) a resolution filed with the Trustee and (ii) in the case of fair market value in excess of $20 million, a written opinion as to such fair market value issued by an Independent Financial Adviser.

         None of the foregoing provisions will prohibit (a) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (b) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (i) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (ii) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company), provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (iii)(B) of the preceding paragraph; (c) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Indebtedness that is subordinated in right of payment to the Notes by exchange for, or out of the net cash proceeds of, a substantially concurrent (i) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (ii) issue and sale of (A) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company), provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (iii)(B) of the preceding paragraph, or (B) Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is Indebtedness that is subordinated in right of payment to the Notes which (I) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness so redeemed, repurchased, acquired or retired and (II) is subordinated to the Notes in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; (d) the payment of dividends on Preferred Stock (other than Redeemable Capital Stock that requires the payment of cash upon any mandatory redemption or sinking fund obligation exercisable at the option of the holder thereof) of the Company issued subsequent to the date of the Indenture to any person who purchases, in a single transaction or series of related transactions, for no less than $50,000,000, shares of such Preferred Stock, provided that the rate of dividends on such Preferred Stock does not exceed, as of the date the issuance thereof is approved by the Company's Board of Directors, the prime rate of interest most recently published in The Wall Street Journal and the aggregate amount of such dividends payable in any fiscal year does not exceed $10,000,000; (e) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Subsidiary thereof for consideration not to exceed $500,000 in the aggregate in any fiscal year; (f) the payment by the Company of any required dividends on or prior to July 15, 2000 on its Preferred Stock outstanding, or issuable pursuant to an agreement in effect, on the date of the Indenture in accordance with the terms thereof as in effect on the date of the Indenture; (g) so long as no Default or Event of Default shall have occurred and be continuing, the distribution by the Company to its shareholders of the Capital Stock of an Unrestricted Subsidiary in the Company's Communications Products Group; (h) so long as no Default or Event of Default shall have occurred and be continuing, required payments by the Company or any of its Subsidiaries pursuant to

Acquisition Put Obligations in existence on the date of the Indenture; (i) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under "- Disposition of Proceeds of Asset Sales" below and (j) any payments made in connection with a Repurchase Event under the Warrant Agreement. In computing the amount of Restricted Payments previously made for purposes of clause (iii) of the preceding paragraph, Restricted Payments made under clauses (d), (e), (f), (g), (h) and (i) of this paragraph shall be included and payments made under clauses (a), (b), (c) and (j) of this paragraph shall not be so included.

         Any cash Investment by the Company made on or after the date hereof in any wholly-owned subsidiary thereof organized under the laws of and doing business in the United States shall be required to be made in the form of a loan, which shall be required to be evidenced by an Intercompany Note. All Intercompany Notes shall be required to be pledged by the Company to the Trustee as Collateral.

         Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, other than Liens securing Indebtedness that is subordinated in right of payment to the Notes, so long as the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; provided, however, that the foregoing shall not prohibit (i) Liens existing as of the Initial Issue Date, including Liens securing Indebtedness under the Defeased Notes; (ii) Liens securing the Notes; (iii) Liens in favor of the Company or one or more of its Subsidiaries, other than any Lien on any property or assets of the Company or any of its Subsidiaries securing Indebtedness to one or more Subsidiaries; (iv) any Lien securing only Indebtedness of a Subsidiary of the Company, to the extent that the incurrence of such Indebtedness is permitted under the Indenture and such Indebtedness is not subordinated in right of payment to the Notes; (v) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; and (vi) Permitted Liens.

         The Pledge Agreements further restrict the Company's and the Pledged Companies' ability to create, incur, assume or suffer to exist Liens. See "- Security."

         Change of Control. Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date.

         In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Notes must follow to accept the Change of Control Offer.

         The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to purchase Notes as described above.

         Disposition of Proceeds of Asset Sales. The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (a) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 85% of such consideration consists of cash or Cash Equivalents or the assumption of Indebtedness of the

Company or such Subsidiary or other obligations relating to such assets and release from all liability on the Indebtedness or other obligations assumed, unless, in the case of clause (b), the remainder of such consideration consists of (i) property or assets that will be owned by the Company or a Subsidiary of the Company and are to be used in a telecommunications business or related activities or services that thereafter will be conducted by the Company or such Subsidiary or (ii) Capital Stock or other securities issued by a party to the transaction or an Affiliate thereof, which Capital Stock or other securities are freely tradeable and which are sold for cash within 90 days of the consummation of the Asset Sale in connection with which they were acquired. The Company or such Subsidiary, as the case may be, may, within 180 days of such Asset Sale, apply such Net Cash Proceeds (or enter into a binding agreement within such 180-day period to apply such Net Cash Proceeds within 45 days of the date of such agreement) to (a) an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Initial Issue Date or in businesses reasonably related thereto ("Replacement Assets") or (b) in the case of an Asset Sale by a Subsidiary of the Company, the repayment of any Indebtedness of such Subsidiary. Any Net Cash Proceeds from any Asset Sale that are not invested in Replacement Assets within the 180-day period described above constitute "Excess Proceeds" subject to disposition as provided below.

         When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an offer (an "Asset Sale Offer") to all holders of Notes and Other Qualified Senior Notes, not more than 40 business days thereafter, to purchase the maximum principal amount of Notes and Other Qualified Senior Notes, on a pro rata basis according to the Accreted Value or principal amount, as the case may be, of the Notes and the Other Qualified Senior Notes that may be purchased out of the Excess Proceeds (x) with respect to the Other Qualified Senior Notes, based on the terms set forth in the instrument related to each issue of the Other Qualified Senior Notes and (y) with respect to the Notes, at an offer price in cash in an amount equal to 100% of the Accreted Value on the date fixed for closing of such offer plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Accreted Value or principal amount, as the case may be, of Notes and Other Qualified Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency in the business of the Company and its Subsidiaries on the Initial Issue Date or in businesses reasonably related thereto (including for general corporate purposes). If the aggregate Accreted Value or principal amount, as the case may be, of Notes and Other Qualified Senior Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, then the Excess Proceeds will be allocated pro rata according to Accreted Value or principal amount, as the case may be, to the Notes and each issue of the Other Qualified Senior Notes and the Trustee will select the Notes to be purchased from the amount allocated to the Notes on the basis set forth in the Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

         The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

         Limitation on Issuances and Sale of Preferred Stock by Subsidiaries. The Company (a) will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Subsidiary of the Company) and (b) will not permit any person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company; provided that the terms of this covenant shall not be violated by the acquisition by the Company of any person that will be a Subsidiary of the Company upon the consummation of such acquisition and that had Preferred Stock outstanding prior to such acquisition that was not issued in anticipation of such acquisition.

         Limitation on Transactions with Interested Persons. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (determined in accordance with the Indenture) of 10% or more of the Company's Common Stock at any time outstanding (in each case, an "Interested Person"), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons, (b) with respect to the sale of Capital Stock of the Company (other than Redeemable Capital Stock) involving aggregate payments or value equal to or greater than $5,000,000, such transaction must have been approved in good faith by a majority of the Company's Board of Directors and a majority of its Disinterested Directors as evidenced by a resolution filed with the Trustee, (c) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $5,000,000, (i) such transaction must have been approved in good faith by a majority of the Company's Board of Directors and a majority of its Disinterested Directors, as evidenced by a resolution of the Company's Disinterested Directors filed with the Trustee and (ii) other than a transaction provided for in clause (b) above, the Company has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or the applicable Subsidiary, as the case may be, from a financial point of view and (d) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $500,000, the Company shall have delivered an officer's certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (c) (ii) has been delivered or that such transaction or series of transactions have been approved by a majority of the Board of Directors of the Company and by a majority of the Disinterested Directors; provided, however, that this covenant will not restrict the Company or its Subsidiaries from (i) paying dividends in respect of their Capital Stock to the extent permitted under the covenant described under "- Limitation on Restricted Payments" above, (ii) paying reasonable and customary fees to directors of the Company who are not employees of the Company, (iii) making loans or advances to officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Subsidiary not in excess of $1,000,000 in the aggregate at any one time outstanding, (iv) engaging in any transaction effected pursuant to an agreement existing on the date of the Indenture, pursuant to the terms of such agreement as in effect on the date of the Indenture, (v) engaging in any transaction between the Company and any Subsidiary or between Subsidiaries or
(vi) entering into any employment or consulting agreement or compensation arrangement with any natural person in the ordinary course of business consistent with past practice. For purposes of this covenant, any transaction or series of related transactions between the Company or any Subsidiary and an Affiliate of the Company that is approved in the manner described in clause (b),
(c) or (d) of the preceding sentence will be deemed to be on terms as favorable as those that might be obtained at the time of such transaction (or series of transactions) from a person that is not such an Affiliate.

         Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to, or any investment in, the Company or any other Subsidiary of the Company or
(d) transfer any of its properties or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) any other provision of the Indenture or any provision of any of the Pledge Agreements, (ii) applicable law, (iii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company, (iv) customary restrictions on transfers of property subject to a Lien permitted under the Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under the Indenture and the Notes, (v) any agreement or other instrument of a person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such acquired person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (vi) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, (vii) restrictions imposed under agreements governing International Vendor Indebtedness, provided that such restrictions terminate no later than July 15, 2000, (viii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (ix) customary restrictions pursuant to any agreement relating to Indebtedness of any Subsidiary permitted by the "Limitation on Indebtedness" covenant and incurred for working capital purposes, provided that such restrictions terminate no later than July 15, 2000, (x) encumbrances and restrictions under Indebtedness in effect on the Initial Issue Date and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the holders of the Notes than those contained in the Indebtedness so refinanced or replaced,
(xi) provisions contained in agreements or instruments governing Indebtedness permitted pursuant to clause (l) of the "Limitation on Indebtedness" covenant, provided that such restrictions terminate no later than July 15, 2000, and (xii) any such encumbrance or restriction pursuant to any agreement that amends, extends, refinances, refunds, renews or replaces any agreement described in clauses (i), (iii), (v), (vi), (vii), (ix) or (xi) whether or not by or among the same parties, provided that the terms and conditions of any such encumbrances of restrictions are no less favorable to the holders of the Notes than those under or pursuant to the agreement amended, extended, refinanced, refunded, renewed or replaced.

         Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Subsidiaries (other than Sale-Leaseback Transactions between the Company and any of its Wholly-Owned Subsidiaries or between any such Wholly-Owned Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may enter into Sale-Leaseback Transactions with respect to property acquired or constructed after the Initial Issue Date, provided that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or such Subsidiary, as the case may be, and (b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness).

         Activities of the Company and its Subsidiaries. The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the telecommunications business and related activities and services, and such businesses, activities and services as the Company and its Subsidiaries are engaged in on the date of the Indenture.

         Reporting Requirements. The Company will file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will be required to file with the Trustee and provide to each holder of Notes within 15 days after it files them with the Commission (or if any such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing) copies of such reports and documents.

Merger, Sale of Assets, Etc.

         The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and in each case, the Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "- Certain Covenants - Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness); and (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions.

         In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture; provided, however, that solely for purposes of computing amounts described in subclause (d)(iii) of the covenant described under "- Certain Covenants - Limitation on Restricted Payments" above, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor corporation had been named as the Company therein; provided however, that solely for purposes of computing amounts described in subclause (c) of the section "Limitation on Restricted Payments", any such successor person shall be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of such assets.

Events of Default

         The following will be "Events of Default" under the Indenture:

         (a) a default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

         (b) a default in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

         (c) a failure to perform or observe any other term, covenant or agreement contained in the Notes, the Indenture or any of the Pledge Agreements (other than a default specified in clause (a) or (b) above) which failure continues for a period of 30 days after written notice thereof requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

         (d) a default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full other than by reason of an acceleration or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded within a period of 15 days; or

         (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

         (f) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary of the Company shall have occurred.

         If an Event of Default (other than as specified in clause (f) above) shall occur and be continuing, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and the Company, may accelerate the Accreted Value of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes due and payable immediately, upon which declaration, all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in clause (f) above occurs and is continuing, then the Accreted Value of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

         After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes,
(iii) the Accreted Value of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration;
(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of Accreted Value of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived pursuant to the terms of the Indenture.

         The holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

         No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or the Notes or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note, subject to applicable grace periods.

         During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

         If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the Notes.

         The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee within ten days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

Defeasance or Covenant Defeasance of Indenture

         The Company may, at its option and at any time, terminate the obligations of the Company with respect to the outstanding Notes ("defeasance"), including, without limitation, all of the Company's obligations under the Pledge Agreements. Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (a) the rights of holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (c) the rights, powers, trusts, duties and immunities of the Trustee and (d) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants that are set forth in the Indenture, some of which are described under "- Certain Covenants" above (including the covenant described under "- Certain Covenants - Change of Control" above) and with respect to its obligations under the Pledge Agreements and any subsequent failure to comply with any of such obligations shall not constitute a Default or Event of Default with respect to the Notes ("covenant defeasance").

         In order to exercise either defeasance or covenant defeasance, (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity (except lost, stolen or destroyed Notes which have been replaced or paid); (b) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (d) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; (e) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound; (f) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (g) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

         The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (a) either (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or repaid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have been called for redemption pursuant to the terms of the Notes or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under the Indenture by the Company; (c) there exists no Default or Event of Default under the Indenture; and (d) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Amendments and Waivers

         From time to time, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, without notice to or the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the TIA or making any other change that does not adversely affect the rights of any holder of Notes, provided that the Company has delivered to the Trustee an opinion of counsel stating that such change does not adversely affect the rights of any holder of Notes. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (a) reduce the principal amount of, extend the fixed maturity of, or alter the redemption provisions of, the Notes,
(b) change the currency in which any Notes or any premium or the interest thereon is payable or make the principal of, premium, if any, or interest on any Note payable in money other than that stated in the Note, (c) reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes, (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (e) waive a default in payment with respect to the Notes or (f) reduce or change the rate or time for payment of interest on the Notes.

The Trustee

         The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The Indenture and provisions of the TIA incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict or resign.

Governing Law

         The Indenture and the Exchange Notes will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

Certain Definitions

         "Accreted Value" is defined to mean, for any Specified Date, the amount provided below for each $1,000 principal amount at maturity of the Notes:

         (a) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                                                                      Accreted
Semi-Annual Accrual Date                                                Value
------------------------                                              ----------
January 15, 1996 .......................................              $   521.58
July 15, 1996 ..........................................                  560.70
January 15, 1997 .......................................                  602.75
July 15, 1997 ..........................................                  647.96
January 15, 1998 .......................................                  696.56
July 15, 1998 ..........................................                  748.80
January 15, 1999 .......................................                  804.96
July 15, 1999 ..........................................                  865.33
January 15, 2000 .......................................                  930.23
July 15, 2000 ..........................................                1,000.00

         (b) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (i) the original issue price of the Notes and (ii) an amount equal to the product of (A) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by
(B) a fraction, the numerator of which is the number of days from the Initial Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Initial Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

         (c) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (i) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (ii) an amount equal to the product of (A) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (B) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

         (d) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

         "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person.

         "Acquisition Put Obligation" of any person means any obligation to purchase, redeem, retire, defease or otherwise acquire for value any interest in any other person pursuant to an agreement in effect on the date of the Indenture under which one party has the right to require the other party thereto to make such purchase, redemption, retirement, defeasance or acquisition; provided, that for purposes of the definition of the term "Indebtedness," the term "Acquisition Put Obligation" shall not include any obligation which, by its terms, can be satisfied solely by delivery of Capital Stock (other than Redeemable Capital Stock) of such person.

         "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, the term "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Annualized Operating Cash Flow" means, for any fiscal quarter, Operating Cash Flow for such fiscal quarter multiplied by four.

         "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any person (other than a Subsidiary of the Company).

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Wholly-Owned Subsidiary of the Company, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Company (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law), (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company or (c) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (a) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "- Merger, Sale of Assets, Etc." above, (b) disposition by the Company to a Wholly-Owned Subsidiary or by a Subsidiary of the Company to the Company or a Wholly-Owned Subsidiary, (c) distribution by the Company to its shareholders of the Capital Stock of a Subsidiary in the Company's Communications Products Group to the extent that such distribution is permitted pursuant to clause (h) of the second paragraph of the covenant described under "- Certain Covenants - Limitation on Restricted Payments" above, (d) any sale issuance, conveyance, transfer, lease or other disposition of properties or assets that constitute a Permitted Investment or a Restricted Payment that is permitted under the covenant entitled "Restricted Payments", (e) any transfer of assets pursuant to any binding written agreement in existence on the date of the Indenture, (f) any sale of any of the assets of Geotest or (g) any transaction or series of related transactions in connection with which the Company or a Subsidiary, as the case may be, receives aggregate consideration of $75,000 or less.

         "Attributable Value" means, as to any particular lease under which any person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

         "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(a) the sum of the products of (i) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

         "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

        "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Cash Equivalents" means, at any time, (a) any evidence of Indebtedness with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) any money market fund sponsored by a registered broker-dealer or mutual fund distributor or time deposit accounts, certificates of deposit or acceptances and money market deposits with a maturity of 270 days or less of (i) any financial institution that is organized under the laws of the United States, any state thereof, the District of Columbia or any foreign country recognized by the United States and which financial institution has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) or (ii) any other financial institution that is organized under the laws of the United States, any state thereof, the District of Columbia or any foreign country recognized by the United States, in an amount not to exceed $2.0 million at any one time; (c) any evidence of Indebtedness maturing, or otherwise payable without penalty, not more than l2 months after the date of the acquisition thereof issued by a corporation and rated at least A-2 by Moody's or at least A by S&P; (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31,1985; and (e) commercial paper maturing not more than 90 days after the date of acquisition thereof that is issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America or any jurisdiction thereof with a rating, at the time as of which any Investment therein is made, of at least P-1 by Moody's or at least A-1 by S&P.

         "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under the Indenture, or a combination thereof, and (ii) immediately after such transaction, the persons who, immediately prior to such transaction, beneficially owned the Voting Stock of the Company, beneficially own, in the aggregate, more than 50% of the total Voting Stock of the surviving or transferee corporation ("beneficially owned" shall have a meaning correlative to that of "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), provided, however, that no Change of Control will be deemed to occur pursuant to this clause (b) if (i) the surviving or transferee corporation has outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days to the extent that the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (ii) the surviving or transferee corporation (A) does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to 90 additional days to the extent that any such rating agency has publicly announced that such corporation or debt thereof will be rated), after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (i) of this proviso, and (B) as of the Trading Day immediately before




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and the Trading Day immediately after the date of such event, has Total Common
Equity of at least $10,000,000,000 (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of Common Stock of such corporation will be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange
Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

         "Collateral" means the Capital Stock of the Pledged Companies owned or hereinafter acquired by the Company, and any other collateral to secure the obligations of the Company under the Indenture and the Notes.

         "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Initial Issue Date or issued after the Initial Issue Date, and includes, without limitation, all series and classes of such common stock, in each case, to the extent that such series or class of common stock does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Capital Stock of any other class of such person.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Communications Products Group" means EGAC, Bogen Corporation and Speech Design GmbH and their respective subsidiaries in existence from time to time and their respective successors.

         "Consolidated Indebtedness to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis outstanding as at the date of determination to (b) the Annualized Operating Cash Flow of the Company, and its Subsidiaries for the most recently completed fiscal quarter of the Company.

         "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses, (b) the portion of net income (but not losses) of such person and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Subsidiaries, (c) net income (or loss) of any person combined with such person or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (d) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (e) gains (or losses) in respect of any Asset Sales by such person or one of its




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Subsidiaries, on an after-tax basis, (f) any gain resulting from the write-up of assets and any loss resulting from the write-down of assets, on an after-tax basis, and (g) the net income of any Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; provided that with respect to any person other than the Company, references herein to Subsidiaries shall be deemed to refer to subsidiaries of such person.

         "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined in accordance with GAAP; provided that with respect to any person other than the Company, references herein to Subsidiaries shall be deemed to refer to subsidiaries of such person.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Defeased Notes" means the Senior Secured Convertible Notes due 1998 of the Company.

         "Disinterested Director" means, with respect to any proposed transaction between the Company and an Affiliate thereof, a member of the Company's Board of Directors who is not an officer or employee of the Company, would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in (other than by virtue of ownership of less than 10% of the Capital Stock of the Company or such Affiliate) such Affiliate.

         "Event of Default" has the meaning set forth under "- Events of Default" herein.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FCC" means the U.S. Federal Communications Commission.

         "Fair Market Value" means, with respect to any assets, the price, as determined by the Board of Directors of the Company acting in good faith, which could be negotiated in an arms'-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, with respect to any transaction which involves an asset or assets in excess of $1,000,000, such determination shall be evidenced by written resolutions of the Board of Directors of the Company delivered to the Trustee.

         "Final Maturity Date" means July 15, 2005.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time.

         "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

         "Indebtedness" means, with respect to any person, without duplication,
(a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business and lease obligations that are not Capitalized Lease Obligations, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends that are due and payable, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person, (i) any Acquisition Put Obligation, (j) all Acquired Indebtedness and (k) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (j) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. Notwithstanding the foregoing, the Defeased Notes shall not constitute "Indebtedness" so long as the indebtedness represented by the Defeased Notes is defeased in accordance with the terms thereof.

         "Independent Financial Advisor" means a firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

         "International Vendor Indebtedness" means Indebtedness incurred by the Company or a Subsidiary of the Company (a) to finance the construction or acquisition of Telecommunications Assets for use outside of the United States by the Company or a Subsidiary of the Company, provided, however, that at the time of incurrence, the aggregate outstanding principal amount of such Indebtedness does not exceed 15% of the Total Market Capitalization of the Company or (b) to fund the working capital needs of the Company or a Subsidiary of the Company in connection with the provision of telecommunication systems or services outside of the United States.

         "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person; provided that a transaction will not be an Investment by the Company if the Company's payment therefor consists exclusively of shares of the Company's Capital Stock (other than Redeemable Capital Stock) or options, warrants or other rights to acquire Capital Stock of the Company (other than Redeemable Capital Stock). The Fair Market Value of the assets of any Subsidiary of the Company, less the aggregate liabilities of such Subsidiary, determined at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments"




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
shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or the applicable Subsidiary, as the case may be.

         "Investment Grade" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's.

         "Licenses" means (a) SMR licenses granted by the FCC or any similar governmental agency that entitle the holder to use the radio channels covered thereby, subject to compliance with FCC rules and regulations, in connection with its SMR business, (b) other similar licenses granted by the FCC or any similar governmental agency that entitle the holder to use the radio channels covered thereby, subject to compliance with FCC rules and regulations, in connection with its other telecommunications business and (c) licenses for technology used or usable in the telecommunications business.

         "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Maturity Date" means, with respect to any security, the date on which any principal of such security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

         "Minority Interest" means a financial interest representing 50% or less of the total voting power of the outstanding Voting Stock of any person that is not otherwise a Subsidiary of the Company and that is engaged primarily in the telecommunications business and related activities and services.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of (a) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) amounts required to be paid to any person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

         "Operating Cash Flow" means, for any fiscal quarter, (a) the Company's Consolidated Net Income plus depreciation and amortization in respect thereof for such fiscal quarter, plus (b) all amounts deducted in calculating Consolidated Net Income for such fiscal quarter in respect of interest expense and other financing costs and all income taxes, whether or not deferred, applicable to such income period, and other non-cash items reducing Consolidated Net Income, minus (c) other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Consolidated Indebtedness to Annualized Operating Cash Flow Ratio, (a) any person that is a Subsidiary or an operating business of the Company on such date (or would become a Subsidiary or an operating business of the Company in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Subsidiary or an operating business of the Company at all times during such fiscal quarter, (b) any person that is not a Subsidiary or an operating business of the Company on such date (or would cease to be a Subsidiary or an operating business of the Company in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Subsidiary or an operating business of the Company at any time during such fiscal quarter and (c) if the Company or any Subsidiary will have in any manner acquired (including through commencement of activities constituting such operating business) or disposed (including through termination or discontinuance of activities constituting such operating business) of any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

         "Other Qualified Senior Notes" means any outstanding senior indebtedness of the Company issued pursuant to an instrument having a provision substantially similar to the Asset Sale Offer provision contained in the Indenture.

         "Permitted Investments" means any of the following: (a) Investments in any Wholly-Owned Subsidiary of the Company (including any person that pursuant to such Investment becomes a Wholly-Owned Subsidiary of the Company) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Wholly-Owned Subsidiary of the Company at the time such Investment is made; (b) Investments in Cash Equivalents; (c) Investments in the Notes; (d) Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in foreign exchange rates; (e) loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding; (f) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Subsidiaries that were created in accordance with the terms of the Indenture; (g) Investments in Interest Rate Protection Agreements on commercially reasonably terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in interest rates; (h) non-cash Investments by the Company or any Subsidiary made with respect to the licensing of rights with respect to the Company's telecommunications technology, excluding any Investment to be made through the contribution of Licenses in such markets in any jurisdiction in which the Company or any of its Subsidiaries has any license as of the date of the Indenture of the type described in clause (a) of the definition of "Licenses," (i) the making of any Investment in any Subsidiary, Unrestricted Subsidiary or Minority Interest, provided that at the time of and after giving effect to any such Investment, the Fair Market Value (measured at the time of each such Investment) of all such Investments made after the date of the Indenture does not exceed the greater of $50,000,000 and 10% of the Total Market Value of Equity of the Company plus the cash proceeds realized upon disposition of any Investment (or portion thereof) permitted by this clause (i), (j) the making of any Investment in any Subsidiary, Unrestricted Subsidiary or Minority Interest, in each case that is not wholly-owned, to the extent that such Investment is funded entirely from Capital Stock sold specifically to fund such Investment, (k) the contribution by the Company to a newly-formed joint venture of the Capital Stock or the assets (including, without limitation, Licenses) of a Subsidiary of the Company that derives substantially all of its revenue outside of the United States and the contribution to such joint venture of Indebtedness of such Subsidiary held by the Company or any Subsidiary of the Company (provided, however, that the amount of such Indebtedness shall not exceed an amount equal to the aggregate principal amount of such Indebtedness held by the Company or any Subsidiary of the Company on the date of the Indenture) in exchange for Capital Stock of such joint venture, provided that, immediately prior to the contribution by the Company to such joint venture of the Capital Stock or assets of any such Subsidiary, the other party (or an entity that directly or indirectly controls such party) to such joint venture shall have Total Market Capitalization of at least $5,000,000,000, total revenues of at least $500,000,000 for its four most recently completed fiscal quarters or shall be, or shall have been prior to its privatization, a state-owned provider of voice telephony services, (l) Investments in the Communications Products Group, after the date of the Indenture in an aggregate amount not to exceed $5,000,000, (m) loans or advances to directors, officers, employees, or consultants of the Company or of any of its Subsidiaries to finance the exercise of options to purchase Capital Stock of the Company, to the extent that such loans or advances are secured by the Capital Stock underlying the options so exercised and such loans or advances are required to be repaid out of the proceeds of the sale of any such Capital Stock,
(n) any amount deposited in trust prior to the execution and delivery of the Indenture specifically for the purpose of defeasing the Defeased Notes, to the extent necessary to defease the Defeased Notes and (o) Investments in the form of Indebtedness permitted to be incurred by the Company or any of its Subsidiaries pursuant to clause (d) or (e) of the second paragraph of the covenant entitled "Limitation on Indebtedness." For purposes of determining whether an Investment constitutes a Permitted Investment, in the event that an Investment meets the criteria of more than one of the types of Permitted




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Investments described in the above clauses, the Company, in its sole discretion, shall classify such Investment and only be required to include the amount and type of such Permitted Investment in one of such clauses.

         "Permitted Liens" means the following types of Liens:

         (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

         (b) statutory Liens of landlords and other Liens imposed by law and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

         (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (d) judgment Liens not giving rise to an Event of Default if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

         (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

         (g) Liens securing International Vendor Indebtedness; provided, however, that (i) such International Vendor Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the Telecommunications Assets so constructed or acquired with such International Vendor Indebtedness and (ii) the Lien securing such Indebtedness either (A) exists at the time of such acquisition or construction or (B) shall be created within 90 days thereof;

         (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (i) any Lien covering property or assets acquired by the Company from a person other than a Subsidiary of the Company that secured Indebtedness of such person assumed by the Company in connection with such acquisition, that exists immediately prior to and is not incurred in anticipation of such acquisition and that does not thereafter cover any other property or assets or secure any other Indebtedness;

         (j) Liens secured solely by Capital Stock of the Company or a Subsidiary of the Company with respect to any Acquisition Put Obligation of the Company, provided that such Lien is released when such Acquisition Put Obligation is satisfied by payment by the Company or a Subsidiary in accordance with its terms or terminates without any continuing obligation on the part of the Company or any Subsidiary;

         (k) Liens securing Indebtedness, other than Indebtedness that is subordinated in right of payment to the Notes, in the aggregate principal amount of up to $10,000,000 at any time outstanding, provided that such Indebtedness is permitted to be incurred under the terms of the Indenture;



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



         (l) Liens securing Indebtedness of PowerSpectrum incurred in connection with government sponsored programs, to the extent incurred by PowerSpectrum;

         (m) Liens, to the extent that such liens do not cover any assets of the Company other than the assets so financed and are created within 90 days after the acquisition of the equipment to which the Lien relates, on equipment arising with respect to Indebtedness incurred to purchase such equipment; and

         (n) Liens on Collateral permitted pursuant to the Pledge Agreements.

         "Permitted Pledge Agreement Indebtedness" means any of the following:
(a) Indebtedness permitted to be incurred pursuant to clauses (b), (c), (e),
(f), (g), (h) and (n) of the second paragraph of the "Limitation on Indebtedness" covenant contained in the Indenture; (b) Indebtedness of a Pledged Company owed to and held by the Company or another Pledged Company, to the extent provided for in clause (d) of the "Limitation on Indebtedness" covenant contained in the Indenture; (c) Indebtedness incurred to finance the construction or acquisition of Telecommunications Assets to be utilized in Germany in an aggregate amount not exceeding DM 15,000,000 at any time on or prior to the second anniversary of the Indenture and, thereafter, DM 30,000,000;
(d) Indebtedness existing or incurred pursuant to lines of credit in existence on the date of the Indenture; (e) Indebtedness of PowerSpectrum incurred in connection with government sponsored programs, in an aggregate outstanding amount at any time not exceeding $10,000,000; (f) Indebtedness incurred by a joint venture contemplated by clause (k) of the definition of "Permitted Investments"; and (g) Indebtedness incurred to finance the construction or acquisition of Telecommunications Assets, to the extent used in connection with the construction or operation of a digital network, to be utilized in the United Kingdom in an aggregate amount at any time not exceeding (pound)8,000,000. For purposes of determining whether Indebtedness constitutes Permitted Pledge Agreement Indebtedness, in the event that Indebtedness meets the criteria of more than one of the types of Permitted Pledge Agreement Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount and type of such Permitted Pledge Agreement Indebtedness in one of such clauses.

         "Permitted Pledge Agreement Liens" shall mean (a) Liens permitted by the "Limitation on Liens" covenant contained in the Indenture, other than Liens permitted by clauses (iv), (v) and (vi) of the proviso thereto; (b) Liens contemplated by clauses (iv) and (v) of the proviso to the "Limitation on Liens" covenant contained in the Indenture, except that references therein to the Indenture shall be deemed, for purposes of the Pledge Agreements, to refer only to the Pledge Agreements and references therein to Subsidiaries shall be deemed, for purposes of the Pledge Agreements, to refer only to the Pledged Companies;
(c) Liens contemplated by clauses (a), (b), (c), (d), (e), (f), (g), (h), (j),
(l), (m) and (n) of the definition of "Permitted Liens" contained in the Indenture; and (d) Liens contemplated by clause (i) of the definition of "Permitted Liens" contained in the Indenture, to the extent incurred by a Pledged Company, to the extent that such property or assets are first transferred to such Pledged Company.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Pledged Companies" means (a) NB3, (b) all of the Company's subsidiaries that, on the date of the Pledge Agreement, directly or indirectly hold U.S. 900 MHz licenses, including, without limitation, PSI, (c) Geotek Germany, (d) all of the Company's subsidiaries that own the Company's indirect interest in Bogen, including, without limitation, USI Venture Corp., Geotek Subsidiary Industries and Geotek Acquisition Corp., (e) EGAC and (f) any subsidiary, the Capital Stock of which is required to be pledged as security for the Notes pursuant to the covenant contained in the Pledge Agreements described under "Additional Subsidiary Pledges."

         "Preferred Stock" means, as applied to the Capital Stock of any person, Capital Stock of such person of any class or classes (however designated) that ranks prior as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Capital Stock of any other class of such person.

         "Qualified GEONET Subscriber" means a user of GEONET services who generates at least $28.00 in monthly billings for the two most recently completed consecutive billing months.



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


         "Redeemable Capital Stock" means any shares of any class or series of Capital Stock (other than Preferred Stock of the Company outstanding on the date of the Indenture), that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed for cash or other assets (other than Capital Stock) prior to the Stated Maturity with respect to the principal of any Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity; provided, however, that any Capital Stock that would not constitute Redeemable Capital Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control or an event of default occurring prior to the final maturity of the Notes shall not constitute Redeemable Capital Stock if such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of the Notes as are required to be purchased under "Change of Control" above or the Company's payment of the Notes as may be required under "- Events of Default."

         "Sale-Leaseback Transaction" means, with respect to any person, an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act.

         "S&P" means Standard & Poor's Corporation and its successors.

         "SMR" means a specialized mobile radio communications system that is operated as described in this Prospectus.

         "Specified Date" means, with respect to a given calculation of Accreted Value, the date as of which such calculation is made.

         "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "Strategic Equity Investor" means, with respect to any sale of the Company's Capital Stock, any person engaged in the telecommunications business which, both as of the Trading Day immediately before the day of such sale and immediately after the Trading Day of such sale, has a Total Market Capitalization of at least $5,000,000,000 or any Subsidiary of any such person. In calculating Total Market Capitalization for the purpose of this definition, the consolidated Indebtedness of such person, solely when calculated as of the Trading Day immediately after the day of such sale, will be calculated after giving effect to such sale (including any Indebtedness incurred in connection with such sale) and the Closing Price of the Common Stock of such person, solely when calculated as of the Trading Date immediately after the day of such sale, will be deemed to be the Closing Price of such Common Stock on such succeeding Trading Day, subject to the last sentence of the definition of "Total Market Capitalization."

         "Subsidiary" means, with respect to any person, a corporation 50% or more of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and over which such person exercises control, directly or indirectly, through one or more Subsidiaries. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under the Indenture, other than for purposes of the definition of an "Unrestricted Subsidiary" and the definition of




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
"Communications Products Group," unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee under the Indenture, accompanied by an Officers' Certificate as to compliance with the Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation, (a) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Indebtedness permitted to be incurred under clauses (a) through (n) of the second paragraph of the covenant described under " - Certain Covenants - Limitation on Indebtedness" above) under clauses (a) and (b) of the first paragraph of the covenant described under "- Certain Covenants - Limitation on Indebtedness" above (assuming a market rate of interest with respect to such Indebtedness) and (b) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under the Indenture. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

         "Telecommunications Assets" means, with respect to any person, any tangible or intangible asset (including, without limitation, subscriber units) that is utilized by such person, directly or indirectly, for the design, development, installation, integration, management or provision of telecommunications systems and/or services, including, without limitation, any business or services in which the Company currently is engaged.

         "Total Common Equity" of any person means, as of any day of determination (and as modified for purposes of the definition of "Change of Control"), the product of (a) the aggregate number of outstanding primary shares of Common Stock of such person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such person) and (b) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a written opinion as to such value issued by an investment banking firm of recognized national standing.

         "Total Market Capitalization" of any person means, as of any day of determination, the sum of (a) the consolidated Indebtedness of such person and its Subsidiaries on such day, plus (b) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such person other than, in the case of the Company, any shares of Preferred Stock of the Company, that, as of the day of determination, cannot, pursuant to the terms thereof as in effect on the date of the Indenture, be required to be redeemed by the Company in cash), and
(ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (c) the liquidation value of any outstanding shares of Preferred Stock of such person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) for the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a written opinion as to such value issued by an investment banking firm of recognized national standing.

         "Total Market Value of Equity" of any person means, as of any day of determination, the sum of (a) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such person (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (b) the liquidation value of any outstanding shares of Preferred Stock of such person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (a) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a written opinion as to such value issued by an investment banking firm of recognized national standing.

         "Trading Day" means, with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

         "Unrestricted Subsidiary" means a Subsidiary of the Company (a) that is a Subsidiary in the Company's Communications Products Group or (b) (i) none of whose properties or assets were owned by the Company or any of its Subsidiaries prior to the Initial Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant described under "- Certain Covenants - Limitation on Restricted Payments," (ii) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (iii) which has no Indebtedness other than Non-Recourse Indebtedness. As used above, "Non-Recourse Indebtedness" means




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
Indebtedness as to which (a) neither the Company nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (ii) guarantees or is otherwise directly or indirectly liable or (iii) constitutes the lender (in each case, other than pursuant to and in compliance with the covenant described under "- Certain Covenants - Limitation on Restricted Payments") and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Wholly-Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company, one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. For purposes of clause (a) of the definition of "Permitted Investments," PowerSpectrum shall be deemed to be a Wholly-Owned Subsidiary of the Company for so long as PowerSpectrum shall be a Subsidiary of the Company and for so long as PowerSpectrum shall not materially engage in a line of business other than (i) the line of business in which it is engaged on the date of the Indenture or (ii) a line of business involving exploitation of FHMA technology.




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


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following summary of certain federal income tax considerations represents the opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, counsel to the Company, as to the material federal income tax consequences to Eligible Holders who exchange Initial Notes for Exchange Notes ("Holders") pursuant to the Exchange Offer and of the ownership and disposition of the Exchange Notes. A ruling from the Internal Revenue Service (the "IRS") on the matters discussed below has not been requested. An opinion of counsel represents only such counsel's best legal judgment and does not bind the IRS or the courts. Thus, no assurance can be provided that the statements set forth herein would be sustained by a court if contested by the IRS. The costs of any contest with the IRS will be borne directly by each Holder or prospective Holder. Moreover, there can be no assurance that any of the statements made below will not be significantly modified by future legislative or administrative changes or court decisions. Any such modifications may be or may not be retroactively applied.

         The following discussion is based upon laws, including the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated and proposed thereunder, administrative rulings and judicial decisions in effect as of the date hereof, all of which are subject to change possibly with retroactive effect. The following discussion does not consider all aspects of federal income taxation that may be relevant to a Holder's particular circumstances or to certain types of Holders subject to special treatment under the federal income tax laws (for example, dealers in securities, banks, tax-exempt organizations, insurance companies, foreign corporations and non-resident alien individuals), nor does it address the consequences to a holder under state, local or foreign tax laws.

         EACH PROSPECTIVE HOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF HOLDING AND DISPOSING OF THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Exchange Offer

         The exchange of Initial Notes for Exchange Notes pursuant to the Exchange Offer (the "Exchange") should not constitute a material modification of the terms of the Initial Notes and, accordingly, such exchange should not constitute an "exchange" for federal income tax purposes. Accordingly, each Exchange Note should be viewed as a continuation of the corresponding Initial Note, the issuance of the Exchange Notes should be disregarded, and an Eligible Holder exchanging an Initial Note for an Exchange Note (as well as a non-exchanging Eligible Holder) should not recognize any gain or loss as a result of the Exchange or the Exchange Offer. Except as set forth in the next paragraph, the balance of this discussion assumes that the Exchange will not constitute an "exchange" for federal income tax purposes.

         If, contrary to the above conclusion, the Exchange constitutes an "exchange" for federal income tax purposes, the federal income tax consequences of the Exchange depend primarily on whether the Exchange constitutes a "recapitalization" under the Code. The determination of whether the Exchange will constitute a recapitalization for federal income tax purposes depends upon whether the Initial Notes and Exchange Notes are "securities" for federal income tax purposes. The term "security" is not defined in the Code or in the regulations, and has not been clearly defined by judicial decisions. One of the most significant factors considered in determining whether a particular debt issue is a "security" is the original term thereof. In general, the longer the term of an instrument, the greater the likelihood that it will be considered a "security." The Company's view is that the Initial Notes and Exchange Notes will be treated as "securities" for federal income tax purposes. Accordingly, the Exchange should constitute a recapitalization for federal income tax purposes. Eligible Holders exchanging Initial Notes for Exchange Notes pursuant to such a recapitalization should not recognize any gain or loss upon the Exchange. If the Initial Notes or Exchange Notes did not constitute securities, a Holder would realize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the issue price of the Exchange Notes determined on the date of the Exchange and (ii) the Holder's adjusted tax basis in the Initial Notes exchanged therefor. Subject to the discussions below under "-Market Discount," (a) gain or loss, if any, recognized by a Holder on the Exchange generally would be short-term capital gain or loss (if the Initial Notes were held as capital assets), (b) a Holder's initial tax basis in the Exchange Notes would be equal to their issue price and (c) a Holder's holding period for the Exchange Notes would begin on the day after the date of Exchange. In each case,




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a Holder would be required to include original issue discount in gross income for federal income tax purposes based on the issue price of the Exchange Notes determined on the date of the Exchange, which could be more or less than the amount of original issue discount to be included in income in respect of the Initial Notes.

Original Issue Discount

         As discussed under "Certain Federal Income Tax Considerations - Exchange Offer," the Exchange Notes should be viewed as a continuation of the Initial Notes. Therefore, any original issue discount ("OID") attributable to the Initial Notes should carry over to the Exchanges Notes. In general, OID on a debt instrument is equal to the excess of (i) its "stated redemption price at maturity over (ii) its "issue price." In the case of the Initial Notes, the stated redemption price at maturity is equal to the sum of all payments to be made on the Initial Notes, regardless of whether denominated as interest or principal. The Company has determined that the original issue price of each Initial Note was $342.09 per $1,000 principal amount. Accordingly, the OID on each Initial Note, which carries over to each Exchange Note, is equal to the excess of (x) the sum of the principal amount and all stated interest payments over (y) the issue price of $342.09.

         A Holder generally will be required to include OID in income periodically over the term of such Exchange Note before receipt of the cash attributable to such income. In general, a Holder must include in gross income for Federal income tax purposes the sum of the daily portions of OID with respect to the Exchange Note for each day during the taxable year or portion of a taxable year on which such Holder holds the Exchange Note ("Accrued OID"). The daily portion is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the adjusted issue price of the Exchange Note at the beginning of the accrual period multiplied by the yield to maturity of the Exchange Note.

         A Holder may make an election to include in gross income all interest that accrues on an Exchange Note (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method calculated by treating the Exchange Note as being issued on the Holder's acquisition date at an issue price equal to the Holder's adjusted basis in the Exchange Note immediately after its acquisition.

Acquisition Premium

         If a person purchases an Exchange Note at a price in excess of its adjusted issue price (i.e., the issue price of the Exchange Note plus all accrued OID with respect to the instrument) at the time of acquisition ("Acquisition Premium"), such purchaser may be entitled to a reduction in the amount of any OID includible in such purchaser's income for such Acquisition Premium.

Tax Basis

         Generally, a Holder's tax basis in Exchange Notes will be increased by the amount of OID, if any, that is included in the Holder's income pursuant to the foregoing rules through the day preceding the date of disposition and will be decreased by the amount of any cash payments received by the Holder.

Sale, Exchange or Redemption of Exchange Notes

         Upon the sale, redemption or other disposition of an Exchange Note, a Holder will recognize gain or loss equal to the difference between the amount of sale or redemption proceeds and the Holder's adjusted tax basis in the Exchange Note. Generally, and subject to the discussion under "-Market Discount" below, any gain or loss recognized by a Holder of an Exchange Note upon a sale, redemption or other disposition of the Exchange Note would be capital gain or loss (if the Exchange Notes were held as capital assets) and would be long-term capital gain or loss if the Holder's holding period in such Exchange Note exceeds one year.

Market Discount

         "Market discount" in the case of a debt obligation having OID is defined generally as the excess, if any, of (i) the "revised issue price" (defined as the sum of the issue price of the obligation plus the aggregate amount of the OID includible, if any, without regard to the rules for




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
acquisition premium, in the gross income of all previous holders of the obligation) of a debt obligation over (ii) the tax basis of the debt obligation in the hands of the holder immediately after its acquisition. An Exchange Note held by a Holder who acquired the Initial Note at the original issuance will not have market discount. In addition, under a de minimis exception, there is no market discount if the excess of the revised issue price of the obligation over the holder's tax basis therein is less than 0.25% of the revised issue price multiplied by the number of complete years to maturity after the acquisition date. Market discount generally will accrue ratably during the period from the date of the acquisition to the maturity date unless the holder elects, which election is irrevocable, to accrue such discount on the basis of the constant interest method.

         In general, and subject to the de minimis exception, gain recognized upon the disposition of an Exchange Note having accrued market discount (including accrued market discount, if any, carried over thereto from the Initial Note) would be treated as ordinary income and not capital gain to the extent of accrued market discount. A holder of an Exchange Note having market discount also may be required to defer the deduction of all or a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Exchange Note until it is disposed of in a taxable transaction.

         A holder of an Exchange Note having market discount may elect to include market discount in income as it accrues, in which case the foregoing rules would not apply. The election would apply to all market discount bonds acquired by the electing holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the IRS.

Certain Federal Income Tax Consequences to the Company and to Corporate
Holders.

         The Initial Notes constitute "applicable high yield discount obligations" ("AHYDOs") and, because the Exchange Notes should be viewed as a continuation of the Initial Notes, the Exchange Notes will constitute AHYDOs. As a result, a portion of the tax deductions with respect to original issue discount that otherwise would be available to the Company in respect of the Exchange Notes will be deferred and a portion will be permanently disallowed, which, in turn, may reduce the after-tax cash flows of the Company. The Initial Notes constitute AHYDOs because (i) the yield to maturity of such Initial Notes, which the Company has determined to be 19.335%, is equal to or greater than the sum of the relevant long-term applicable federal rate (the "AFR") in the month of issue (which is 6.65% compounded semi-annually for July 1995, assuming a weighted average maturity of the Exchange Notes in excess of nine years), plus five percentage points, and (ii) the Initial Notes are issued with "significant OID." A debt instrument is issued with "significant OID" if the aggregate amount includible in income of a holder in respect of such instrument before the close of any accrual period ending after the fifth anniversary of its issuance exceeds the sum of (a) the aggregate amount of interest to be paid under the instrument before such date and (b) the product of the issue price of the such instrument and its yield to maturity.

         Under the AHYDO rules, the Company will not be entitled to deduct OID that accrues with respect to the Exchange Notes until amounts attributable to OID are paid in cash or property (other than stock or debt instruments of the Company or of a related party). In addition, because the yield to maturity of the Exchange Notes exceeds the sum of the relevant AFR plus six percentage points (the "Excess Yield"), the "disqualified portion" of the OID accruing on the Exchange Notes will be permanently non-deductible. In general, the "disqualified portion" of OID for any accrual period is equal to the product of
(i) a percentage determined by dividing the Excess Yield by the yield to maturity and (ii) the OID for the accrual period. Subject to otherwise applicable limitations, a corporate Holder generally will be entitled to a 70% dividends received deduction with respect to the disqualified portion of the accrued OID if the Company has sufficient current or accumulated earnings and profits. To the extent that the Company's earnings and profits are insufficient, any portion of the OID that otherwise would have been recharacterized as a dividend for purposes of the dividends received deduction will continue to be treated as interest income.

Backup Withholding

         A Holder may be subject, under certain circumstances, to backup withholding at the rate of 31% with respect to amounts received on the Exchange Notes, unless such Holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to not having lost his, her or its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A Holder who does not provide the Company with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld from a payment under the




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
backup withholding rules is allowable as a credit against the holder's federal income tax liability.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes that were acquired for its own account in exchange for Initial Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (other than Initial Notes acquired directly from the Company), may exchange the Initial Notes for Exchange Notes in the Exchange Offer. However, any such broker-dealer may be deemed to be an "underwriter" within the meaning of such term under the Securities Act and must, therefore, acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes received in the Exchange Offer. This prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of the Prospectus, as it may be amended or supplemented from time to time. The Company has agreed that, for a period of one year after the last Exchange date, it will make this Prospectus as amended or supplemented, available to any broker-dealer for use in connection with any such sale.

         The Company will not receive any proceeds from any sales of Exchange Notes by broker-dealers. Any resale of Exchange Notes by broker-dealers may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Company has not entered into any arrangement or understanding with any person to distribute the Exchange Notes. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of one year after the last Exchange Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement of this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Initial Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

         The validity of the Exchange Notes and the Indenture will be passed upon by Andrew Siegel, Esquire, General Counsel and Secretary of the Company. Klehr, Harrison, Harvey, Branzburg & Ellers, Philadelphia, Pennsylvania, has passed upon the United States Federal Income Tax Consequences of the Exchange Offer. Klehr, Harrison, Harvey, Branzburg & Ellers and certain members thereof, beneficially own, in the aggregate, 155,363 shares of common stock of the Company.

                                    EXPERTS

         The consolidated balance sheets of the Company as of December 31, 1994 and 1993 and the consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. In such report, Coopers & Lybrand L.L.P. states that with respect to certain affiliated companies, their opinions are based upon the reports of other independent accountants.

         The balance sheet of European Gateway Acquisition Corp. as of December 31, 1993 and the related statements of operations, stockholders' deficit and cash flows for the period May 6, 1993 (inception) to December 31, 1993, included in this Prospectus have been included herein in reliance on the report of BDO Seidman, independent accountants, given on the authority of that firm as experts on accounting and auditing.

   Pursuant to the requirements of Rule 3-10 of Regulation S-X promulgated under the Securities Act, the following financial statements for each of Bogen Communications International, Inc. (formerly European Gateway Acquisition Corp.) ("EGAC") and National Band Three Limited are included herein as the Capital stock of each of these subsidiaries are pledged as security for the Notes and constitute a "substantial portion of the collateral" for the Notes (as determined pursuant to Rule 3-10 of Regulation S-X). EGAC acquired a 99% interest in Bogen Corporation and a 67% interest in Speech Design GmbH on August 21, 1995. In order to provide potential investors meaningful information regarding the historical performance of EGAC's current business, the Company has included pro forma condensed combined financial data for EGAC and historical financial statements and summarized financial data for each of EGAC, Bogen Corporation and Speech Design GmbH.


                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------
                                                                    PAGE NUMBER
                                                                  --------------

Summarized Selected Financial Data (unaudited) for each of
    European Gateway Acquisition Corp., Speech Design GmbH
    and Subsidiary and Bogen Corporation and Subsidiary as of
    June 30, 1995 and December 31, 1994 and for each of the
    six month periods ended June 30, 1995 and 1994 and
    for European Gateway Acquisition Corp. Pro Forma as
    of June 30, 1995 and for the period then ended                    F-3

Notes to Summarized Selected Finanacial Data (unaudited)              F-4

European Gateway Acquisition Corp. Pro Forma Condensed
    Combined Statement of Operations (unaudited) for the
    year ended December 31, 1994                                      F-5

Notes to Pro Forma Condensed Combined Statement of
 Operations (unaudited)                                               F-6

European Gateway Acquisition Corp.
----------------------------------

Report of Independent Accountants                                     F-7

Balance Sheets as of December 31, 1994 and 1993                       F-9

Statement of Operations for the year ended December
    31, 1994 and from May 6, 1993 (inception) to
    December 31, 1993                                                 F-10

Statement of Changes in Common Stock Subject to
    Possible Redemption and Shareholders' Equity for
    the year ended December 31, 1994 and from
    May 6, 1993 (inception) to December 31, 1993                      F-11

Statement of Cash Flows for the year ended
    December 31, 1994 and from May 6, 1993 (inception)
    to December 31, 1993                                              F-12

Notes to Financial Statements                                         F-13

Speech Design GmbH and Subsidiary
---------------------------------

Report of Independent Accountants                                     F-18

Consolidated Balance Sheets as of December 31, 1994 and 1993          F-19

Consolidated Statements of Operations for the years ended
    December 31, 1994, 1993 and 1992                                  F-20

Consolidated Statements of Cash Flows for the years ended
    December 31, 1994, 1993 and 1992                                  F-21

Statement of Changes in Consolidated Stockholders' Equity
    for the years ended December 31, 1994, 1993 and 1992              F-22

Notes to Financial Statements                                         F-23

Bogen Corporation and Subsidiary
--------------------------------

Reports of Independent Accountants                                    F-32

Consolidated Balance Sheets as of December 31, 1994 and 1993          F-34

Consolidated Statements of Operations for the years ended
    December 31, 1994, 1993 and 1992                                  F-35

Consolidated Statements of Changes in Stockholders' Equity (Deficit)
    for the years ended December 31, 1994, 1993 and 1992              F-36

Consolidated Statements of Cash Flows for the years ended
    December 31, 1994, 1993 and 1992                                  F-37

Notes to Consolidated Financial Statements                            F-38




National Band Three Limited
---------------------------

Directors and advisers                                                F-50

Directors' report                                                     F-51

Report of the auditors                                                F-54

Profit and loss account                                               F-55

Balance sheet                                                         F-56

Cash flow statement                                                   F-57

Notes to the financial statements                                     F-58

         The following table presents unaudited selected historical consolidated financial data for each of European Gateway Acquisition Corp. ("Gateway"), Speech Design GmbH and Subsidiary ("Speech Design") and Bogen Corporation and Subsidiary ("Bogen") as of June 30, 1995 and December 31, 1994 and for each of the six month periods ended June 30, 1995 and 1994. The pro forma consolidated financial data presented below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma consolidated financial data does not necessarily reflect the results of operations or the financial position of Gateway that actually would have resulted had the transactions to which the pro forma effect is given been consummated as of the date indicated. The information set forth below with respect to the pro forma consolidated financial data should be read in conjunction with the Notes to Summarized Financial Data which immediately follow.



                       SUMMARIZED SELECTED FINANCIAL DATA
                                  (UNAUDITED)

Summarized Balance Sheet Data

                                                                                             Speech                  Pro Forma
                               Gateway                         Bogen                         Design                 Combined (1)
                     -------------------------      ---------------------------     --------------------------     -------------
                       JUNE 30,    DECEMBER 31,       JUNE 30,     DECEMBER 31,       JUNE 30,     DECEMBER 31,       JUNE 30,
ASSETS                   1995         1994              1995          1994              1995           1994             1995
                     -----------   -----------      -----------    -----------      -----------    -----------      -----------
CURRENT ASSETS       $ 8,175,000   $ 7,947,000      $11,152,000    $11,991,000      $ 5,217,000    $ 3,941,000      $15,819,000
NON CURRENT ASSETS        35,000        40,000       15,486,000     15,688,000        1,858,000      1,543,000       17,379,000
                     -----------   -----------      -----------    -----------      -----------    -----------      -----------
  TOTAL ASSETS       $ 8,210,000   $ 7,987,000      $26,638,000    $27,679,000      $ 7,075,000    $ 5,484,000      $33,198,000
                     ===========   ===========      ===========    ===========      ===========    ===========      ===========

LIABILITIES
CURRENT LIABILITIES  $   169,000   $    47,000      $10,858,000    $11,753,000      $ 3,634,000    $ 3,175,000      $13,966,000
NON CURRENT
 LIABILITIES                  --            --        5,420,000      5,087,000        1,035,000        692,000        2,308,000
                     -----------   -----------      -----------    -----------      -----------    -----------      -----------
  TOTAL LIABILITIES  $   169,000   $    47,000      $16,278,000    $16,840,000      $ 4,669,000    $ 3,867,000      $16,274,000
                     ===========   ===========      ===========    ===========      ===========    ===========      ===========

Summarized Income Statement Data

                                                                                             Speech                  Pro Forma
                               Gateway                         Bogen                         Design                 Combined (1)
                     -------------------------      ---------------------------     --------------------------     -------------
                       JUNE 30,      JUNE 30,         JUNE 30,       JUNE 30,         JUNE 30,       JUNE 30,         JUNE 30,
                         1995          1994             1995           1994             1995           1994             1995
                     -----------   -----------      -----------    -----------      -----------    -----------      -----------
NET SALES            $     --      $    --          $16,272,000    $16,830,000      $ 6,763,000    $ 3,150,000      $22,543,000
COST OF GOODS SOLD         --           --           10,473,000     10,857,000        2,897,000      1,264,000       12,878,000
OTHER (INCOME)
EXPENSE, NET            (101,000)       12,000        6,278,000      6,299,000        3,359,000      1,342,000       10,128,000
                     -----------   -----------      -----------    -----------      -----------    -----------      -----------
NET INCOME (LOSS)    $   101,000   $   (12,000)     $  (479,000)   $  (326,000)     $   507,000    $   544,000      $  (463,000)
                     ===========   ===========      ===========    ===========      ===========    ===========      ===========


Notes to Summarized Selected Financial Data (unaudited)
-------------------------------------------------------

1) On August 21, 1995 Gateway finalized an agreement to purchase Geotek's 99% interest in Bogen and 67% interest in Speech Design. In consideration for such interests Geotek received approximately a 64% interest in Gateway, $7,000,000 in cash and convertible promissory notes in the aggregate principal amount of $3,000,000. In combining the entities the following material pro forma adjusting entries have been made:

   a.  Payment of $7,000,000 cash by Gateway to Geotek.

   b. Forgiveness of Bogen's intercompany payable by Geotek, including current and non current portions

               Notes payable          $ 1,793,000
               Advances payable         5,362,000
                                      -----------
                                      $ 7,155,000
                                      ===========

   c. Reflects the issuance of a note payable to Geotek, due in eighteen months at a rate of 10% per annum. Additionally, reflects the issuance of approximately 3,794 shares of Gateway stock to effect the acquisition:

          Notes payable Geotek        $ 3,000,000
          Common stock                      4,000
          Additional Paid in Capital   19,917,000
                                      -----------
                                      $22,921,000
                                      ===========

   d. The assets and liabilities of Speech Design and Bogen have been recorded at historical net book value since they and Gateway are under common control of Geotek. Accordingly the following net book values have been combined with the net book value of Gateway to present Gateway on combined pro forma basis:

          Historical net book value of Speech Design   $ 2,406,000
          Historical net book value of Bogen            17,515,000
                                                       -----------
                                                       $22,921,000
                                                       ===========

   e. Speech Design's and Satelco's ending inventory included items purchased from Bogen. As a result inventory was reduced by $38,000 to eliminate intercompany profits. Additionally, Speech Design and Satelco owe Bogen $194,000 related to intercompany purchases. Accordingly accounts payable has been reduced to eliminate the amount payable. Additionally, intercompany Sales of $492,000 were eliminated against cost of goods sold.

   f. The balance in the Gateway trust fund of $1,098,000 and other available cash has reduced the revolving line of credit.

   g. For the purpose of presenting the pro forma combined summarized income statement data the following adjustments have been made:

       Increase (decrease) in income

          Elimination of Gateway interest income
           resulting from the sale of securities           (226,000)
          Represents the recording of director fees         (50,000)
          Elimination of Gateway operating expenses         122,000
          Elimination of Bogen interest expense on
           intercompany indebtedness                        226,000
          Reduction in Bogen interest expense for
           the paydown of line of credit                     21,000
          Minority interest in the earnings of Speech
           Design for the six months ending 6/30/95        (186,000)

   h. Gateway will own 67% of Speech Design upon completion of the transaction. Accordingly, minority interest through December 31, 1994 amounts to $406,000.

   i. Acquisition costs payable upon consummation of the Gateway transaction were recorded in the amount of $500,000.

                  The following table presents an unaudited pro forma condensed combined statement of operations for each of European Gateway Acquisition Corp. ("Gateway"), Speech Design GmbH and Subsidiary ("Speech Design") and Bogen Corporation and Subsidiary ("Bogen") for the year ended December 31, 1994. The pro forma condensed combined statement of operations presented below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma condensed combined statement of operations does not necessarily reflect the results of operations or the financial position of Gateway that actually would have resulted had the transactions to which the pro forma effect is given been consummated as of the date indicated. The information set forth below with respect to the pro forma condensed combined statement of operations should be read in conjunction with the Notes to Pro Forma Condensed Combined Statement of Operations which immediately follow.

                       EUROPEAN GATEWAY ACQUISITION CORP.
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                                                            Year ended December 31, 1994
                               -----------------------------------------------------------------------------------------
                                              Historical
                               --------------------------------------------
                                                 Speech                                    Pro Forma          Pro Forma
                               Gateway           Design            Bogen                  Adjustments          Combined
                               -------           ------            -----                  -----------         ---------
Net sales.................                     8,177,232         38,491,000      (a)        (746,000)         45,922,232
Interest & dividend income     315,317                                           (a)        (315,317)                  0
                               -------         ---------         ----------                                   ----------
                               315,317         8,177,232         38,491,000                                   45,922,232
                                                                 ----------                                   ----------
Cost of goods sold........                     3,831,820         26,592,000      (a)        (660,560)         29,763,260
Research and development..                       536,419          1,463,000                                    1,999,419
Selling, general and
  administrative expenses.     334,547         2,586,119          9,987,000      (a)        (334,547)         12,673,119
                                                                                 (a)         100,000
State taxes...............      42,334                                           (a)         (42,334)                  0
Other (income)............                                         (39,000)                                     (39,000)
Interest expense..........                       157,065            341,000      (a)         300,000             699,422
                                                                                 (a)         (98,643)

Interest expense-related
  party...................                                          696,000      (a)        (498,000)            198,000
Amortization..............      10,646                              406,000                                      416,646

                               -------         ---------         ----------                                   ----------
Total expenses............     387,527         7,111,423         39,446,000                                   45,710,866
                               -------         ---------         ----------                                   ----------
(Loss) Income before
  taxes...................    (72,210)         1,065,809           (955,000)                                     211,366

(Benefit) provision for
  taxes...................

                               -------         ---------         ----------                                   ----------
Net (loss) income.........    (72,210)         1,065,809           (955,000)                                     211,366
                              ========         =========         ===========                                  ==========
Net (loss) per common
  share...................       (.04)                                 (.04)                                         .04
                                =====                                 =====                                         ===


                       EUROPEAN GATEWAY ACQUISITION CORP.
    NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                  On August 21, 1995 Gateway finalized an agreement to purchase Geotek's 99% interest in Bogen and 67% interest in Speech Design. In consideration for such interests Geotek received approximately a 64% interest in Gateway, $7,000,000 in cash and convertible promissory notes in the aggregate principal amount of $3,000,000.

(a) For purposes of the pro forma condensed combined statement of operations, the following adjustments have been made:

                                                                                        Year Ended
                                                                                     December 31, 1994
                                                                                     -----------------
Increase (decrease) in income:
Issuance of a $3,000,000 note payable
  to Geotek at a rate of 10% per annum...........................................        $(300,000)
Decrease in interest income resulting
  from the sale of U.S. government
  security.......................................................................         (315,317)
Elimination of all of Gateway general
  and administrative expenses as all
  business activities will be performed
  by Speech Design and Bogen after the
  acquisition....................................................................           334,547
Elimination of Gateway state taxes...............................................            42,334
Elimination of intercompany sales................................................         (746,000)
Elimination of costs related to
  intercompany sales.............................................................           660,560
Elimination of interest on intercompany
  debt...........................................................................           498,000
Represents recording of director fees............................................         (100,000)
To reflect the decrease in the amounts owed
  on the revolving credit line...................................................            98,643
                                                                                          ---------
Net adjustment...................................................................         $ 172,767
                                                                                          =========

                       EUROPEAN GATEWAY ACQUISITION CORP.
                       ----------------------------------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



European Gateway Acquisition Corp.
Farmington Hills, Michigan


We have audited the accompanying balance sheet of European Gateway Acquisition Corp. (a corporation in the development stage) as of December 31, 1993 and the related statements of operations, stockholders' deficit and cash flows for the period May 6, 1993 (inception) to December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of European Gateway Acquisition Corp. as of December 31, 1993 and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.


                                                           /s/ BDO Seidman
                                                           --------------------
                                                               BDO Seidman


New York, New York

March 18, 1994

Report of Independent Accountants

To the Board of Directors and Shareholders of European Gateway Acquisition Corp.:

We have audited the accompanying balance sheet of EUROPEAN GATEWAY ACQUISITION CORP. (a Corporation in the development stage) and the related statements of operations, of changes in common stock, subject to possible redemption, preferred stock, additional paid-in capital and accumulated deficit and cash flows as of and for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Notes 1 and 9 to the financial statements, the Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without shareholder approval, in the event that the Company does not consummate a business combination by specified dates. On April 6, 1995, the Company announced it has signed a definitive agreement concerning a proposed acquisition by the Company of Geotek Communications, Inc.'s 67% interest in Speech Design Gmbh and its 99% interest in Bogen Communications, Inc. According to the Company's Certificate of Incorporation, the signing of a definitive agreement extends the date by which the Company must consummate a business combination, or commence liquidation, to October 15, 1995.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of European Gateway Acquisition Corp. as of December 31, 1994 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                              /s/ Coopers & Lybrand L.L.P.
                                              --------------------------------

New York, New York

April 10, 1995.

EUROPEAN GATEWAY ACQUISITION CORP.
(a Corporation in the development stage)

Balance Sheet

As of December 31,

                            ASSETS:                                        1994                1993
                                                                       -----------         -----------
  Cash and cash equivalents                                            $    52,840         $   421,014

  U.S. Government security deposited in Trust Fund and
     accrued interest thereon                                            7,873,273           7,576,848

  Prepaid expenses                                                          20,371              80,295

  Organization costs (less accumulated amortization of $12,864
    and $2,218, respectively)                                               40,365              51,011
                                                                       -----------         -----------

                                                                       $ 7,986,849         $ 8,129,168
                                                                       ===========         ===========

              LIABILITIES and SHAREHOLDERS' EQUITY:

Liabilities:
   Accrued expenses                                                    $    26,926         $    98,400
   Taxes payable                                                            20,432              19,067
                                                                        -----------         -----------
              Total liabilities                                             47,358             117,467
                                                                        -----------         -----------
Commitments

Common stock, subject to possible redemption, 309,845
  shares at redemption value (Note 1)                                    1,574,647           1,514,612
                                                                        -----------         -----------
Preferred stock, $.001 par value - shares authorized 1,000,000;
   none issued
Common stock, $.001 par value - shares authorized 50,000,000;
   outstanding 1,615,155                                                     1,615               1,615
Additional paid-in capital                                               6,613,138           6,613,138
Deficit accumulated during the development stage                          (249,909)           (117,664)
                                                                       -----------         -----------
              Total shareholders' equity                                 6,364,844           6,497,089
                                                                       -----------         -----------
                                                                       $ 7,986,849         $ 8,129,168
                                                                       ===========         ===========

See accompanying notes to financial statements.

EUROPEAN GATEWAY ACQUISITION CORP.
(a Corporation in the development stage)

Statement of Operations

For the periods indicated

                                                                               May 6,1993         May 6,1993
                                                            Year ended       (inception) to     (inception) to
                                                            December 31,       December 31,       December 31,
                                                                1994              1993                1994
                                                            ------------      -------------      -------------
Income:
    Interest and dividends                                  $   315,317         $  44,923         $   360,240
                                                            -----------         ---------         -----------


Expenses:
    General and administrative                                  192,462            75,375             267,837
    Insurance                                                    87,085            26,765             113,850
    State franchise tax                                          42,334            19,067              61,401
    Occupancy                                                    55,000            10,000              65,000
    Amortization of organization costs                           10,646             2,218              12,864
    Amortization of financing costs on notes payable               --              16,000              16,000
    Interest                                                       --               4,397               4,397
                                                            -----------         ---------         -----------

                                                                387,527           153,822             541,349
                                                            -----------         ---------         -----------
                Net loss for the period                     $   (72,210)        $(108,899)        $  (181,109)
                                                            ===========         =========         ===========
  Net loss per share                                        $     (0.04)        $   (0.13)        $     (0.12)
                                                            ===========         =========         ===========

  Weighted average common shares outstanding                  1,925,000           865,506           1,505,000
                                                            ===========         =========         ===========

See accompanying notes to financial statements.

EUROPEAN GATEWAY ACQUISITION CORP.
(a Corporation in the development stage)

Statement of Changes in Common Stock Subject to Possible Redemption and Shareholders' Equity

For the year ended December 31, 1994 and the period from May 6, 1993 (inception) to December 31, 1993

                                                           Common Stock, Subject to
                                                              Possible Redemption          Common Stock           Preferred Stock
                                                           -------------------------   ---------------------   --------------------
                                                             Number                    Number of               Number of
                                                            of Shares       Amount       Shares      Amount     Shares     Amount
                                                           -----------    ----------   ---------    --------   ---------  ---------
Balance, May 6, 1993                                             --       $       --          --      $   --       --     $   --

Original issuance of common stock                                                        375,000         375

Sale of 1,550,000 units, net of underwriting discounts,
  non-accountable expense allowance and offering expenses   309,845        1,505,847   1,240,155       1,240

Net loss

Accretion of redemption value of common stock                                  8,765
                                                           -----------    ----------   ---------      ------   ---------- ---------
Balance, December 31, 1993                                  309,845        1,514,612   1,615,155       1,615       --         --

Net loss

Accretion of redemption value of common stock                                 60,035
                                                           -----------    ----------   ---------      ------   ---------- ---------
Balance, December 31, 1994                                  309,845       $1,574,647   1,615,155      $1,615      --      $   --
                                                           ===========    ==========   =========      ======   ========== =========



                                                                          Deficit
                                                                        Accumulated
                                                            Additional   During the      Total
                                                             Paid-in    Development    Shareholders'
                                                             Capital       Stage          Equity
                                                            ----------  ------------   -------------
Balance, May 6, 1993                                        $       --   $      --     $       --

Original issuance of common stock                                  125                        500

Sale of 1,550,000 units, net of underwriting discounts,
  non-accountable expense allowance and offering expenses    6,613,013                  6,614,253

Net loss                                                                  (108,899)      (108,899)

Accretion of redemption value of common stock                               (8,765)        (8,765)
                                                            ----------   ---------     -------------
Balance, December 31, 1993                                   6,613,138    (117,664)     6,497,089

Net loss                                                                   (72,210)       (72,210)

Accretion of redemption value of common stock                              (60,035)       (60,035)
                                                            ----------   ---------     -------------
Balance, December 31, 1994                                  $6,613,138   $(249,909)    $6,364,844
                                                            ==========   =========     =============

See accompanying notes to financial statements.

EUROPEAN GATEWAY ACQUISITION CORP.
(a Corporation in the development stage)


Statement of Cash Flows

For the periods indicated

                                                                                              May 6, 1993              May 6,1993
                                                                     Year ended             (inception) to           (inception) to
                                                                     December 31,             December 31,             December 31,
                                                                         1994                     1993                     1994
                                                                    -------------            --------------          --------------
  Cash flows from operating activities:
     Net loss                                                       $    (72,210)            $   (108,899)            $  (181,109)
                                                                    -------------            --------------          --------------
     Adjustments to reconcile net loss to net cash
        used in operating activities:
           Amortization of financing costs                                                         16,000                  16,000
           Amortization of organization costs                             10,646                    2,218                  12,864
           Interest accrued on U.S. Government security
              deposited in trust fund                                    (19,876)                                         (19,876)
           Decrease (increase) in prepaid expenses                        59,924                  (80,295)                (20,371)
           (Decrease) increase in accruals and payables                  (70,109)                 117,467                  47,358
                                                                    -------------            --------------          --------------
                Total adjustments                                        (19,415)                  55,390                  35,975
                                                                    -------------            --------------          --------------
                Net cash used in operating activities                    (91,625)                 (53,509)               (145,134)
                                                                    -------------            --------------          --------------
 Cash flows from investing activities:
     Proceeds from sale of securities                                 38,367,978                       --              38,367,978
     Purchases of securities                                         (38,644,527)                                     (38,644,527)
     Increase in U.S. Government security
       and accrued interest                                                                    (7,576,848)             (7,576,848)
                                                                    -------------            --------------          --------------
                Net cash used in investing activities                   (276,549)              (7,576,848)             (7,853,397)
                                                                    -------------            --------------          --------------
 Cash flows from financing activities:
     Proceeds from notes payable                                            --                    150,000                 150,000
     Repayment of notes payable                                             --                   (150,000)               (150,000)
     Proceeds from sale of 375,000 shares of
       common stock to founding shareholders                                --                        500                     500
     Proceeds from public offering of units,
       net of underwriting discounts, nonaccountable
       expense allowance and offering expenses                              --                  8,120,100               8,120,100
     Deferred financing costs                                               --                    (16,000)                (16,000)
     Organization costs                                                     --                    (53,229)                (53,229)
                                                                    -------------            --------------          --------------
               Net cash provided by financing activities                    --                  8,051,371               8,051,371
                                                                    -------------            --------------          --------------
               Net (decrease) increase in cash
                  and cash equivalents                                  (368,174)                 421,014                  52,840

Cash and cash equivalents, beginning of period                           421,014                       --                      --
                                                                    -------------            --------------          --------------
               Cash and cash equivalents, end of period             $     52,840             $    421,014             $    52,840
                                                                    =============            ==============          ==============

See accompanying notes to financial statements.

EUROPEAN GATEWAY ACQUISITION CORP.
(a Corporation in the development stage)

Notes to Financial Statements

 1  Organization and Business Operations:

    European Gateway Acquisition Corp. (the "Company") was incorporated in Delaware on May 6, 1993 with the objective of acquiring a medium-sized operating business engaged in industrial manufacturing or industrial services and located in Germany, Switzerland or Austria ("Business Combination"). The Company's founding directors and advisors purchased 500,000 common shares, $.001 par value, for $500 during the three-month period after incorporation. On September 30, 1993, 125,000 shares were refumed to the Company by the founding shareholders and $125 was transferred to additional paid-in capital. This return of shares was retroactively reflected in the financial statements as a net issuance of 375,000 shares.

    On October 15, 1993, the Company sold 1,550,000 units ("Units") in an initial public offering ("Offering") of the Company's common stock. Each unit consists of one share of the Company's common stock, $.001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each
    Warrant entitles the holder to purchase, during the period commencing on the later of the consummation by the Company of its Business Combination or one year from the effective date of the Offering and ending seven years from the effective date of Offering, from the Company one share of common stock at an exercise price of $5.50. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice at any time, only in the event that the last sale price of the common stock is at least $10.00 per share for 20 consecutive trading days ending on the third day prior to date on which notice of redemption is given.

    The Company's management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering, $7,533,000 was deposited in an interest-bearing trust account ("Trust Fund") to be held until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. The Trust Fund indenture limits investments to U.S. Government securities with a maturity of 180 days or less. The remaining proceeds will be used to pay for business, legal and accounting due diligence on prospective acquisitions, and continuing general and administrative expenses in addition to other expenses.

    The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the shareholders excluding, for this purpose, those persons who were shareholders prior to the Offering, vote against the Business Combination, the Business Combination will not be consummated. For the first Business Combination consummated by the Company, all of the Company's shareholders prior to the Offering, including all of the officers,

Continued

EUROPEAN GATEWAY ACQUISITION CORP.
(a Corporation in the development stage)


    directors and advisors of the Company ("Initial Shareholders") have agreed to vote their shares of common stock in accordance with the vote of the majority in interest of all other shareholders of the Company ("Public Shareholders") with respect to any Business Combination. After consummation of the Company's first Business Combination, all of these voting safeguards will no longer be applicable.

    If a Business Combination is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his shares. The per share redemption price will equal the amount in the Trust Fund, as of the record date for determination of shareholders entitled to vote on the Business Combination, divided by the number of shares held by Public Shareholders. Accordingly, Public Shareholders holding 19.99% of the aggregate number of shares owned by all Public Shareholders may have their shares redeemed in the event of a Business Combination. The Company has classified the value of this redemption as common stock, subject to possible redemption on its balance sheet. Such Public Shareholders are entitled to receive their per share interest in the Trust Fund computed without regard to shares held by Initial Shareholders.

    The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination by April 15, 1995. However, if the Company enters into a definitive agreement to effectuate a Business Combination by April 15, 1995, the Company's Certificate of Incorporation grants an automatic extension of time until October 15, 1995 to consummate such Business Combination ("Extension Criteria"). In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the price per share in the offering (without regard to the Warrants contained in the Units offered in the Offering) discussed in
    Note 4.

2. Summary of Significant Accounting Policies:

   a. Income Taxes
      The Company follows Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes". FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

   b. Organization Costs
      Organization costs incurred in 1993 are being amortized over 60 months.

                                      F-14
Continued

EUROPEAN GATEWAY ACQUISITION CORP.
(a Corporation in the development stage)


   c. Net Loss Per Share
      Net loss per common share is computed on the basis of the weighted average number of common shares outstanding during the period, including common stock equivalents (unless anti-dilutive) which would arise from the exercise of stock warrants.

   d. Cash Equivalents and Trust Fund
      The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      For purposes of the Trust Fund, Company policy is to purchase U.S. treasury bills with a remaining maturity of 180 days or less and to hold these securities to maturity or until either a Business Combination is consummated or liquidation becomes necessary. Accordingly, the Company has classified its securities as available for sale.

3. Trust Fund - U.S. Government Security

   On January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." In accordance with the Statement, prior period financial statements have not been restated to reflect the change in accounting principle. There was no cumulative effect upon adoption as the Company held no debt or equity securities other than a U.S. treasury bill for which fair value approximated historical cost plus accrued interest thereon. As of December 31, 1994, the Trust Fund consists of a U.S. treasury bill purchased on December 8, 1994 and maturing on February 2, 1995 for which fair value approximated cost, plus accrued interest thereon.

4. Notes Payable:

   In 1993 the Company issued an aggregate of $150,000 of promissory notes to certain accredited investors. These notes bore interest at the rate of 10% per annum and were repaid on the consummation of the Company's initial public offering with accrued interest thereon through that date paid in the amount of $4,397. In addition, the investors were issued 300,000 warrants (valued at a nominal amount) which are identical to the Warrants discussed in Note 1, except that they are not redeemable by the Company until 90 days after the consummation of a Business Combination.

                                      F-15
Continued

EUROPEAN GATEWAY ACQUISITION CORP.
(a Corporation in the development stage)


5. Income Taxes:

   The Company has net operating loss carryforwards, expiring between the years 2008 and 2009, of approximately $181,000 and $109,000 at December 31, 1994 and 1993, respectively which are available to reduce any future income taxes. An effective tax rate reconciliation has not been provided as the Company had no income tax provision in 1994 and 1993. In accordance with FAS 109, the Company has established a valuation allowance offsetting the tax benefit of the net operating loss carryforwards as it is uncertain whether the benefit will be realized.

6. Commitments:

   As of December 31, 1994 and 1993 the Company occupied office space in the United States provided by a related company owned by certain directors. The Company has paid such related companies an aggregate of $5,000 per month for this service commencing on the effective date of the Offering. The Company paid $55,000 and $10,000 for the year ended December 31, 1994 and for the period ended December 31, 1993 respectively, for these services. These fees may be waived at the discretion of the related parties.

7. Preferred Stock:

   The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

8. Common Stock:

   At December 31, 1994, 3,400,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants.

9. Subsequent Events:

   On APRIL 6, 1995 the Company announced that it had entered into a definitive agreement concerning the proposed acquisition by the Company of Geotek Communications, Inc.'s 67% interest in Speech Design GmbH, a Munich, Germany based developer, manufacturer and marketer of telephone peripherals utilizing digital voice processing technologies, and its 99% interest in Bogen Communications, Inc., a New Jersey-based corporation which develops, produces and sells telephone and telecommunications peripherals and sound and communications equipment. The transactions are subject to, among other

Continued

EUROPEAN GATEWAY ACQUISITION CORP.
(a Corporation in the development stage)

Notes to Financial Statements


    conditions, the execution and delivery by each of the Company and Geotek of a definitive agreement and approval by the Company's shareholders. Based upon the definitive agreement, in accordance with the Extension Criteria, the Company has been granted an extension of time to consummate this Business Combination to October 15, 1995.

    In connection with the proposed acquisitions as of March 8, 1995, Messrs. Joram D. Rosenfeld, Yoav Stern and David Jan Mitchell were elected to the Board of Directors of the Company to replace the previously incumbent directors, Messrs. Bernard Kelly, Tony E. Kirk, Rene Maeder, Charles P. Rothstein, David S. Eberly and Richard J. Cutler, who had resigned. As of the same date, Messrs. Rosenfeld and Stern were also elected Co-Chief Executive Officers and Co-Presidents, and Mr. Mitchell was elected Secretary, Treasurer and Chief Financial Officer of the Company. Messrs. Rosenfeld, Stern and Mitchell have been granted options by the previously incumbent directors to purchase from such persons, for nominal consideration, 337,500 of the 375,000 shares of the Company's common stock currently held by such persons.

10. Events (Unaudited) Subsequent to the Date of the Independent Auditor's
    Report:

    On August 21, 1995, the Company consummated the proposed acquisition of Geotek's 99% interest in Bogen Communications, Inc. and 67% interest in Speech Desigbn GmbH by paying Geotek $7 million in cash, issuing a note payable to Geotek for $3 million and issuing approximately 3.7 million shares of its common stock to Geotek in consideration for acquiring the interests described above. The shares of the Company now owned by Geotek constitute an interest of approximately 64%.

                        SPEECH DESIGN GMBH AND SUBSIDIARY
                        ---------------------------------

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Speech Design GmbH


We have audited the consolidated balance sheets of Speech Design GmbH and Subsidiary as of December 31, 1994 and 1993, and the related statements of operations and cash flows for the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Speech Design GmbH and Subsidiary as of December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with accounting principles generally accepted in the United States of America.


March 17, 1995
Munich, Germany


/s/ Coopers & Lybrand
---------------------
Coopers & Lybrand
Wirtschaftsprufungsgesellschaft GmbH

                        SPEECH DESIGN GMBH AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                        as of December 31, 1994 and 1993

ASSETS                                                              1994                    1993
                                                                    ----                    ----
CURRENT ASSETS:
Cash and cash equivalents                                       $   146,729             $    85,323
Accounts Receivable, net of allowance for doubtful
accounts of $33,832 and $23,321 at December 31, 1994
and 1993, respectively                                            1,458,057                 563,443
Inventories, net                                                  2,080,240               1,161,301
Prepaid expenses and other assets                                   256,175                  22,582
                                                                -----------------------------------
TOTAL CURRENT ASSETS                                              3,941,201               1,832,649
Property and equipment, net                                         823,783                 348,187
Goodwill and other intangibles, net                                 719,448
                                                                -----------------------------------
TOTAL ASSETS                                                    $ 5,484,432             $ 2,180,836
                                                                ===================================
LIABILITIES
CURRENT LIABILITIES:
Accounts payable                                                $ 1,351,262             $   194,793
Accrued expenses                                                    557,627                 167,944
Notes payable to banks                                              628,018                 434,532
Current portion of long-term debt                                    55,511                  45,772
Amounts owed to affiliated companies                                207,757                 123,694
Notes payable to Geotek, current portion                            252,615                 100,000
Other advances                                                      122,092                 145,063
                                                                -----------------------------------
TOTAL CURRENT LIABILITIES                                         3,174,882               1,211,798
Long-term debt, less current portion                                103,322                 142,545
Notes payable to Geotek, less current portion                       395,590                 300,000
Other advances                                                      192,810
                                                                -----------------------------------
TOTAL LIABILITIES                                                 3,866,604               1,654,343
Commitments and Contingencies (Note 14)
STOCKHOLDERS' EQUITY:
Common stock                                                      1,296,296               1,296,296
Additional paid-in capital                                        1,186,177               1,186,177
Less loans to shareholders                                          (62,564)                (59,779)
Accumulated deficit                                                (838,867)             (1,825,810)
Cumulative currency translation adjustments                          36,786                 (70,391)
                                                                -----------------------------------
TOTAL STOCKHOLDERS' EQUITY                                        1,617,828                 526,493

                                                                -----------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 5,484,432             $ 2,180,836
                                                                ===================================

                   The accompanying notes are an integral part of these consolidated financial statements.

                        SPEECH DESIGN GMBH AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,

                                        1994               1993              1992
                                        ----               ----              ----
NET SALES                           $ 8,177,232         $3,779,794        $4,204,046
COSTS AND EXPENSES:
Cost of Goods Sold                    3,831,820          1,673,109         1,940,757
General and Administrative            1,461,958            921,537         1,206,210
Marketing                             1,124,161            708,481           463,785
Research and Development                536,419            364,144           333,346

Interest Expense, net                   157,065             82,880           150,149

                                    ------------------------------------------------
  Income before income taxes          1,065,809             29,643           109,799

Provision for income taxes              (78,866)                 0                 0

                                    ------------------------------------------------
  Net Income                        $   986,943         $   29,643        $  109,799
                                    ================================================

                   The accompanying notes are an integral part of these consolidated financial statements.

                        SPEECH DESIGN GMBH AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                   1994              1993                1992
                                                                   ----              ----                ----
OPERATING ACTIVITIES
Net income                                                     $   986,943         $  29,643         $   109,799
Adjustments to reconcile net income to net cash used in
operating activities:
 Depreciation and Amortization                                     265,300           182,093             153,009
 Provision for doubtful accounts                                     7,489            24,351                   0
Gain on sale of assets                                                 (18)           (5,234)             (2,359)
Changes in operating assets and liabilities:
 (Increase) decrease in accounts receivable                       (948,974)         (299,107)            766,325
 (Increase) decrease in inventories                               (750,392)         (133,093)              9,985
 (Increase) decrease in prepaid expenses                           (71,372)                0                   0
 Increase (decrease) in accounts payable                         1,082,498            52,000             143,611
 Increase (decrease) in accrued liabilities                        353,599            35,402            (103,140)

                                                               -------------------------------------------------
NET CASH USED IN OPERATING ACTIVITIES                              925,073          (113,945)          1,077,230
                                                               -------------------------------------------------
INVESTING ACTIVITIES
Purchase of equipment                                             (662,774)         (259,116)            (61,661)
Goodwill on acquisition                                           (705,092)                0                   0
                                                               -------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                           (1,367,866)         (259,116)            (61,661)
                                                               -------------------------------------------------
FINANCING ACTIVITIES
Advances from Geotek, net                                          193,265           417,665                   0
Shareholders' loans                                                 (2,785)           (4,866)            (54,913)
(Payments) receipt of bank loan                                     88,598           196,635            (931,180)
(Payments) receipt of other advances                               146,275          (394,581)             76,983
Amounts owed to affiliated companies                                66,740           129,157                   0
                                                               -------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                          492,093           344,010            (909,110)
                                                               -------------------------------------------------

INCREASE (DECREASE) IN CASH                                         49,300           (29,051)            106,459
Cash and cash equivalents at beginning of year                      85,323           120,997              19,180
Effect of exchange rate changes on cash                             12,106            (6,623)             (4,642)
                                                               -------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF                            $   146,729         $  85,323         $   120,997
PERIOD
                                                               =================================================
SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid during the  period for interest                    $   176,886         $  66,316         $    41,069
                                                               =================================================

                   The accompanying notes are an integral part of these consolidated financial statements.

                        SPEECH DESIGN GMBH AND SUBSIDIARY
           STATEMENTS OF CHANGES IN CONSOLIDATED STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                                                   Cumulative
                                                   Additional     Shareholders'    Accumulated    Translation
                                  Common Stock   paid-in Capital      Loans          Losses        Adjustment          Total
                                  ------------   ---------------      -----          ------        ----------          -----
Balances, January 1, 1992         $ 1,296,296      $ 1,186,177      $       0      $(1,965,252)     $       0      $   517,221
Net income for the year                     0                0              0          109,799              0          109,799
Loans granted to shareholders               0                0        (54,913)               0              0          (54,913)
Translation adjustment                      0                0              0                0        (34,455)         (34,455)
                                  --------------------------------------------------------------------------------------------
Balances, December 31, 1992         1,296,296        1,186,177        (54,913)      (1,855,453)       (34,455)         537,652
Net income for the year                     0                0              0           29,643              0           29,643
Shareholders' loan interest                 0                0         (4,866)               0              0           (4,866)
Translation adjustment                      0                0              0                0        (35,936)         (35,936)
                                  --------------------------------------------------------------------------------------------
Balances, December 31, 1993         1,296,296        1,186,177        (59,779)      (1,825,810)       (70,391)         526,493
Net income for the year                     0                0              0          986,943              0          986,943
Shareholders' loan interest                 0                0         (2,785)               0              0           (2,785)
Translation adjustment                      0                0              0                0        107,177          107,177
                                  --------------------------------------------------------------------------------------------
Balances, December 31, 1994       $ 1,296,296      $ 1,186,177      $ (62,564)     $  (838,867)     $  36,786        1,617,828
                                  ============================================================================================

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 1.  Business and Summary of Significant Accounting Policies:

     Business:

     Speech Design GmbH, based in Munich, Germany, is a developer, manufacturer and marketer of telephone communications products. It has developed a new line of digital peripheral products, including digital announcers, call interceptors, automatic attendants and on-hold devices.


     Principles of Consolidation:

     The consolidated financial statements include the accounts of Speech Design GmbH and from July 1, 1994, the effective date of acquisition, its 66.67% owned subsidiary, Satelco AG, Switzerland ("Satelco", together with Speech Design GmbH, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.


     Translation of Foreign Currencies:

     Assets and liabilities of the Company are translated from local currencies into U.S. dollars at the exchange rates in effect at the end of the period. Revenue and expense accounts are translated at average exchange rates prevailing during the period. Local currencies are considered to be the functional currencies of the Company and its subsidiary. Translation adjustments that arise from translation of the Company and its subsidiary's financial statements are accumulated in a separate component of shareholders' equity. Transaction gains and losses that arise from exchange rate changes on transactions denominated in a currency other than local currencies are included in income as incurred.

     In the consolidated statements of cash flows financing activities have been reflected at average rates for the years.

     Revenue Recognition:

     Revenues are recognized upon shipment of goods. Sales are reflected net of estimated sales returns, for which the Company maintains a sales returns allowance.

     Inventories:

     Inventories are stated at the lower of cost (weighted average cost method) or market.

     Property, Equipment and Depreciation:

     Property and equipment, including purchased software, are recorded at cost, and depreciation is provided on a straight-line basis over their estimated useful lives, of three to five years.

     Expenditures for maintenance, repairs and renewals of minor items are charged to operations as incurred. Major renewals and improvements are capitalized. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations for the period.

     Goodwill:

     Goodwill represents the excess of cost over the fair value of net assets acquired and is being amortized on the straight-line method over 20 years. At each balance sheet date, management assesses whether there has been a permanent impairment in the net carrying value of the goodwill and the amount of any such impairment by comparing anticipated undiscounted future cash flows from operating activities with the carrying value of the goodwill. The factors considered by management in performing this assessment include current operating results, trends, the effect of obsolescence, demand, competition and certain other economic factors.

     Cash and Cash Equivalents:

     Cash includes cash on hand and all highly-liquid debt instruments purchased with original maturities of three months or less.

     Concentration of Credit Risk:

     The Company sells its products to commercial customers mainly in Germany and also in other European countries under contractual arrangements. It performs ongoing credit evaluations of its customers and generally does not require collateral. The company maintains reserves for potential losses from these contractual arrangements. In 1994, sales to four customers (with approximately 150 regional offices) accounted for 78% of the Company's sales as follows:

                                          Sales            as %
                                           DM            revenue
                                          -----          -------
     a) BoschTelecom (Telenorma)        3,675,000         29.9%
     b) Siemens                         3,440,000         28.0%
     c) DeTeWe                          1,300,000         10.8%
     d) Alcatel                         1,260,000         10.2%
                                                          ----
                                                          78.7%
                                                          ====

     Such customers generally package the Company's products with PBX equipment for sale to third parties.

     Income Taxes:

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences attributable to the differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases at enacted tax rates. In addition, SFAS No. 109 requires the recognition of future tax benefits, such as net operating loss carry-forwards, to the extent that realization of such benefits is more likely than not. Prior to 1993, income taxes had been determined under Accounting Principles Board Opinion No. 11, whereby the income tax provision is calculated under the deferred method. The deferred method recognizes income taxes on financial statement income, and the tax effects of differences between financial income and taxable income are deferred at tax rates in effect during the period. The impact of the adoption of SFAS No. 109 was not significant. See Note 13 hereof.

     Income Per Share:

     In common with all German "GmbH"-form companies, the Company's common stock, which has a nominal value of $1,296,296, is not divisible into individual shares. Therefore no income per share figure can be calculated.


 2.  Geotek Acquisition:

     Effective February 10, 1993, 68% of the Company's share capital was purchased by Geotek Communications, Inc. ("Geotek") from certain stockholders, including certain officers and directors of the Company. In consideration, Geotek paid $50,000 and issued an $850,000 three year 7.5% note and 553,000 Geotek common shares. Since Geotek does not own greater than 85% of the Company, goodwill arising on the purchase has not been "pushed down" into the books of the Company.

 3.  Acquired Operations:

     Effective June 30, 1994, the Company acquired a 67% interest in Satelco AG, a Swiss company which is a marketer of telephone peripherals, for a consideration of $392,000. Although the Company owns only 67% of Satelco, it would not be prudent to record a minority interest in the Satelco operating losses being incurred and therefore 100% of such losses are being consolidated.

 4.  Inventories:

     Inventories as of December 31, consist of the following:

                               1994                1993
                               ----                ----
     Raw materials          $  8l5,365          $  532,037
     Work in process           510,840             418,612
     Finished goods            754,035             210,652
                            ----------          ----------
                            $2,080,240          $1,161,301
                            ==========          ==========


 5.  Property and Equipment:

     Property and equipment consist of the following as of December 31:

                                             1994                 1993
                                             ----                 ----
     Machinery, equipment and tooling     $  903,795           $  668,681
     Furniture and office equipment          452,324              267,822
     Purchased software                      270,513               96,176
                                          ----------           ----------
                                           1,626,632            1,022,579
     Less accumulated depreciation
     and amortization                       (802,849)            (674,392)
                                          ----------           ----------
                                            $823,783           $  348,187
                                          ==========           ==========

     Depreciation expense was approximately $247,000, $182,000 and $153,000 for the years ended December 31, 1994, 1993 and 1992 respectively.

 6.  Goodwill:

     Goodwill arising on the acquisition of the interest in Satelco consists of the following as of December 31:

                                          1994               1993
                                          ----               ----
     Goodwill at cost                   $737,895               $0
     Less accumulated amortization       (18,447)               0
                                        --------             ----
                                        $719,448               $0
                                        ========             ====

 7.  Accounts Payable:

     Accounts payable includes cash overdrafts of $656,523 and $79,453 at December 31, 1994 and 1993, respectively.

 8.  Notes Payable to Banks:

     The Company had available during 1994 long- and short-term credit lines in Germany of $1,291,000, granted through December 31, 1997 and short-term credit lines of $572,000 in Switzerland. At December 31, 1994 $1,443,374 of these total credit lines had been utilized. The range of interest paid during 1994 was 6.5% to 10.25%. At December 31, l994 the rates were 6.5% to 9.5%.

 9.  Long-term debt:

     Long-term debt consists of the following as of December 31:

                                                       1994           1993
                                                       ----           ----
     Note payable to bank, 8.5% due through 1997     $158,833       $188,317
     Less current portion                              55,511         45,772
                                                     --------       --------
                                                     $103,322       $142,545
                                                     ========       ========

     The long-term debt is due as follows:

                                            1994
                                            ----
     1995                                 $ 55,511
     1996                                   60,417
     1997                                   42,905
     Thereafter                                  0
                                          --------
                                          $158,833
                                          ========

10.  Notes Payable to Geotek:

     Notes Payable to Geotek consist of the following as of December 31:

                                                      1994           1993
                                                      ----           ----
     US-$ Note payable in quarterly instalments     $266,668       $400,000
     of $33,333, plus interest at the prime rate plus 1%, through January 1997

     Swiss Franc Note payable in quarterly           381,537              0
     instalments of S.Fr. 100,000 beginning
     September 1995, plus annual payments of
     interest at the prime rate plus 1%
                                                    --------        --------
                                                    $648,205        $400,000
                                                    ========        ========

                                           1994           1993
                                           ----           ----
     Total payable to Geotek             $648,205       $400,000
     Less current portion                 252,615        100,000
                                         --------       --------
                                         $395,590       $300,000
                                         ========       ========

     The notes payable to Geotek are due as follows:

                                         1994
                                         ----
     1995                              $252,615
     1996                               362,256
     1997                                33,334
     Thereafter                               0
                                       --------
                                       $648,205
                                       ========

11.  Other Advances:

     Other advances consist of the following as of December 31:

                                                         1994          1993
                                                         ----          ----
     Swiss Franc loan from minority                    $314,902            $0
     shareholders of Satelco payable in
     quarterly Instalments of $30,523, plus
     interest at the Zurich Kantonal Bank rate
     (6.75% in 1994), beginning February 1995

     DM note due to former shareholder                        0       l45,O63
     payable in December 1994, bearing
     interest at 11.75%                                --------      --------
                                                       $314,902      $145,063
                                                       ========      ========


                                                         1994          1993
                                                         ----          ----
     Total other advances                              $314,902      $145,063
     Led current portion                                122,092       145,063
                                                       --------      --------
                                                       $192,810            $0
                                                       ========      ========

     The other advances are due as follows:
                                                                       1994
                                                                       ----
     1995                                                            $122,092
     1996                                                             122,092
     1997                                                              70,718
     Thereafter                                                             0
                                                                     --------
                                                                     $314,902
                                                                     ========

     The loan from the Satelco minority shareholders bears interest at the Zurich Kantonal Bank rate, as adjusted each June 30. In 1994 the rate charged was 6.75%. The loan holders have declared a subordination of claims, which ranks their claims behind those of external creditors of the Company.

12.  Loans to Shareholders:

     Certain of the Company's shareholders, who are also officers and directors of the Company, were granted loans in 1992. These loans were due for repayment in September 1994, but were subsequently extended to September 1996. The loans bear interest, which is capitalized with the loans, at the discount rate of the German Federal Bank (5.75% and 4.5% as of December 31, 1993 and 1994 respectively) plus 1%.

     The loans to shareholders have been reflected in the financial statements as a reduction of equity.

13.  Income Taxes:

     The components of income tax expense are as follows for the years ended December 31:

                                                1994        1993        1992
                                                ----        ----        ----
     Current trade income tax                  $65,311       $0          $0
     Current corporation tax                    13,555        0           0
                                               -------       --          --
                                               $78,866       $0          $0
                                               =======       ==          ==

     German Corporation Tax Law provides for a regular tax rate of 45% in 1994 (1993 and 1992: 50% with a 3.75% surcharge in 1992). A second component of the provision for taxes on income is the trade tax on income which is levied at rates varying according to the individual municipalities. In the case of the Company, the applicable rate amounts to 14.16% of the taxable trade income. The trade tax on income is deductible for corporation income tax purposes which results in an expected total tax rate of 52.79%
     (1993: 57.08%, 1992: 58.69%).

     Due to losses at Satelco, no Swiss income taxes are payable.

     The Company's effective tax rate in the financial statements differs from the statutory German income tax rate primarily due to the utilization of net operating loss carryforwards ("NOLs") as shown in the following reconciliation for the three years ended December 31:

                                                1994        1993        1992
                                                ----        ----        ----
     German, statutory tax rate                 52.8%       57.1%       58.7%

     Utilization of NOLs:
      Corporation tax                          (41.8)%     (42.9)%     (44.5)
      Trade income tax                         (10.3)%     (14.2)%     (14.2)
     Satelco losses                              2.0%        0.0%        0.0%
     Non deductible expenses                     4.7%        0.0%        0.0%
                                               -------     -------     ------
                                                 7.4%        0.0%        0.0%
                                               =======     =======     ======

     There are no significant temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts measured by tax laws.

14.  Commitments and Contingencies

     Operating Leases:

     The Company occupies its assembly and office facilities and operates certain office equipment and motor vehicles under leases expiring at various dates through 2003. The future minimum annual rental commitments under operating leases are as follows:

     Year ending
     December 31,
     ------------
     1995                               $245,301
     1996                                225,489
     1997                                187,129
     1998                                123,731
     1999                                 30,872
     Thereafter                          123,486

     Rent expense charged to operations totalled approximately $218,000, $205,082, and $214,469 for the years ended 1994, 1993 and 1992, respectively.

15.  Related Party Transactions:

     Bogen Communications, Inc. ("Bogen") is a subsidiary of Geotek, purchased in 1991 and based in the United States of America. The Company had purchases from Bogen of $746,000 and $468,000 in 1994 and 1993 respectively. The Company had no purchases from Bogen in 1992. At December 31, 1994 and 1993, the Company had amounts payable to Bogen of $207,757 and $123,694 related to such purchases.

16.  Subsequent Event:

     In March 1995, Geotek entered into an agreement in principle with European Gateway Acquisition Corporation ("EGAC"), whereby Geotek would transfer its stake in the Company (68%) and in Bogen (99%) to EGAC in return for $10 million in cash plus 55% of the outstanding shares of EGAC, therefore maintaining indirect control over the Company and Bogen. The agreement is subject to, among other things, approval of the shareholders of EGAC.

                        BOGEN CORPORATION AND SUBSIDIARY
                        --------------------------------

                        REPORT OF INDEPENDENT ACCOUNTANTS

                                 --------------


To the Board of Directors and
Stockholders of Bogen Corporation:

We have audited the accompanying consolidated balance sheet of BOGEN CORPORATION and SUBSIDIARY as of December 31, 1994, and the related consolidated statement of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bogen Corporation and Subsidiary as of December 31, 1994, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------


New York, New York

March 21, 1995, except for Note 14, for which the date is April 13, 1995.

                        REPORT OF INDEPENDENT ACCOUNTANTS

                                 --------------


To the Board of Directors and
Stockholders of Bogen Corporation:

We have audited the accompanying consolidated balance sheet of BOGEN CORPORATION and SUBSIDIARY as of December 31, 1993, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bogen Corporation and Subsidiary as of December 31, 1993, and the consolidated results of their operations and their cash flows for each of the two years ended December 31, 1993, in conformity with generally accepted accounting principles.

                                                  /s/ Coopers & Lybrand L.L.P.
                                                  ----------------------------


New York, New York
March 8, 1994

                        BOGEN CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                               as of December 31,

                                 --------------

                                                                                                  Post-Pushdown        Pre-Pushdown
                                 ASSETS:                                                              1994                 1993
                                                                                                 ---------------     --------------
CURRENT ASSETS:
  Cash and cash equivalents                                                                       $      1,000         $      2,000
  Accounts receivable (less allowance for doubtful accounts of $331,000
    and $197,000 at December 31, 1994 and 1993, respectively)                                        4,789,000            4,975,000
  Inventories, net                                                                                   6,163,000            4,763,000
  Other receivables                                                                                    488,000              441,000
  Prepaid expenses and other current assets                                                            550,000              268,000
                                                                                                  ------------         ------------
     TOTAL CURRENT ASSETS                                                                           11,991,000           10,449,000
Property and equipment, net                                                                          1,200,000            1,127,000
Goodwill and other intangibles, net                                                                 14,336,000              497,000
Other assets                                                                                           152,000              190,000
                                                                                                  ------------         ------------
     TOTAL ASSETS                                                                                 $ 27,679,000         $ 12,263,000
                                                                                                  ============         ============


                               LIABILITIES:
CURRENT LIABILITIES:
  Amounts payable under revolving credit agreement                                                $  4,350,000         $  2,564,000
  Accounts payable, including cash overdrafts of $238,000
    and $120,000 at December 31, 1994 and 1993, respectively                                         2,954,000            2,993,000
  Accrued expenses                                                                                   1,157,000              785,000
  Accrued salaries, wages and commissions                                                              404,000              482,000
  Current maturities of subordinated notes payable                                                     479,000              456,000
  Current maturities of subordinated notes payable to related party                                    210,000               53,000
  Advances payable to Geotek                                                                         2,199,000            1,750,000
                                                                                                  ------------         ------------
     TOTAL CURRENT LIABILITIES                                                                      11,753,000            9,083,000
Subordinated notes payable ($1,688,000 and $1,898,000 payable to
  Geotek at December 31, 1994 and 1993, respectively)                                                1,797,000            2,486,000
Advances payable to Geotek                                                                           2,641,000            2,641,000
Other long term liabilities                                                                            649,000              511,000
                                                                                                  ------------         ------------
     TOTAL LIABILITIES                                                                              16,840,000           14,721,000
Commitments and Contingencies (Note 9)

                    STOCKHOLDERS' EQUITY (DEFICIT):
Common stock - $.001 par value; 25,000,000 shares authorized;
  21,620,000 shares issued and outstanding                                                              22,000               22,000
Additional paid-in capital                                                                          11,784,000            6,056,000
Accumulated deficit                                                                                   (956,000)          (8,525,000)
                                                                                                  ------------         ------------
                                                                                                    10,850,000           (2,447,000)
Treasury stock - at cost                                                                               (11,000)             (11,000)
                                                                                                  ------------         ------------
     TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                                           10,839,000           (2,458,000)
                                                                                                  ------------         ------------
     TOTAL LIABILITIES and  STOCKHOLDERS'
        EQUITY (DEFICIT)                                                                          $ 27,679,000         $ 12,263,000
                                                                                                  ============         ============

The accompanying notes are an integral part of these consolidated financial statements.

                        BOGEN CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                        For the years ended December 31,

                                 --------------

                                           Post-Pushdown           Pre-Pushdown
                                           --------------  ---------------------------
                                                1994           1993           1992
                                           --------------  ------------   ------------
NET SALES                                   $ 38,491,000   $ 26,760,000   $ 19,501,000

COSTS AND EXPENSES:
  Cost of goods sold                          26,592,000     17,220,000     13,070,000
  Research and development                     1,463,000      1,332,000      1,064,000
  Selling and marketing                        7,681,000      5,919,000      4,102,000
  Administrative                               2,306,000      1,591,000      1,264,000
  Intercompany charges (revenues), net              --             --         (279,000)
  Other (income)                                 (39,000)       (62,000)          --
  Interest expense                               341,000        321,000        507,000
  Interest expense to related parties            696,000        427,000        223,000
  Amortization of intangibles                    406,000         18,000         14,000
                                            ------------   ------------   ------------

  Loss before income taxes                      (955,000)        (6,000)      (464,000)

Benefit (Provision) for income taxes                --             --          138,000
                                            ------------   ------------   ------------
Loss before extraordinary item                  (955,000)        (6,000)      (326,000)
Extraordinary item - effect of utilization
 of net operating loss carryforward                 --             --          112,000
                                            ------------   ------------   ------------

     Net loss                               $   (955,000)  $     (6,000)  $   (214,000)
                                            ============   ============   ============

NET LOSS PER COMMON SHARE

Loss before extraordinary item              $      (0.04)  $      (0.00)  $      (0.02)
Extraordinary item - effect of utilization
 of net operating loss carryforward                 --             --             0.01
                                            ------------   ------------   ------------

  Net loss per share                        $      (0.04)  $      (0.00)  $      (0.01)
                                            ============   ============   ============

WEIGHTED AVERAGE NUMBER of
  COMMON SHARES OUTSTANDING                   21,557,000     21,557,000     20,625,000
                                            ============   ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

                        BOGEN CORPORATION AND SUBSIDIARY

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

              For the years ended December 31, 1994, 1993 and 1992

                                 --------------

                                                      Common Stock
                                             ------------------------------------
                                                                                     Additional
                                                Number of                             Paid-in            Accumulated
                                                 Shares             Amount            Capital              Deficit
                                             ---------------    ---------------   ----------------     ---------------
Pre-Pushdown:
-------------
  Balance at January 1, 1992                  17,894,000          $   18,000         $ 4,446,000         $(8,305,000)

  Issuance of 3,726,200 shares of
    common stock to Geotek                     3,726,000               4,000           1,560,000

  Net loss for the year                                                                                     (214,000)
                                             -----------          ----------         -----------         -----------

  Balance at December 31, 1992                21,620,000              22,000           6,006,000          (8,519,000)

  Capital contribution                                                                    50,000

  Net loss for the year                                                                                      (6,000)
                                             -----------          ----------         -----------         -----------

  Balance at December 31, 1993                21,620,000              22,000           6,056,000          (8,525,000)

Post-Pushdown:
-------------

  Geotek push down of Goodwill                                                         5,728,000           8,524,000

  Net loss for the year                                                                                     (955,000)
                                             -----------          ----------         -----------         -----------

  Balance at December 31, 1994                21,620,000          $   22,000         $11,784,000         $  (956,000)
                                              ==========          ==========         ===========         ===========

                                                       Treasury Stock
                                             ---------------------------------
                                                Number of
                                                 Shares              Amount
                                             --------------      -------------
Pre-Pushdown:
-------------
  Balance at January 1, 1992                    63,000               $(11,000)

  Issuance of 3,726,200 shares of
    common stock to Geotek

  Net loss for the year
                                                ------               --------
  Balance at December 31, 1992                  63,000                (11,000)

  Capital contribution

  Net loss for the year
                                                ------               --------
  Balance at December 31, 1993                  63,000                (11,000)

Post-Pushdown:
--------------
  Geotek push down of Goodwill

  Net loss for the year
                                                ------               --------
  Balance at December 31, 1994                  63,000               $(11,000)
                                                ======               ========

The accompanying notes are an integral part of these consolidated financial statements.
                                      F-36

                        BOGEN CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For the years ended December 31,

                                 --------------

                                                           Post-Pushdown                              Pre-Pushdown
                                                          ---------------             ----------------------------------------
                                                                1994                      1993                      1992
                                                          ---------------             ---------------           --------------
CASH FLOWS from OPERATING
 ACTIVITIES
   Net Loss                                                   (955,000)               $    (6,000)               $  (214,000)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                            733,000                    264,000                    210,000
      Provision (write-off) for doubtful
       accounts                                                134,000                    142,000                    (30,000)
      Reduction of deferred tax liability                         --                         --                     (210,000)
      Provision for inventory
       obsolescence                                          1,140,000                     15,000                    (49,000)
   Changes in operating assets and
    liabilities:
    (Increase) decrease in accounts
     receivable                                                 52,000                 (2,882,000)                   494,000
    (Increase) decrease in inventories                      (2,540,000)                   522,000                 (1,833,000)
    Decrease in other receivables                              (47,000)                  (429,000)                      --
    (Increase) decrease in prepaid
     expenses and other current assets                        (282,000)                    24,000                   (229,000)
    Increase (decrease) in accounts
     payable                                                  (157,000)                 1,022,000                    255,000
    Increase (decrease) in accrued
     liabilities                                               294,000                    765,000                   (106,000)
    Increase in other long term liabilities                    138,000                     43,000                     44,000
    Decrease in income tax liability                              --                         --                      (40,000)
    Other                                                         --                      162,000                   (212,000)
                                                          ------------                -----------                -----------
NET CASH USED IN OPERATING
 ACTIVITIES                                                 (1,490,000)                  (358,000)                (1,920,000)
                                                          ------------                -----------                -----------
CASH FLOWS from INVESTING
 ACTIVITIES
  Collection of note receivable                           $     38,000                $    37,000                $    37,000
  Write off of intangible assets                                 7,000                       --                         --
  Purchase of equipment - net                                 (400,000)                  (481,000)                  (411,000)
                                                          ------------                -----------                -----------
NET CASH USED IN INVESTING
 ACTIVITIES                                                   (355,000)                  (444,000)                  (374,000)
                                                          ------------                -----------                -----------
CASH FLOWS from FINANCING
 ACTIVITIES
  Capital contributions from Geotek                               --                       50,000                       --
  Advances from Geotek                                         449,000                  1,845,000                  2,729,000
  Net borrowings under revolving credit
   agreement                                                 1,786,000                   (289,000)                  (429,000)
  Reductions in notes payable                                 (509,000)                  (486,000)                  (468,000)
  (Payments) receipt of cash overdrafts                        118,000                   (317,000)                   437,000
                                                          ------------                -----------                -----------
NET CASH PROVIDED BY FINANCING
 ACTIVITIES                                                  1,844,000                    803,000                  2,269,000
                                                          ------------                -----------                -----------
INCREASE (DECREASE) IN CASH                                     (1,000)                     1,000                    (25,000)
Cash and cash equivalents
 at beginning of year                                            2,000                      1,000                     26,000
                                                          ------------                -----------                -----------
CASH AND CASH EQUIVALENTS
 AT END OF YEAR                                           $      1,000                $     2,000                $     1,000
                                                          ============                ===========                ===========
SUPPLEMENTAL CASH FLOW
 INFORMATION
   Cash paid for interest                                 $    478,000                $   499,000                $   585,000
                                                          ============                ===========                ===========
NONCASH FINANCING ACTIVITIES:
 Pushdown of goodwill from parent                         $ 14,252,000
 Debt converted into common shares                                --                         --                  $ 1,565,000
 Debt paid by Geotek                                                                  $  150,000                 $   150,000

      The accompanying notes are an integral part of these consolidated financial statements.
                                      F-37

                        BOGEN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                --------------

1. Summary of Significant Accounting Policies:

Principles of Consolidation:

The consolidated financial statements include the accounts of Bogen Corporation and its wholly-owned subsidiary, Bogen Communications Inc. ("BCI", together with Bogen Corporation, the "Company"). All significant intercompany accounts have been eliminated in consolidation. Bogen Corporation is a 99% owned subsidiary of Geotek Communications, Inc. ("Geotek").

Revenue Recognition:

Revenue is recognized upon shipment of goods. Sales are reflected net of estimated sales returns, for which the Company maintains a sales returns allowance.

Cash and Cash Equivalents:

Cash includes cash on-hand and all highly-liquid debt instruments purchased with original maturities of three months or less.

Inventories:

Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment:

Property and equipment are recorded at cost. Depreciation is provided on a straight-line basis over the estimated useful life of the asset, generally five years. Leasehold improvements are amortized ratably over their remaining lease terms, or estimated useful lives if shorter.

Expenditures for maintenance, repairs and renewals of minor items are charged to operations as incurred. Major renewals and improvements are capitalized. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations for the period.

Income Taxes:

The Company files a consolidated tax return with Geotek. The Company has a tax sharing arrangement with Geotek requiring income taxes to be computed and payable on a "separate tax return basis".

                        BOGEN CORPORATION and SUBSIDIARY

                                 --------------

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences attributable to the differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases at enacted tax rates. In addition, SFAS No. 109 requires the recognition of future tax benefits, such as net operating loss carry-forwards, to the extent that realization of such benefits is more likely than not. Prior to 1993, income taxes had been determined under Accounting Principles Board Opinion No. 11, whereby the income tax provision is calculated under the deferred method. The deferred method recognizes income taxes on financial statement income, and the tax effects of differences between financial income and taxable income are deferred at tax rates in effect during the period. The impact of the adoption of SFAS No. 109 was not significant. See also
Note 10.

Net Loss Per Share:

Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding. Common stock equivalents are excluded from the shares outstanding since the effect would be antidilutive.

Treasury Stock:

Treasury stock is accounted for under the cost method. Common shares held in treasury are not considered outstanding for purposes of computing the weighted average number of shares of common stock outstanding.

Goodwill:

Goodwill represents the excess of cost over the fair value of net assets acquired. Goodwill also includes the effect of push-down accounting (see note
2), by which the Company recorded in its financial statements, Geotek's goodwill associated with the purchase of the Company. Goodwill is being amortized using the straight-line method over 40 years. At each balance sheet date, management assesses whether there has been a permanent impairment in the net carrying value of the goodwill and the amount of any such impairment by comparing anticipated undiscounted future cash flows from operating activities with the carrying value of the goodwill. The factors considered by management in performing this assessment include current operating results, trends, the effect of obsolescence, demand, competition and certain other economic factors.

                        BOGEN CORPORATION and SUBSIDIARY

                                 --------------

Credit Risk:

The Company develops, produces, markets and sells commercial audio, electronic, paging, communications and other equipment. The Company performs ongoing credit evaluations of its customers. The accounts receivable resulting from its sales transactions generally are not collateralized. The Company provides reserves for potential losses from these receivables.

2. Geotek Acquisition:

Effective April 1, 1991, Geotek purchased from certain Company stockholders, including certain officers and directors of the Company, 3,703,500 shares of common stock of the Company along with 1,150 shares of preferred stock and warrants to purchase 125,000 shares of common stock. Geotek also acquired from certain participants in a subordinated note issued by the Company, 212,500 shares of common stock, 771 shares of preferred stock and warrants to purchase 385,400 shares of common stock.

The subordinated note participants restructured their holdings in the note and the accrued interest thereon. Geotek's participation of $3,998,000 was restructured in part by converting $2,433,000 thereof into 5,793,000 shares of common stock of the Company. The terms of the then remaining $2,809,000 of subordinated debt, including the $1,565,000 held by Geotek, were amended as described in Note 7.

Geotek also converted 3,358 shares of the Company's preferred stock into 3,358,000 shares of common stock of the Company and exercised 1,229,614 warrants.

In April 1992, the Company converted $1,565,000 of advances payable to Geotek into 3,726,000 shares of common stock of the Company. In January 1994, pursuant to a tender offer, Geotek increased its ownership to approximately 99% of the Company's outstanding common shares, from approximately 91% in the prior year.

Geotek has agreed not to require payment of $2,641,000 earlier than January 1, 1996.

Push-Down of Geotek Goodwill:

In January 1994, following a tender offer, Geotek increased its ownership interest in the Company from approximately 91% to 99%. Therefore, since Geotek owned greater than 95% of the Company, under the applicable rules of "push-down accounting", goodwill associated with Geotek's acquisition of the Company was "pushed down" onto the books of the Company at the date of the additional acquisition and reflected in stockholders' equity. Geotek's goodwill in the net amount of $10,811,000 (net of accumulated amortization of $792,000), as of December 31, 1993, was recorded and will be amortized over its then remaining period of approximately 38 years. Additional goodwill in the amount of $3,441,000 related to the tender offer completed in January 1994 was also recorded and will be amortized over the same period. Amortization expense related to this aggregate $14,252,000 of goodwill, commencing in 1994, amounts to approximately $376,000 annually.

The consolidated financial statements of the two years ended December 31, 1993 and 1992, were prepared using the Company's historical basis of accounting (Pre-Pushdown basis of accounting). The consolidated financial statements for the year ended December 31, 1994, were prepared under a new basis of accounting that reflects the additional goodwill pushed down from Geotek (Post-Pushdown basis of accounting). Comparability of operating results for the pre-pushdown and post-postdown periods are affected by the additional amortization of goodwill.

                        BOGEN CORPORATION and SUBSIDIARY

                                 --------------

3. Inventories:

Inventories consist of the following:

                                     Post-Pushdown     Pre-Pushdown
                                         1994              1993
                                      -----------       -----------
       Raw Materials                  $ 1,215,000       $ 1,234,000

       Finished Goods                   4,948,000         3,529,000
                                      -----------       -----------
                                      $ 6,163,000       $ 4,763,000
                                      ===========       ===========

Inventories are net of a reserve for inventory obsolescence of $1,200,000 and $60,000 at December 31, 1994 and 1993, respectively.

4.Property and Equipment:

Property and equipment consist of the following:

                                                 Post-Pushdown    Pre-Pushdown
                                                     1994             1993
                                                  -----------      -----------
       Machinery, equipment and tooling           $ 1,560,000      $ 1,435,000
       Furniture and office equipment                 973,000          833,000
       Leasehold improvements                         484,000          349,000
                                                  -----------      -----------
                                                    3,017,000        2,617,000
       Less, accumulated depreciation and
        amortization                               (1,817,000)      (1,490,000)
                                                  -----------      -----------
                                                  $ 1,200,000      $ 1,127,000
                                                  ===========      ===========

Depreciation expense was approximately $327,000, $246,000 and $196,000 for the years ended December 31, 1994, 1993 and 1992, respectively.

5. Intangible Assets:

Intangible assets consist of the following:

                                            Post-Pushdown       Pre-Pushdown
                                                1994                1993
                                             -----------          ---------
       Goodwill                              $15,607,000          $ 563,000
       Other intangibles                          29,000             36,000
                                             -----------          ---------
       Total intangibles                      15,636,000            599,000

       Less, accumulated amortization         (1,300,000)          (102,000)
                                             -----------          ---------
                                             $14,336,000          $ 497,000

                                             ===========          =========

                        BOGEN CORPORATION and SUBSIDIARY

                                 --------------
6. Revolving Credit Agreement:

In August 1994, the Company obtained a $10 million revolving senior line of credit for a term expiring August 10, 1995. The line is collateralized by substantially all the assets of the Company and is guaranteed by Geotek. Advances bear interest at the rate of 2.5% over the lender's prime rate at December 31, 1994 (8.5%). Advances to the Company are made based on a percentage of accounts receivable and inventory.

In February 1994, the Company terminated its revolving secured senior line of credit which was established during 1993. All indebtedness owed by the Company was repaid, and as a result, the Company's assets were no longer subject to collateralization.

As of December 31, 1994 and 1993, the Company had short term borrowings of $4,350,000 and $2,564,000. The amount available under the credit line was $269,000 and $1,684,000 at December 31, 1994 and 1993, respectively. Under the terms of the line of credit, the Company cannot, among other actions, declare or pay any dividends, return capital to its stockholders and redeem or repurchase any of its outstanding capital stock.

7. Subordinated Note Payable and Other Amounts Payable to Geotek and Others:

In 1986, the Company borrowed $5,900,000 pursuant to a Subordinated Loan Agreement (the "Loan Agreement") with USI Venture Corp. ("USI"), which is now a wholly-owned subsidiary of Geotek. USI then sold participations in the loan to affiliates of the Company in the aggregate amount of $2,450,000. In April 1991, in connection with the acquisition by Geotek of a controlling interest in the Company, the terms of the loan were restructured and the Company exchanged 5,793,000 shares of its Common Stock for $2,433,000 of aggregate outstanding principal and accrued interest on the loan. In connection with the restructuring, Geotek acquired the portion of the outstanding debt owed by the Company to USI, in the amount of $1,565,000, as well as a portion of the debt owed to one of the participants, in the amount of $386,000. As of December 31, 1994, the outstanding balance due on the loan was $2,486,000, of which $1,898,000 was owed to Geotek. Certain other notes, totalling $374,000, require the Company to comply with the financial covenants of the Loan Agreement.

During March 1992, a payment schedule under one of the notes was restructured to comply with the financial covenants of the Company's revolving credit agreement discussed in Note 6.

                        BOGEN CORPORATION and SUBSIDIARY

                                 --------------

As of December 31, 1994 and 1993, the balances were as follows:

                                                                        Post-Pushdown         Pre-Pushdown
                                                                            1994                  1993
                                                                        -------------         ------------
       Note payable - Geotek - principal payable in 40
         quarterly installments of $39,125 beginning January
         1995, plus interest at the prime rate plus 1-1/8%                $1,565,000            $1,565,000
       Note payable - Geotek - principal payable in monthly
        installments of $4,442 and a final installment of
        $266,500 due July 1996 plus interest at the prime rate               333,000               386,000
       Advances and other amounts payable to Geotek                        4,840,000             4,391,000
                                                                          ----------            ----------
           Total payable to Geotek                                         6,738,000             6,342,000
                                                                          ----------            ----------

       Various notes payable - payable in monthly installments
         of $11,847 plus interest at the prime rate                          202,000               344,000
       Note payable in monthly installments of $12,000
         through April 1996.  The note bears imputed annual
         interest at 9% (A)                                                  147,000               282,000
       Note payable in annual installments of $150,000 through
         April 1995.  The note bears imputed annual interest
         at 9% (A)                                                           177,000               306,000
       Note payable in monthly installments of $4,167 through
         April 1996 plus interest at 12% per annum (A)                        62,000               112,000
                                                                          ----------            ----------
           Total payable to other than Geotek                                588,000             1,044,000
                                                                          ----------            ----------

           Total                                                          $7,326,000            $7,386,000
                                                                          ==========            ==========

       (A) These notes are payable by BCI and are guaranteed by Geotek and the Company, and are collateralized by 3,528,500 shares of the Company's common stock held by Geotek.

       All of these notes were subordinated to the revolving credit agreement as of December 31, 1994.

                        BOGEN CORPORATION and SUBSIDIARY

                                 --------------

                                                                         Post-Pushdown          Pre-Pushdown
                                                                             1994                   1993
                                                                         -------------          ------------
       Total notes and other amounts payable to Geotek and to
         other than Geotek                                               $ 7,326,000             $ 7,386,000
       Advances and other amounts payable to Geotek                       (4,840,000)             (4,391,000)
                                                                         -----------             -----------


       Total subordinated notes payable                                    2,486,000               2,995,000
       less: current maturities - non-Geotek                                (479,000)               (456,000)
             current maturities - Geotek                                    (210,000)                (53,000)
                                                                         -----------             -----------

       Non-current subordinated notes payable                            $ 1,797,000             $ 2,486,000
                                                                         -----------             -----------

Principal maturities of long-term debt over the next five years and thereafter are as follows:

                                                                            Other
                                                                            Than
                                                  Geotek                   Geotek           Total
                                                ----------               -----------    ------------
          1995                                  $  210,000               $479,000         $  689,000
          1996                                     436,000                109,000            545,000
          1997                                     156,000                      -            156,000
          1998                                     157,000                      -            157,000
          1999                                     156,000                      -            156,000
          Thereafter                               783,000                      -            783,000
                                               -----------               --------           --------
                                               $ 1,898,000               $588,000         $2,486,000
                                               ===========               ========         ==========

                        BOGEN CORPORATION and SUBSIDIARY

                                 --------------
8. Stockholders' Equity:

Options and Warrants:
In 1994, the Company adopted an Employee Stock Option Plan (the "Plan"). Under the Plan, an aggregate of 3,000,000 shares may be issued to members of the Company's Board of Directors, designated officers and employees and independent contractors or consultants who perform services for the Company. No option granted under the Plan is intended to be an incentive stock option within the meaning of section 442A(b) of the Internal Revenue Code of 1986 for income tax purposes. During 1994, 1,400,000 options were granted under this Plan at a price of $1.14 per share. These options vest over a five (5) year period. During 1994, there were no options exercised or exercisable.

Prior to January 1, 1994 the Company maintained a stock option plan which provided for the grant of up to 500,000 incentive and/or non-qualified stock options to officers and key employees. No options were granted pursuant to this plan in 1992 or 1993.

Push-Down of Goodwill:

As per Accounting Principles Board No. 16 ("APB 16"), the accumulated deficit of the Company was required to be restated on the date of applying push-down accounting. The restated accumulated deficit includes Geotek's recorded equity in the income and losses of the Company since its original acquisition and all goodwill amortization recorded by Geotek relating to the acquisition of the Company. Therefore, a reclassification of $8,524,000 was made from accumulated deficit to additional paid-in capital in January 1994.

9. Commitments and Contingencies:

Operating Leases:

The Company occupies its plant and office facilities and operates certain equipment under leases expiring at various dates through November 2000. The facility lease contains an escalation clause and provides for payments of taxes and expenses over base rent. The facility lease also contains a five year renewal option.

The minimum annual rental commitments over the next five years under operating leases are as follows:

                  Year Ending
                  December 31,
                  ------------
                     1995                   $589,000
                     1996                    692,000
                     1997                    682,000
                     1998                    672,000
                     1999                    670,000

The Company's facility lease includes scheduled rent increases over the lease term. Rent expense has been recorded on a straight-line basis and the related deferred rent obligation of $554,000 and $511,000 at December 31, 1994 and 1993, respectively, is classified as a long-term liability.

Rent expense charged to operations totaled approximately $561,000, $582,000 and $581,000 for the years ended 1994, 1993 and 1992, respectively.

Employment and Consulting Agreements:

In March 1991, the Company entered into an employment agreement with an officer which, among other things, provided for annual compensation of approximately $150,000 and a bonus equal to 5% of pre-tax earnings. In the first quarter of 1993, the officer resigned from the Company. As a result, in 1993, the Company recorded a charge of $50,000 for a severance payment pursuant to the termination agreement with such officer. This payment was made by Geotek on behalf of the Company and has been treated as a capital contribution in 1993. Other officers of the Company are employed pursuant to written agreements with Geotek and the Company.

Commitments:

At December 31, 1994, the Company had commitments to purchase merchandise from foreign vendors of $214,000 under documentary letters of credit and $391,000 under other sight documents. In addition, the Company has commitments to purchase from certain foreign vendors, raw materials with a value of approximately $224,000. Pursuant to the sale of Aryt Optronics, Ltd. by Geotek in 1992, the Company obtained certain benefits and concessions from Reshef

                        BOGEN CORPORATION and SUBSIDIARY

                                 --------------

Technologies, Ltd. ("Reshef"), formerly a related company. Such concessions and benefits will be lost by the Company if certain target purchases from Reshef are not met. Purchases made under this agreement complied with the target purchase requirements and approximated $5,439,000, $3,522,000 and $1,100,000 in 1994,
1993 and 1992, respectively.

Litigation:

The Company is the subject of an action in the United States District Court for the Western District of Washington, filed August 31, 1994 by Accessline Technologies, Inc., ("the Plaintiff".) The Plaintiff seeks unspecified damages alleging that the Company's "Friday Home Office Receptionist" product line infringed a patent purportedly owned by the Plaintiff. The Company believes such claims are without merit. This matter has been settled, see Note 14.

10. Income Taxes:

Effective January 1, 1993, the Company adopted SFAS No. 109, the effect of which was not significant. The effect of the change in corporate tax rates during 1993, from 34% to 35%, was also not significant. The Company's (benefit) for income taxes consists of the following:

                                                          Post-Pushdown               Pre-Pushdown
                                                         -----------------   --------------------------------
                                                              1994                1993              1992
                                                         -----------------   ---------------  ---------------
       Federal:
         Payable to (receivable from) Geotek                    ---                ---           $(138,000)
         Deferred                                               ---                ---               ---
                                                         -----------------    --------------  ---------------
           Total                                                ---                ---           $(138,000)
                                                         -----------------    --------------  ---------------

                        BOGEN CORPORATION and SUBSIDIARY

                                 --------------
The Company had net operating loss ("NOL") carry forwards for tax purposes of $5,390,000 as of December 31, 1994, which expire between the years 2004 through 2009. Under Section 382 of the Internal Revenue Code of 1986, as amended, the net operating loss carryforwards are subject to certain limitations on their utilization as a result of the change in control of the Company in 1991.

The components of deferred tax assets at December 31, 1994 and 1993, were as follows:

                                                 Post-Pushdown           Pre-Pushdown
       Deferred Tax Assets:                          1994                    1993
                                                  -----------             -----------
       NOL carry forwards                         $ 1,886,500             $ 1,743,000
       Deferred rent                                  194,000                 174,000
       Inventory Reserves                             642,000                    --
       Allowance for Doubtful Accounts                116,000                    --
       Other                                          294,000                 153,000
                                                  -----------             -----------

           Total Deferred Tax Assets                3,132,500               2,070,000

       Less, valuation allowance                   (3,132,500)             (2,070,000)
                                                  -----------             -----------
           Net Deferred Tax Assets                $         0             $         0
                                                  ===========             ===========

In accordance with SFAS No. 109, the Company has established a valuation allowance of $3,132,500 and $2,070,000 for the years ended December 31, 1994 and 1993, respectively, offsetting the tax benefit of the deferred tax assets, principally the NOL carryforwards, to the extent the benefit is not expected to be realized.

                        BOGEN CORPORATION and SUBSIDIARY

                                 --------------
11. Related Party Transactions:

Geopower and Geotek Administrative Charges:

In June 1992, the Company entered into an agreement with Geopower, Inc. ("Geopower"), a subsidiary of Geotek, the assets of which were sold by Geotek in 1993. Under the terms of the agreement, the Company provided all of Geopower's managerial and operating requirements. The Company charged Geopower a total administrative corporate charge of $670,000 for such services in 1992. At December 31, 1992, the outstanding amount due from Geopower was $610,000 which was offset against advances payable to Geotek. In 1993, Geopower provided substantially all of its own managerial and operating support and, accordingly, the Company did not assess any administrative charges to Geopower. Instead, the Company charged Geopower $105,000 for services provided to Geopower by the Company.

In addition, Geotek charged the Company $390,000 in 1992 for marketing and managerial services provided to the Company. The charge was based on 2% of the Company's net sales during the year. Unpaid amounts of $666,000 as of December 31, 1993 and 1992 are reflected as advances payable to Geotek. In 1993, however, the Company's marketing and managerial structure was fully operating, and, as a result, Geotek did not assess the Company any corporate charges for 1994 and 1993.

Speech Design:

Speech Design GmbH is a subsidiary of Geotek, purchased in 1993 and based in Germany ("Speech Design"). The Company had sales to Speech Design of $572,000 and $468,000 in 1994 and 1993, respectively. The Company had no sales to Speech Design in 1992. At December 31, 1994 and 1993, the Company had $110,000 and $185,000, respectively, in accounts receivable from Speech Design related to such sales.

Satelco AG:

During the third quarter of 1994, Speech Design acquired an interest in Satelco AG (Satelco), a company based in Switzerland. Satelco was a customer of the Company prior to the acquisition. Sales to Satelco after the acquisition amounted to $174,000 and accounts receivable at December 31, 1994 amounted $96,000.

12. Economic Dependency:

During the years ended December 31, 1994, 1993, and 1992, the Company purchased audio components of approximately $14,000,000, $7,460,000, and $6,435,000, respectively, from three suppliers located in the Republic of South Korea. Any future inability of either of these suppliers to provide the Company with a sufficient level of components may have a negative impact on the Company's operations.

Sales to one customer approximated $6,000,000 and accounted for more than 10% of the Company's net sales in 1994. Sales to a different customer accounted for approximately 10% of the Company's net sales in 1994, 1993 and 1992.

                        BOGEN CORPORATION and SUBSIDIARY

                                 --------------

13. Employee Benefit Plans:

The Company participates in multi-employer pension plans which cover all union employees. Contributions for the periods ended December 31, 1994, 1993 and 1992 were approximately $18,000, $19,000 and $19,000, respectively.

14. Subsequent Events:

In March 1995, Geotek entered into a agreement in principle with European Gateway Acquisition Corporation ("EGAC"), whereby Geotek would transfer its stake in the company (99%) and in Speech Design (67%) to EGAC in return for $10 million in cash plus 55% of the outstanding shares of EGAC, therefore maintaining indirect control over the Company and Speech Design. The agreement is subject to, among other things, approval of the shareholders of EGAC.

On April 13, 1995, a settlement of the litigation described in Note 9 was reached between Accessline Technologies, Inc. ("Accessline") and the Company, that was effective January 1, 1995. The settlement resolves the current matter of litigation as well as future related matters that may be brought by Accessline with regard to this alleged patent infringement. Under the terms of the settlement, Accessline will grant a license to the Company and the Company will continue selling its "Friday Home Office Receptionist" line of products and other variations thereof on a worldwide basis. In return, the Company has agreed to pay Accessline a royalty of 3% of net sales for applicable units sold after December 31, 1994. Applicable units would include current models of the "Friday Home Office Receptionist" and future new products that would be similar and meet the requirements of the agreement. The term of the license agreement is coincident with the expiration of patents applicable under the license agreement unless terminated sooner in accordance with the agreement.

                          NATIONAL BAND THREE LIMITED
                          ---------------------------


Directors and advisers

Executive directors                               E J Watts
                                                  P M Ratcliffe
                                                  S A Style
                                                  R Conroy
                                                  A D Robb

Non-executive directors                           Y Eitan - Chairman
                                                  Y Bibring
                                                  G Calhoun


Secretary and registered office                   S A Style
                                                  Wren House
                                                  Hedgerows Business Park
                                                  Colchester Road
                                                  Springfield
                                                  CHELMSFORD
                                                  Essex
                                                  CM2 5PF



Registered Auditors                               Coopers & Lybrand
                                                  1 Embankment Place
                                                  LONDON
                                                  WC2N 6NN

Bankers                                           National Westminster Bank Plc
                                                  21 Lombard Street
                                                  LONDON
                                                  EC3P 3AR

National Band Three Limited



Directors' report
for the year ended 31 December 1994

The directors present their report and the audited financial statements for the year ended 31 December 1994.

Principal activities

The profit and loss account for the period is set out on page 6.

The principal activities of the company are the expansion and operation of a national mobile communication system, under licences granted by the Department of Trade and Industry under the Telecommunications Act 1984 and the Wireless Telegraphy Act 1949.

Review of business

During the year the company continued to expand the capacity, coverage and facilities of the network. It has also invested in and strengthened its sales and marketing capability. This helped accelerate the growth in the subscriber base during the year and provided new products and services which will be the bedrock of future profitability. Both the level of business and the year end financial position were satisfactory, and the directors expect the level of activity to increase for the foreseeable future.

Dividends and transfers to reserves

The directors do not recommend the payment of a dividend. The loss for the period of (pound)508,000 (1993 as restated: (pound)31,000) has been taken to reserves.

Changes in fixed assets

The movements in fixed assets during the year are set out in note 10 to the financial statements.

National Band Three Limited



Directors

The directors of the company during the year ended 31 December 1994 were:

A D Robb
P M Ratcliffe
J G Slater                   (resigned 31 January 1994)
G M Calhoun
Y Eitan
Y Bibring
S A Style                    (appointed 1 April 1994)
E J Watts                    (appointed 19 September 1994)
R Conroy                     (appointed 7 November 1994)

Directors' interests

None of the directors held any interest in the shares of the company at 31 December 1994 (1993: None).

At the year end the directors held options over the shares of National Band Three's parent company, Geotek Communications, Inc.

Statement of directors' responsibilities

The directors are required by UK company law to prepare financial statements for each financial year that give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period.

The directors confirm that suitable accounting policies have been used and applied consistently and reasonable and prudent judgements and estimates have been made in the preparation of the financial statements for the year ended 31 December 1994. The directors also confirm that applicable accounting standards have been followed and that the financial statements have been prepared on the going concern basis.

The directors are responsible for keeping proper accounting records, for taking reasonable steps to safeguard the assets of the company and to prevent and detect fraud and other irregularities.

National Band Three Limited



Auditors

A resolution to reappoint the auditors, Coopers & Lybrand, will be proposed at the annual general meeting.

By order of the board







S A Style
Company Secretary
16 June 1995

                       Report of Independent Accountants

To the Shareholders of National Band Three Limited

We have audited the balance sheets of National Band Three Limited, as of 31 December 1994 and 1993 and the related statements of income, changes in shareholders' equity and cash flows for the year ended 31 December 1994 and for the nine month period ended 31 December 1993, set out on pages F-55 to F-68, excluding note 23. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom which do not differ in any significant respects from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Band Three Limited as of 31 December 1994 and 1993 and the results of its operations and cash flows for the year ended 31 December 1994 and for the nine month period ended 31 December 1993 in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles and financial statement presentation generally accepted in the United Kingdom vary in certain significant respects from accounting principles and financial statement presentation generally accepted in the United States. The application of these requirements would have affected the financial statement presentation and the determination of net income for the year ended 31 December 1994 and for the nine month period ended 31 December 1993 and of shareholders' equity as of 31 December 1994 and 1993, to the extend summarized in note 23 to the financial statements.

/s/ Coopers & Lybrand
-----------------------
Coopers & Lybrand
Chartered Accountants and Registered Auditors

London, United Kingdom
23 June 1995, except for note 23 as to which the date is 21 September 1995

National Band Three Limited



Profit and loss account
for the year ended 31 December 1994

                                                                   Notes                           9 months
                                                                                     Year             ended
                                                                                    ended       31 December
                                                                              31 December              1993
                                                                                     1994       as restated
                                                                              (pound)'000       (pound)'000

Turnover                                                               2           12,887             8,064
Cost of sales                                                                      (8,476)           (5,560)
                                                                                  -------           -------
Gross profit                                                                        4,411             2,504
Net operating expenses                                                 3           (4,755)           (2,438)
                                                                                  -------           -------
Operating (loss)/profit                                                              (344)               66
Interest receivable and similar income                                                 75                63
Interest payable and similar charges                                   6             (266)             (133)
                                                                                  -------           -------
Loss on ordinary activities before taxation                            7             (535)               (4)
Tax on loss on ordinary activities                                     8               27               (27)
                                                                                  -------           -------
Retained loss for the financial period                                16             (508)              (31)
                                                                                  =======           =======


Statement of total recognised gains and losses

                                                                                                   9 months
                                                                                     Year             ended
                                                                                    ended       31 December
                                                                              31 December              1993
                                                                                     1994       as restated
                                                                              (pound)'000       (pound)'000

Loss for the financial period                                                        (508)              (31)
Prior year adjustment                                                                  26                 -
                                                                                      ---               ---
Total losses recognised since last annual report                                     (482)              (31)
                                                                                      ===               ===


All figures in the profit and loss account relate to continuing operations.

There is no difference between the loss on ordinary activities before taxation and the loss for the period as stated above, and their historical cost equivalents.

National Band Three Limited



Balance sheet
at 31 December 1994

                                                                   Notes                        31 December
                                                                              31 December              1993
                                                                                     1994       as restated
                                                                              (pound)'000       (pound)'000

Fixed assets
Tangible assets                                                       10           11,702            10,608
                                                                                  -------           -------
Current assets
Stocks                                                                11               77                 6
Debtors                                                               12            3,105             2,760
Cash at bank and in hand                                                            1,627             2,391
                                                                                  -------           -------
Total current assets                                                                4,809             5,157

Creditors: amounts falling due
 within one year                                                      13          (10,622)           (9,316)
                                                                                  -------           -------
Net current liabilities                                                            (5,813)           (4,159)
                                                                                  -------           -------
Total assets less current liabilities                                               5,889             6,449
Provisions for liabilities and charges
Deferred taxation                                                     14                -               (27)
                                                                                  -------           -------
Net assets                                                                          5,889             6,422
                                                                                  =======           =======
Capital and reserves
Called up share capital                                               15            9,000             9,000
Share premium account                                                 16            8,800             8,800
Goodwill reserve                                                      16             (107)             (131)
Profit and loss account                                               16          (11,804)          (11,247)
                                                                                  -------           -------
Total shareholder's funds                                             17            5,889             6,422
                                                                                  =======           =======


The financial statements on pages 6 to 18 were approved by the board of directors on 16 June 1995 and were signed on its behalf by:

E J Watts
Director

National Band Three Limited



Cash flow statement
for the year ended 31 December 1994


                                                                                                   9 months
                                                                                     Year             ended
                                                                                    ended       31 December
                                                                   Notes      31 December              1993
                                                                                     1994       as restated
                                                                              (pound)'000       (pound)'000

Net cash inflow from operating activities                             18            2,857             2,251
                                                                                  -------           -------
Returns on investments and servicing of finance
Interest received                                                                      75                63
Interest paid                                                                        (266)             (133)
                                                                                  -------           -------
Net cash outflow from returns on
 investments and servicing of finance                                                (191)              (70)
                                                                                  -------           -------
Taxation
United Kingdom corporation tax paid                                                     -                 -

Investment activities
Purchase of goodwill                                                                  (25)                -
Purchase of tangible fixed assets                                                  (3,471)           (1,380)
Sale of tangible fixed assets                                                          66               103
                                                                                  -------           -------
Net cash outflow from investing activities                                         (3,430)           (1,277)
                                                                                  -------           -------
Net cash (outflow)/inflow before financing                                           (764)              904

Financing
Receipt of short term loans from members                                                -             5,664
Repayment of short term loans from members                                              -            (4,432)
                                                                                  -------           -------
(Decrease)/increase in cash and cash equivalents                      19             (764)            2,136
                                                                                  =======           =======


National Band Three Limited


Notes to the financial statements
for the year ended 31 December 1994

1 Principal accounting policies

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom. A summary of the more important accounting policies, which have been applied consistently, is set out below.

Changes in accounting policies

During the year the company changed its accounting policy with regard to line connection charges. These were previously written off in the profit and loss account in the year in which they were incurred. They and are now capitalised as part of plant and machinery and depreciated over a period of five years. Comparative figures have been amended where necessary for the change in policy. The effect of the change in accounting policy is shown in notes 9 and 16.

Basis of accounting

The financial statements are prepared in accordance with the historical cost convention.

Goodwill

Goodwill arising on the acquisition of businesses is written off directly to an unrealised goodwill reserve. It is amortised to the profit and loss account reserve over five years, the directors' estimate of its useful economic life.

Tangible fixed assets

The cost of tangible fixed assets is their purchase cost, together with any incidental expenses of acquisition.

Depreciation is calculated so as to write off the cost of tangible fixed assets, less their estimated residual values, on a straight line basis over the expected useful economic lives of the assets concerned. The estimated useful lives used for this purpose are:

Short term leasehold improvements                 Over the term of the lease
Plant and machinery                               Between three and ten years
Fixtures and fittings                             Between three and five years
Motor vehicles                                    Four years

No depreciation is charged on assets in the course of construction.

Stocks

Stocks are stated at the lower of cost and net realisable value. Provision is made where necessary for obsolete, slow moving and defective stocks.

National Band Three Limited



Turnover

Turnover, which excludes value added tax, represents the invoiced value of goods and services supplied.

Operating leases

Costs in respect of operating leases are charged on a straight line basis over the lease term.

Deferred taxation

Provision is made for deferred taxation, using the liability method, on all material timing differences to the extent that it is probable that a liability or asset will crystallise.

Pension costs

The company operates a "money purchase" pension scheme for the benefit of their employees.

The company provides no other post retirement benefits to its employees.

2 Turnover

Turnover consists entirely of sales in one class of business made in the United Kingdom.

3 Net operating expenses

                                                     Year          9 months
                                                    ended             ended
                                              31 December       31 December
                                                     1994              1993
                                              (pound)'000       (pound)'000

Selling and distribution costs                      2,704             1,413
Administrative expenses                             2,051             1,025
                                                    -----             -----
                                                    4,755             2,438
                                                    =====             =====

National Band Three Limited



4 Directors' emoluments

                                                                                     Year          9 months
                                                                                    ended             ended
                                                                              31 December       31 December
                                                                                     1994              1993

                                                                              (pound)'000       (pound)'000
Emoluments (including pension contributions
 and benefits in kind)                                                                256               171
                                                                                      ===               ===


Emoluments (excluding pension contributions) include amounts paid to:
                                                                                     Year          9 months
                                                                                    ended             ended
                                                                              31 December       31 December
                                                                                     1994              1993

                                                                                   (pound)           (pound)

The chairman                                                                          Nil               Nil
                                                                                   ======            ======
The highest paid director                                                          78,164            70,665
                                                                                   ======            ======


The number of directors (including the chairman and the highest paid director) who received emoluments (excluding pension contributions) within the following ranges was:


                                                                                     Year          9 months
                                                                                    ended             ended
                                                                              31 December       31 December
                                                                                     1994              1993
                                                                                   Number            Number


(pound)0 to(pound)5,000                                                                 3                 8
(pound)5,001 to(pound)10,000                                                            2                 -
(pound)30,001 to(pound)35,000                                                           1                 -
(pound)45,001 to(pound)50,000                                                           1                 1
(pound)50,001 to(pound)55,000                                                           -                 1
(pound)70,001 to(pound)75,000                                                           1                 1
(pound)75,001 to(pound)80,000                                                           1                 -
                                                                                      ===               ===


National Band Three Limited



5 Employee information

The average weekly number of persons (including executive directors) employed by the company during the year was:

                                                                                    Year          9 months
                                                                                    ended             ended
                                                                              31 December       31 December
                                                                                     1994              1993
                                                                                   Number            Number
By activity
Administration                                                                        101                86
                                                                                    =====             =====

                                                                              (pound)'000       (pound)'000
Staff costs (for the above persons)
Wages and salaries                                                                  2,407             1,547
Social security costs                                                                 243               166
Other pension costs                                                                   104                22
                                                                                    -----             -----
                                                                                    2,754             1,735
                                                                                    =====             =====

6 Interest payable and similar charges

                                                                                     Year          9 months
                                                                                    ended             ended
                                                                              31 December       31 December
                                                                                     1994              1993
                                                                              (pound)'000       (pound)'000

Interest payable on sums owed to parent undertaking                                   266               133
                                                                                      ===               ===

7 Loss on ordinary activities before taxation

                                                                                                   9 months
                                                                                     Year             ended
                                                                                    ended       31 December
                                                                              31 December              1993
                                                                                     1994       as restated
                                                                              (pound)'000       (pound)'000

Loss on ordinary activities before taxation is stated after
 charging/(crediting):
Depreciation charge for the period                                                  2,355             1,362
Auditors' remuneration                                                                 17                18
Auditors' remuneration for non-audit services                                          11                11
Rentals under operating leases on land and buildings                                1,122               655
Hire of equipment under operating leases                                            1,578             1,479
Profit on disposal of fixed assets                                                    (44)              (37)
                                                                                   ======            ======

National Band Three Limited



8 Tax on loss on ordinary activities

                                                                                     Year          9 months
                                                                                    ended             ended
                                                                              31 December       31 December
                                                                                     1994              1993
                                                                              (pound)'000       (pound)'000

United Kingdom corporation tax credit/(charge)at 33% (1993:
 33%)

 Deferred (note 14)                                                                    27               (27)
                                                                                    =====            ======

No current charge arises in the year for corporation tax due to losses incurred.

9 Changes in accounting policies

The prior year adjustment made as a result of changes in accounting policies discussed on page 9 is reported in the statement of total recognised gains and losses and is adjusted to opening reserves in note 16.

10 Tangible fixed assets

                                                              Plant
                                           Short term           and      Fixtures
                                            leasehold     machinery           and        Motor
                                         improvements   as restated      fittings     vehicles        Total
                                          (pound)'000   (pound)'000   (pound)'000  (pound)'000  (pound)'000
Cost
At 1 January 1994                                   5        18,657           463          444       19,569
Additions                                           -         3,189            59          223        3,471
Disposals                                           -           (34)            -          (56)         (90)
                                                  ---        ------           ---          ---       ------
At 31 December 1994                                 5        21,812           522          611       22,950
                                                  ---        ------           ---          ---       ------
Depreciation

At 1 January 1994                                   1         8,641           136          183        8,961
Charge for year                                     1         2,133            95          126        2,355
Disposals                                           -           (12)            -          (56)         (68)
                                                  ---        ------           ---          ---       ------
At 31 December 1994                                 2        10,762           231          253       11,248
                                                  ---        ------           ---          ---       ------
Net book value

At 31 December 1994                                 3        11,050           291          358       11,702
                                                  ===        ======           ===          ===       ======

At 31 December 1993                                 4        10,016           327          261       10,608
                                                  ===        ======           ===          ===       ======


Included in the above are assets under construction to the value of (pound) 265,000 (31 December 1993: (pound)375,000) which did not incur depreciation during the year.

National Band Three Limited



11 Stocks


                                                                                     1994              1993
                                                                              (pound)'000       (pound)'000

Goods for resale                                                                       77                 6
                                                                                      ===               ===


12 Debtors


                                                                                                       1993
                                                                                     1994       as restated
                                                                              (pound)'000       (pound)'000

Amounts falling due within one year
Trade debtors                                                                       2,022             1,983
Other debtors                                                                          73                 1
Prepayments and accrued income                                                      1,010               776
                                                                                    -----             -----
                                                                                    3,105             2,760
                                                                                    =====             =====


13 Creditors: amounts falling due within one year

                                                                                                       1993
                                                                                     1994       as restated
                                                                              (pound)'000       (pound)'000

Trade creditors                                                                     2,362             1,707
Amount owed to parent undertaking                                                   4,432             4,432
Other taxes and social security                                                       212               216
Accruals and deferred income                                                        3,616             2,961
                                                                                    -----             -----
                                                                                   10,622             9,316
                                                                                    =====             =====

National Band Three Limited



14 Deferred taxation

                                                                                                   (pound)'000
At 1 January 1994                                                                                        27
Profit and loss account (note 8)                                                                        (27)
                                                                                                      -----
At 31 December 1994                                                                                     Nil
                                                                                                      =====


Deferred taxation provided in the financial statements and the amount unprovided of the total potential asset are as follows:

                                                    Amount provided                  Amount unprovided

                                                  1994              1993             1994              1993
                                           (pound)'000       (pound)'000      (pound)'000       (pound)'000
Excess of capital allowances over                    -                89               64                 -
  depreciation
Other                                                -               (62)             (88)                -
                                                   ---               ---              ---               ---
                                                   Nil                27              (24)              Nil
                                                   ===               ===              ===               ===


15 Called up share capital

                                                                                     1994              1993
                                                                              (pound)'000       (pound)'000
Authorised
12,000,000 ordinary shares of(pound)1 each                                         12,000            12,000
                                                                                   ======            ======
Allotted, called up and fully paid
9,000,000 ordinary shares of(pound)1 each                                           9,000             9,000
                                                                                   ======            ======

16 Share premium account and reserves


                                                 Share                             Profit
                                               premium          Goodwill         and loss
                                               account           reserve          account             Total
                                           (pound)'000       (pound)'000      (pound)'000       (pound)'000
At 1 January 1994 as previously
 stated                                          8,800              (131)         (11,273)           (2,604)
Prior year adjustment (note 9)                       -                 -               26                26
                                                 -----               ---           ------             -----
At 1 January 1994                                8,800              (131)         (11,247)           (2,578)
Purchased goodwill                                   -               (25)               -               (25)
Transfer in respect of
 amortisation of goodwill                            -                49              (49)                -
Loss for the financial year                          -                 -             (508)             (508)
                                                 -----               ---           ------             -----
At 31 December 1994                              8,800              (107)         (11,804)           (3,111)
                                                 =====               ===           ======             =====


National Band Three Limited



17 Reconciliation of movements in shareholder's funds

                                                                                     1994              1993
                                                                                                as restated
                                                                              (pound)'000       (pound)'000

Loss for the financial year                                                          (508)              (31)
Goodwill written off                                                                  (25)                -
                                                                                    -----             -----
Net deduction to shareholder's funds                                                 (533)              (31)
Opening shareholder's funds (originally (pound)6,396,000 before prior
 year adjustment(pound)26,000)                                                      6,422             6,453
                                                                                    -----             -----
Closing shareholder's funds                                                         5,889             6,422
                                                                                    =====             =====


18 Reconciliation of operating (loss)/profit to net cash inflow from operating activities

                                                                                   1994              1993
                                                                                                as restated
                                                                              (pound)'000       (pound)'000

Operating (loss)/profit                                                              (344)               66
Profit on sale of tangible fixed assets                                               (44)              (37)
Depreciation of tangible fixed assets                                               2,355             1,362
(Increase)/decrease in stocks                                                         (71)               30
Increase in debtors                                                                  (490)             (363)
Increase in creditors                                                               1,451             1,193
                                                                                   ------             -----
Net cash inflow from operating activities                                           2,857             2,251
                                                                                   ======            ======

National Band Three Limited

19 Cash and cash equivalents

                                                                                     1994              1993
                                                                              (pound)'000       (pound)'000

Changes in the period
At 1 January 1994                                                                   2,391               255
Net cash (outflow)/inflow                                                            (764)            2,136
                                                                                    -----             -----
At 31 December 1994                                                                 1,627             2,391
                                                                                    =====             =====


                                                                                     1994              1993
                                                                              (pound)'000       (pound)'000

Analysis of balances
Cash at bank and in hand                                                            1,627             2,391
                                                                                    =====             =====

20 Analysis of changes in financing during the period

                                                        1994                               1993
                                                 Share        Short term            Share        Short term
                                               capital             loans          capital             loans
                                           (pound)'000       (pound)'000      (pound)'000       (pound)'000

At 1 January                                     9,000             4,432            9,000             3,200
Cash inflows from financing                          -                 -                -             1,232
                                                 -----             -----            -----             -----
At 31 December                                   9,000             4,432            9,000             4,432
                                                 =====             =====            =====             =====

21 Financial commitments

Capital commitments

                                                                                     1994              1993
                                                                              (pound)'000       (pound)'000

Contracted for but not provided                                                     1,242             1,070
                                                                                    =====             =====

Authorised but not yet contracted for                                                  18               121
                                                                                     ====              ====

National Band Three Limited


Operating lease commitments

At 31 December 1994 the company had annual commitments under non-cancellable operating leases, as follows:

                                                         1994                               1993
                                                                   Other                              Other
                                              Land and         operating         Land and         operating
                                             buildings            leases        buildings            leases

                                           (pound)'000       (pound)'000      (pound)'000       (pound)'000

Leases which expire:
Within one year                                    342               229               84               165
Within two to five years                           220             1,435              209             1,612
After five years                                   503                 -              613                 -
                                                 -----             -----              ---             -----
                                                 1,065             1,664              906             1,777
                                                 =====             =====              ===             =====

22 Ultimate parent company

The directors regard Geotek Communications, Inc (formerly Geotek Industries,
Inc), a company incorporated in the United States of America, as the ultimate parent company. According to the register kept by the company, Geotek Communications, Inc had a 100% interest in the equity capital of National Band Three Limited at 31 December 1994.

Copies of the parent's consolidated financial statements may be obtained from The Secretary, Geotek Communications, Inc. 20 Craig Road, Montvale, New Jersey 07645, United States of America.

23. Summary of Differences Between UK GAAP and US GAAP

These Financial Statements are prepared in British Pounds and presented in accordance with UK GAAP which differs in certain significant respects from US GAAP. These differences, which have a significant effect on consolidated net income and shareholders' equity, are discussed and quantified in a table of adjustments below. While this is not a comprehensive summary of all differences between UK GAAP and US GAAP, other differences are immaterial.

Significant differences between UK GAAP and US GAAP

(a) Deferred income taxes

     Under UK GAAP, deferred taxes are only provided on timing differences where it is considered probable that such taxes will become payable in the foreseeable future. Under SFAS No. 109, "Accounting for Income Taxes",
US GAAP requires deferred taxes to be provided in full under the liability method. There is no net adjustment recorded for deferred income taxes to comply with US GAAP.

(b) Goodwill

     Under UK GAAP, the Company eliminates goodwill against reserves in the year in which it arises. US GAAP requires that goodwill is capitalized and amortized through the income statement over the estimated period of benefit. Additionally, under applicable rules of "push-down accounting" goodwill associated with the Parent Company's acquisition of the Company was "pushed down" onto the books of the Company at the time of the acquisition. The Parent Company's policy is to amortize goodwill on a straight line basis over 20 years. Amortization expense relating to goodwill was (pound) 260,000 and (pound) 136,000 for December 31, 1994 and the nine month period ended December 31, 1993, respectively. The carrying value of goodwill at December 31, 1994 was (pound) 5,030,000.

(c) Statements of Cash Flows

     The Company prepares its Consolidated Statements of Cash Flows under United Kingdom Financial Reporting Standard No. 1, "Cash Flow Statements" ("FRS 1"). Its objectives and principles are similar to those set out in the US Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" ("SFAS 95"). The principal difference between the standards relates to classification. Under FRS 1, the Company presents its cash flows as (a) operating activities; (b) returns on investments and servicing of finance;
(c) taxation; (d) investing activities; and (e) financing activities. SFAS 95 requires only three categories of cash flow activity; (a) operating; (b) investing; and (c) financing. Cash flows from taxation and returns on investments and servicing of finance shown under FRS 1 would be included as operating activities under SFAS 95.

Statements of Income

     The following is a summary of significant items which reconcile the statements of income from that reported under UK GAAP to that which would be reported had US GAAP been applied.


                                                 Year Ended      9 Months Ended
                                                31, December      31, December
                                                    1994               1993
                                                  (pound)000       (pound)000
                                                  ----------       ----------
Net loss as shown in the financial statements  (pound)(508)        (pound)(31)
  US GAAP adjustments:
    Amortization of goodwill                          (260)              (136)
    Deferred Income Tax                                 --                 --
                                                    ------               ----
Net loss under US GAAP                         (pound)(768)       (pound)(167)
                                                    ======               ====

Shareholders' Funds

     The following is a summary of the significant items which reconcile shareholders' funds from that reported under UK GAAP to that which would be reported had US GAAP been applied.

                                                      As of December 31,
                                                          (pound)000
                                                    -----------------------
                                                    1994               1993
                                                    ----               ----
Shareholders' funds shown in the financial
  statements                                (pound)5,889        (pound)6,422
  US GAAP adjustments:
    Goodwill                                       5,030               5,290
    Deferred Income Tax                               --                  --
                                                  ------              ------
Shareholder's funds under US GAAP          (pound)10,919       (pound)11,712
                                                  ======              ======

===============================================================================


         All tendered Initial Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                                    By Mail:

                       IBJ Schroder Bank & Trust Company
                                  P.O. Box 84
                             Bowling Green Station
                         New York, New York 10274-0084
                Attention: Reorganization Operations Department

                                    By Hand:

                       IBJ Schroder Bank & Trust Company
                                One State Street
                         New York, New York 10274-0084
         Attention: Securities Processing Window, Subcellar One, (SC-1)

                             By Overnight Courier:

                       IBJ Schroder Bank & Trust Company
                                One State Street
                         New York, New York 10274-0084
         Attention: Securities Processing Window, Subcellar One, (SC-1)

                                 By Facsimile:

                                 (212) 858-2611
                    To confirm facsimile transmission call:
                                 (212) 858-2103

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail).

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and the accompanying Letter of Transmittal, and, if given or made, such information or representation must not be relied upon as having been authorized. Neither this Prospectus nor the accompanying Letter of Transmittal nor both together constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the Prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus or the Letter of Transmittal or both together nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of anytime subsequent to its date.

         Until January 31, 1996 all dealers effecting transactions in the Exchange Notes, whether or not participating in this offering, may be required to deliver a Prospectus.

                              -------------------
                               TABLE OF CONTENTS
                              -------------------


Available Information ......................................................   4
Incorporation of Certain Information by Reference ..........................   5
The Company ................................................................   6
Summary ....................................................................   8
Risk Factors ...............................................................  14
Selected Historical and Pro Forma Consolidated Financial Data ..............  25
The Exchange Offer .........................................................  27
Description of Exchange Notes ..............................................  35
Certain Federal Income Tax Considerations ..................................  66
Plan of Distribution .......................................................  69
Legal Matters ..............................................................  69
Experts ....................................................................  69
Financial Statements ....................................................... F-1



================================================================================

===============================================================================

                               Offer to Exchange
                                all outstanding
                          15% Series A Senior Secured
                                 Discount Notes
                                    due 2005
                            ($227,700,000 aggregate
                         principal amount at maturity)
                                      for
                          15% Series B Senior Secured
                                    Discount
                                 Notes due 2005
                            ($227,700,000 aggregate
                         principal amount at maturity)
                                       of

                                     GEOTEK
                              COMMUNICATIONS, INC.



                              --------------------
                                   PROSPECTUS
                              --------------------





                             Dated: November 2, 1995


===============================================================================

                         GRAPHIC MATERIAL APPENDIX


The following narrative of the ownership structure of the Company and its subsidiaries sets forth the information contained in the organizational chart of the Company which has been omitted from this EDGAR filing.

The Company owns 100% of PowerSpectrum, Inc, Geotek Communications GmbH, Geotek Asia, Inc., U.S.I. Venture Corp., Geotek Subsidiary Industries, Inc., Geotek Acquisition Corp., Metro Net Systems, Inc., National Band Three Limited and Cumulous Holding Corp., Inc.

The Company indirectly owns 100% of: (i) ANSA Communications, Inc., PowerSpectrum, Inc., CLW Communications, Inc., Mobile Me ssage Service of Texas, Inc., Oak Hill Communications, Inc., PowerSpectrum Microwave, Inc., PowerSpectrum of Atlanta, Inc., PowerSpectrum of Boston, Inc., PowerSpectrum of Buffalo, Inc., PowerSpectrum of Charlotte, Inc., PowerSpectrum of Chicago, Inc., PowerSpectrum of Cincinnati, Inc., PowerSpectrum of D.C., Inc., PowerSpectrum of Dallas, Inc., PowerSpectrum of Denver, Inc., PowerSpectrum of Greensboro, Inc., PowerSpectrum of Hartford, Inc., PowerSpectrum of Indianapolis, Inc., PowerSpectrum of Jacksonville, Inc., PowerSpectrum of Kansas City, Inc., PowerSpectrum of Memphis, Inc., PowerSpectrum of Miami, Inc., PowerSpectrum of Minneapolis, Inc., PowerSpectrum of Nashville, Inc., PowerSpectrum of New Orleans, Inc., PowerSpectrum of New York City, Inc., PowerSpectrum of Orlando, Inc., PowerSpectrum of Philadelphia, Inc., PowerSpectrum of Phoenix, Inc., PowerSpectrum of Rochester, Inc., PowerSpectrum of San Francisco, Inc., PowerSpectrum of Salt Lake City, Inc., PowerSpectrum of Seattle, Inc. and PowerSpectrum of Tampa, Inc. through PowerSpectrum, Inc.; (ii) DBF Bundelfunk Gmbhand Geotek Beteiligungs GmbH i.G. through Geotek Communications GmbH; and
(iii) DBF Bundlfunk GmbH & Co. K.G. (partnership) through Geotek Beteiligungs Gmbh i.G.

The Company directly owns: (i) 50% of MIS Holdings Ltd.; (ii) 50% of Mobile information Systems Ltd.; (iii) 76% of GMSI, Inc.; and (iv) 60% of Geotest, Inc.

In addition: (i) PowerSpectrum, Inc. owns 56% of PowerSpectrum Technology Limited; (ii) Geotek Communications GmbH owns 49.8% of Preussag Bundelfunk GmbH;
(iii) U.S.I. Venture Corp., Geotek Subsidiary Industries, Inc. and Geotek Acquisition Corp. own 64% of Bogen Communications International, Inc. (formerly European Gateway Acquisition Corporation) ("EGAC"); (iv) EGAC owns 67% of Speech Design, which owns 66% of Satelco AG, and 99% of Bogen Corporation, which owns 100% of Bogen Communications, Inc.; and (v) Cumulous Holding Corp., Inc. owns 25% of Cumulous Communications Corporation (partnership).